EXHIBIT 4(kk)


                               Dated 5 March 2004





                                  PCCW LIMITED

                                      and

                         DONG FANG GAS HOLDINGS LIMITED




                          SALE AND PURCHASE AGREEMENT

   relating to the sale and purchase of the whole of the issued share capital of
                            Ipswich Holdings Limited
                                and other assets




Linklaters

10th Floor, Alexandra House
Chater Road
Hong Kong

Telephone (852) 2842 4888
Facsimile (852) 2810 8133/2810 1695


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                          Sale and Purchase Agreement

This Agreement is made on 5 March 2004

Between:

(1) PCCW LIMITED, a company incorporated in Hong Kong whose registered office is at 39/F, PCCW Tower, TaiKoo Place, 979 King's Road, Quarry Bay, Hong Kong (the "Seller"); and

(2) DONG FANG GAS HOLDINGS LIMITED, a company incorporated in Bermuda with limited liability whose registered office is at Clarendon House, 2 Church Street, Hamilton HM11 Bermuda and whose principal place of business in Hong Kong is at 9th Floor, Paul Y Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong (the "Purchaser").

Whereas:

(A) The Seller has agreed to sell (or procure the sale of) the Sale Shares and the Sale Assets and to assume the obligations imposed on the Seller under this Agreement.

(B) The Purchaser has agreed to purchase the Sale Shares and the Sale Assets from the Seller and to assume the obligations imposed on the Purchaser under this Agreement.

It is agreed as follows:

1        Interpretation

         In this Agreement and the Recitals, unless the context otherwise requires, the provisions in this Clause 1 apply:

1.1      Definitions

         "Accounts" means the unaudited combined accounts of the Group for the twelve month period ended on the Accounts Date;

         "Accounts Date" means 31 December 2002;

         "Agreed Terms" means, in relation to a document, such document in the terms agreed between the Seller and the Purchaser and signed for identification by the Purchaser's Lawyers and the Seller's Lawyers (with such alterations as may be agreed in writing between the Seller and the Purchaser from time to time);

         "Business Day" means a day which is not a Saturday, Sunday or a public holiday in Hong Kong;

         "Capital Reorganisation" means the reduction of the nominal value of each Existing Issuer's Share in issue, the 10:1 share consolidation, the cancellation of each unissued Existing Issuer's Share and the cancellation of the share premium account of the Purchaser, as contemplated in the Condition Precedent set out in Clause 4.1.1;

         "Certificates" means the relevant certificates to be issued in respect of the Tranche A Note and the Tranche B Note substantially in the form set out in Schedule 8;

         "Charts" means the corporate charts of the Group which are attached to the Seller's Disclosure Letter;

         "Companies Ordinance" means the Companies Ordinance (Cap. 32 of the Laws of Hong Kong);


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         "Company" means Ipswich Holdings Limited, details of which are set out in paragraph 1 of Schedule 1;

         "Completion" means the completion of the sale of the Sale Shares and the Sale Assets pursuant to Clause 6 of this Agreement;

         "Completion Date" means the date on which Completion takes place;

         "Confidentiality Agreement" means the confidentiality agreement dated 21 February 2004 between the Seller and the Buyer pursuant to which the parties made available to each other certain confidential information relating to the Group and the Purchaser's Group;

         "Consent" includes any licence, consent, approval, authorisation, permission, waiver, order or exemption;

         "Conditions" means the terms and conditions to be attached to the Certificate substantially in the form set out in Schedule 8 (with such amendments thereto as the Purchaser and the Seller may agree), and "Condition" refers to the relative numbered paragraph of the Conditions;

         "Conditions Precedent" means the conditions precedent to this Agreement set out in Clause 4.1;

         "Consideration" means the consideration for the transfer of the Sale Shares and the Sale Assets pursuant to Clause 3.1 in the aggregate amount of HK$6,557 million, which shall be satisfied in accordance with Clause 3;

         "Consideration Shares" means the 1,648,333,333 New Shares to be allotted and issued to the Seller to satisfy part of the Consideration payable by the Purchaser to the Seller pursuant to Clause 3;

         "Conversion Date" means any date on which the Conversion Rights (or any of them) are exercised in accordance with the Conditions;

         "Conversion Price" means HK$2.25 per New Share and HK$3.60 per New Share in respect of the Tranche A Note and the Tranche B Note respectively (subject to adjustments pursuant to the Conditions);

         "Conversion Rights" means the rights attached to the Convertible Notes to convert the principal amount (or any part thereof) thereof into New Shares;

         "Conversion Shares" means the New Shares to be issued by the Purchaser upon exercise by the Noteholder of the Conversion Rights, and a "Conversion Share" shall be construed accordingly;

         "Convertible Notes" means the Tranche A Note and the Tranche B Note;

         "Developer" means Cyber-Port Limited, which will be a wholly-owned subsidiary in the Group after the Restructuring and immediately before Completion;

         "Development Right" means the future rights (if any) of the Exchange Company (or, if applicable, another member of the Seller's Group) to redevelop the Telecom Exchanges;

         "Encumbrance" means any claim, charge, mortgage, lien, option, equity, power of sale, hypothecation, retention of title, right of pre-emption, right of first refusal or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing;


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         "Equity Share Capital" means (for the purposes of the Conditions) the issued share capital of the Purchaser excluding any part thereof which does not either as respects dividends or as respects capital carry any right to participate beyond a specified amount or beyond an amount calculated by reference to a specified rate in a distribution;

         "Exchange Company" means PCCW-HKT Telephone Limited, being a wholly-owned subsidiary of the Seller;

         "Exchange Developer" means Smart Phoenix Limited, which will be a wholly-owned subsidiary in the Group after the Restructuring and immediately before Completion;

         "Executive" means the Executive Director of the Corporate Finance Division of the Securities and Futures Commission or any delegate for the time being of the Executive Director;

         "Existing Issuer's Shares" means the ordinary shares of HK$0.40 each in the share capital of the Purchaser;

         "Group" means the Group Companies, taken as a whole, after the Restructuring;

         "Group Companies" means the Company and the Subsidiaries, and "Group Company" means any one of them;

         "HK$" or "Hong Kong Dollars" means Hong Kong dollars, the lawful currency of Hong Kong;

         "Hong Kong" means the Hong Kong Special Administrative Region of the
         PRC;

         "Intellectual Property" means trade marks, service marks, trade names, domain names, logos, get-up, patents, inventions, registered and unregistered design rights, copyrights, semi-conductor topography rights, database rights and all other similar rights in any part of the world (including Know-how) including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations;

         "Issuer's Shares" means the ordinary shares of HK$0.10 each in the share capital of the Purchaser;

         "JV" means a joint venture between the Exchange Developer and the Exchange Company (or, if applicable, another member of the Seller's Group) to redevelop each relevant Telecom Exchange if and when that company obtains that Development Right in the future;

         "Know-how" means confidential and proprietary industrial and commercial information and techniques in any form including (without limitation) drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, market forecasts, lists and particulars of customers and suppliers;

         "Listing Rules" means the Rules Governing the Listing of Securities on the Stock Exchange;

         "Loan Assignment" means the loan assignment in respect of the Loans set out in Annexure A;

         "Loans" means some of the shareholder loans owing or to be owed by the relevant Group Companies to the Seller, details of which are set out in the Loan Assignment;

         "Losses" means all losses, liabilities, costs (including without limitation legal costs and experts' and consultants' fees), charges, expenses, actions, proceedings, claims and demands;


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         "Management Accounts" means the unaudited combined accounts of the
         Group drawn up to 31 December 2003 (the "Management Accounts Date");

         "material subsidiary" means (for the purposes of the Conditions) any subsidiary of the Issuer whose gross revenue exceeds 10% of the Purchaser's consolidated gross revenue or whose gross assets exceed 10% of the Purchaser's consolidated gross assets, as shown in the Purchaser's latest consolidated audited accounts at the time of such determination;

         "New Shares" means new Reorganised Issuer's Shares;

         "Noteholder" means a registered holder of any Convertible Note;

         "PRC" means the People's Republic of China;

         "Properties" means the properties set out in Parts 1 and 2 of Schedule 3, and "Property" means any one of them;

         "Project Agreement" means the project agreement relating to the Cyberport project dated 17 May 2000 between the Seller, the Developer, Hong Kong Cyberport Development Holdings Limited, Hong Kong Cyberport Management Company Limited and Hong Kong Cyberport (Ancillary Development) Limited;

         "Purchaser" means the Purchaser, further details of which are set out in paragraph 1 of Schedule 2;

         "Purchaser's Accounts" means the audited consolidated accounts of the Purchaser's Group for the twelve month period ended on the Purchaser's Accounts Date;

         "Purchaser's Accounts Date" means 31 March 2003;

         "Purchaser's Chart" means the corporate chart of the Purchaser's Group which is attached to the Purchaser's Disclosure Letter;

         "Purchaser's Disclosure Letter" means the letter dated on the same date as this Agreement from the Purchaser to the Seller disclosing:

         (i) information constituting exceptions to the Purchaser's Warranties; and

         (ii) details of other matters referred to in this Agreement;

         "Purchaser's Group" means the Purchaser's Group Companies, taken as a whole;

         "Purchaser's Group Companies" means the Purchaser and the Purchaser's Subsidiaries, and "Purchaser's Group Company" means any one of them;

         "Purchaser's Lawyers" means Richards Butler of 20/F, Alexandra House, 16-20 Chater Road, Central, Hong Kong;

         "Purchaser's Management Accounts" means the unaudited interim accounts relating to the Purchaser's Group drawn up to 30 September 2003 (the "Purchaser's Management Accounts Date");

         "Purchaser's Properties" means the properties set out in Parts 1 and 2 of Schedule 4, and "Purchaser's Property" means any one of them;

         "Purchaser's Subsidiaries" means the subsidiaries listed in paragraph 2 of Schedule 2, and "Purchaser's Subsidiary" means any one of them;


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         "Purchaser's Warranties" means the warranties and representations given by the Purchaser pursuant to Clause 8.4 and Schedule 7, and "Purchaser's Warranty" means any one of them;

         "Queen's Road Exchange" means the building(s) and erection(s) at Ko Shing Street and Wo Fung Street erected on Subsection 3 of Section F of Marine Lot No.58, Subsection 5 of Section F of Marine Lot No.58, The Remaining Portion of Section F of Marine Lot No.58, Subsection 2 of Section F of Marine Lot No.58 and Subsection 1 of Section C of Marine Lot No.58;

         "Reduced Issuer's Shares" means shares of HK$0.01 each in the share capital of the Purchaser immediately after the cancellation of HK$0.39 of capital paid up on each issued Existing Issuer's Share;

         "Reorganised Issuer's Shares" means the Issuer's Shares of HK$0.10 each after completion of the Capital Reorganisation;

         "Restructuring" means the restructuring of the Group before Completion as described in the Seller's Disclosure Letter;

         "S&P Agreement" means the sale and purchase agreement in respect of the Queen's Road Exchange set out in Annexure B;

         "Sale Assets" means the Loans and the Queen's Road Exchange;

         "Sale Shares" means the two ordinary shares of US$1.00 each in the issued capital of the Company, being the whole of the issued share capital of the Company;

         "Seller's Disclosure Letter" means the letter dated on the same date as this Agreement from the Seller to the Purchaser disclosing:

         (i) information constituting exceptions to the Seller's Warranties;
             and

         (ii) details of other matters referred to in this Agreement;

         "Seller's Group" means the Seller and its subsidiaries;

         "Seller's Lawyers" means Linklaters of 10th Floor, Alexandra House, Chater Road, Hong Kong;

         "Seller's Warranties" means the warranties and representations given by the Seller pursuant to Clause 8.1 and Schedule 6, and "the Seller's Warranty" means any one of them;

         "Senior Employee" means any employee employed or engaged in relation to the Group on an annual salary (on the basis of full-time employment) in excess of HK$3,000,000;

         "Senior Purchaser Employee" means any employee employed or engaged in relation to the Purchaser's Group on an annual salary (on the basis of full-time employment) in excess of HK$1,000,000;

         "Stock Exchange" means The Stock Exchange of Hong Kong Limited;

         "Subsidiaries" means the subsidiaries listed in paragraph 2 of
         Schedule 1, and "Subsidiary" means any one of them;

         "Takeovers Code" means the Hong Kong Code on Takeovers and Mergers;

         "Taxation" or "Tax" means all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference and statutory, governmental, state, provincial, local governmental or municipal


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         impositions, duties, contributions, rates and levies (including without limitation social security contributions and any other payroll taxes), whenever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any person and all penalties, charges, costs and interest relating thereto;

         "Tax Authority" means any taxing or other authority (in Hong Kong, the PRC and the British Virgin Islands) competent to impose any liability in respect of Taxation or responsible for the administration and/or collection of Taxation or enforcement of any law in relation to Taxation;

         "Telecom Exchanges" means the premises which are mostly held at present under private treaty grants from the Hong Kong Government and used by the Exchange Company primarily for the purpose of allowing telephone lines to be connected to one another for the provision of telecommunications services to the public (excluding the Queen's Road Exchange);

         "Tranche A Note" means the Tranche A convertible note in the principal sum of HK$1,170 million to be issued by the Purchaser to the Seller in accordance with the terms and conditions of this Agreement;

         "Tranche B Note" means the Tranche B convertible note in the principal sum of HK$2,420 million to be issued by the Purchaser to the Seller in accordance with the terms and conditions of this Agreement;

         "US" means the United States of America;

         "US$" means United States dollars, the lawful currency of the US.

1.2      Modification etc. of Ordinances

         References to an ordinance or statutory provision include:

         1.2.1 that ordinance or provision as from time to time modified, re-enacted or consolidated whether before or after the date of this Agreement;

         1.2.2 any past ordinance or statutory provision (as from time to time modified, re-enacted or consolidated) which that ordinance or provision has directly or indirectly replaced; and

         1.2.3 any subordinate legislation made from time to time under that ordinance or statutory provision, which is in force at the date of this Agreement,

         except to the extent that any statute, statutory provision or subordinate legislation made or enacted after the date of this Agreement would create or increase a liability of the Seller under this Agreement.

1.3      Singular, plural, gender

         References to one gender include all genders and references to the singular include the plural and vice versa.

1.4      References to persons and companies

         References to:

         1.4.1 a person include any company, partnership or unincorporated association (whether or not having separate legal personality); and

         1.4.2 a company shall include any company, corporation or any body corporate, wherever incorporated.


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1.5      References to subsidiaries and holding companies

         The words "holding company" and "subsidiary" shall have the same meaning in this Agreement as their respective definitions in the Companies Ordinance.

1.6      Accounts

         Any reference to "accounts" shall include the directors' and auditors' reports, relevant balance sheets and profit and loss accounts and related notes together with all documents which are or would be required by law to be annexed to the accounts of the company concerned to be laid before that company in general meeting in respect of the accounting reference period in question.

1.7      Schedules etc.

         References to this Agreement shall include any Schedules to it and references to Clauses and Schedules are to Clauses of, and Schedules to, this Agreement. References to paragraphs and Parts are to paragraphs and Parts of the Schedules.

1.8      Headings

         Headings shall be ignored in interpreting this Agreement.

1.9      Legal Terms

         References to any Hong Kong legal term shall, in respect of any jurisdiction other than Hong Kong, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.

2        Agreement to Sell and Purchase

         2.1.1 On and subject to the terms of this Agreement, the Seller agrees to sell (or procure the sale), and the Purchaser agrees to purchase, the Sale Shares and the Sale Assets.

         2.1.2 The Sale Shares and the Sale Assets shall be sold (or procure to be sold) by the Seller free from Encumbrances and together with all rights and advantages attaching to them as at Completion (including, without limitation, the right to receive all dividends or distributions declared, made or paid on or after Completion).

         2.1.3 The Seller shall procure that on or prior to Completion any and all rights of pre-emption over the Sale Shares are waived irrevocably by the persons entitled thereto.

3        Consideration

3.1 Subject to fulfilment of the Conditions Precedent, the Consideration shall be satisfied at Completion:

         3.1.1 as to HK$2,967 million, by way of the issue and allotment of the Consideration Shares at an issue price of HK$1.80 per share by the Purchaser to the Seller;

         3.1.2 as to HK$3,590 million, by way of the issue of the Convertible Notes by the Purchaser to the Seller in their full face value, upon and subject to the Conditions and the Certificate.


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3.2      The Consideration Shares shall be allotted and issued in accordance with Clause 3.1 credited as fully paid at the issue price and shall rank pari passu among themselves and with all Issuer's Shares in issue on or after the date of Completion.

3.3 The Convertible Notes shall be issued in accordance with Clause 3.1 credited as fully paid at its full face value.

3.4 The parties agree that the Consideration is to be allocated as follows:

         3.4.1 as to the Loans in respect of Gain Score Limited, US$150 million by way of the Tranche A Note;

         3.4.2 as to the Loans in respect of Partner Link Investments Limited, HK$2,359 million by way of part of the Tranche B Note;

         3.4.3 as to the Queen's Road Exchange, HK$61 million by way of the Tranche B Note and HK$97 million by way of Consideration Shares; and

         3.4.4 as to the Sale Shares, by way of the remaining part of the Consideration Shares.

4        Conditions

4.1      Conditions Precedent

         The agreement to sell and purchase the Sale Shares and the Sale Assets contained in Clause 2 is conditional upon satisfaction of the following Conditions Precedent, or their satisfaction subject only to
         Completion:

         4.1.1 the passing of a resolution by the shareholders of the Purchaser at a general meeting of the Purchaser approving:

                  (i) the reduction of the nominal value of every Existing Issuer's Share of HK$0.40 by the cancellation of HK$0.39 of the capital paid up on each issued Existing Issuer's Share so as to form a Reduced Issuer's Share of HK$0.01;

                  (ii) the consolidation of every 10 issued Reduced Issuer's Share into one Reorganised Issuer's Share of HK$0.10 each;

                  (iii) the cancellation of an amount of approximately HK$47.14 million standing to the credit of the share premium account of the Purchaser as at the date of this Agreement;

                  (iv) the transfer of the aggregate amount of credit balance of the share premium account of the Purchaser as at the date of this Agreement and the credit arising from the Capital Reorganisation to the contributed surplus account of the Purchaser; and

                  (v) upon the reduction and the consolidation referred to sub-paragraphs (i) and (ii) above taking effect, the cancellation of each unissued Existing Issuer's Share comprised in the Purchaser's authorised share capital and, thereafter, the increase in the authorised share capital of the Purchaser from HK$11,612,654 to HK$1,000,000,000 by the creation of an additional 9,883,873,460 Reorganised Issuer's Shares;

         4.1.2    approval by the independent shareholders of the Purchaser of:
                  (i) the acquisition by the Purchaser of the Sale Shares and the Sale Assets; (ii) issue and allotment of the


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                  Consideration Shares to the Seller; (iii) issue of the
                  Convertible Notes to the Seller; (iv) issue and allotment of the New Shares to be issued from time to time upon any exercise of the Conversion Rights; and (v) all other transactions contemplated under this Agreement, at a general meeting of the Purchaser;

         4.1.3 approval by the shareholders of the Seller of the disposal by the Seller of: (i) the Sale Shares and the Sales Assets; and
                  (ii) all other transactions contemplated under this Agreement, at a general meeting of the Seller;

         4.1.4    (i)    the passing of an ordinary resolution by an
                         independent vote (within the meaning of Note 1 of the Notes on dispensations from Rule 26 of the Takeovers
                         Code or as may be required by the Executive) of the shareholders of the Purchaser approving a waiver of the obligation of the Seller and parties acting in concert with it to make a mandatory offer for all the Issuer's Shares under Rule 26 of the Takeovers Code as a result of the issue of the Consideration Shares to the Seller (or as it may direct); and

                  (ii) such a waiver having been obtained from the Executive and not having been revoked or amended and, where such waiver is granted subject to conditions, such conditions being reasonably acceptable to the Seller and, to the extent any such conditions are required to be fulfilled before the waiver becomes effective, they are so fulfilled;

         4.1.5    (i)    the passing of an ordinary resolution by an
                         independent vote (within the meaning of Note 1 of the Notes on dispensations from Rule 26 of the Takeovers
                         Code or as may be required by the Executive) of the shareholders of the Purchaser approving a waiver of the obligation of the Seller and parties acting in concert with it to make a mandatory offer for all the Issuer's Shares under Rule 26 of the Takeovers Code as a result of the issue of New Shares to the Seller (or as it may direct) pursuant to a partial or full exercise of the Conversion Rights; and

                 (ii) such a waiver having been obtained from the Executive and not having been revoked or amended and, where such waiver is granted subject to conditions, such conditions being reasonably acceptable to the Seller and, to the extent any such conditions are required to be fulfilled before the waiver becomes effective, they are so fulfilled;

         4.1.6 the Listing Committee of the Stock Exchange granting the listing of and permission to deal in the Consideration Shares and the Conversion Shares (in each case, subject only to conditions to which the Seller and the Purchaser have no reasonable objection);

         4.1.7    (i)    the compliance of announcement and shareholders'
                         approval requirements under the Listing Rules or otherwise of the Stock Exchange in relation to present and future transactions contemplated as at the date of this Agreement which will constitute continuing connected transactions of the Purchaser following
                         Completion, including, if required, the approval by independent shareholders of the Purchaser in respect of those connected transactions and in respect of any waivers relating thereto (if required under the Listing Rules) as referred to in Clause 4.1.7(ii) below; and


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                  (ii)   the granting by the Stock Exchange of such waivers (if
                         required under the Listing Rules) relating to those connected transactions on such terms as may be reasonably acceptable to both the Seller and the Purchaser;

         4.1.8 the compliance of any other requirements under the Listing Rules or otherwise of the Stock Exchange which requires compliance at any time prior to Completion in relation to the sale and purchase of the Sale Shares and the Sales Assets, the issue of the Consideration Shares, the issue of the Convertible Notes, the issue of the Conversion Shares upon any exercise of the Conversion Rights, and the other transactions contemplated under this Agreement, to the reasonable satisfaction of the Seller and the Purchaser;

         4.1.9 (where required) the Bermuda Monetary Authority granting its permission to the issue of the Convertible Notes, and the issue and allotment of the Consideration Shares, and the issue and allotment of the Conversion Shares;

         4.1.10 the obtaining of all Consents from the Government of Hong Kong and any other relevant persons which are necessary or desirable in connection with the transfer of the Sale Shares (and, where such Consents are given subject to conditions, such conditions are on terms as may be reasonably acceptable to the Seller);

         4.1.11 the obtaining of all Consents from government or regulatory authorities or other third parties which are necessary or desirable in connection with the execution and performance of this Agreement and any of the transactions contemplated under this Agreement;

         4.1.12 the Seller having obtained a legal opinion of a firm of Bermuda lawyers acceptable to the Seller covering such issues and matters of laws and requirements in Bermuda in respect of the Purchaser, this Agreement, the issue of the Consideration Shares, the issue of the Convertible Notes and the issue of the Conversion Shares, in such form and substance reasonably satisfactory to the Seller;

         4.1.13 all the Consents referred to above remaining in full force and effect at Completion;

         4.1.14 completion of legal and financial due diligence on the Purchaser's Group to the reasonable satisfaction of the Seller;

         4.1.15 completion of legal and financial due diligence on the Group to the reasonable satisfaction of the Purchaser;

         4.1.16 all the Seller's Warranties being true and correct in all material respects as at the Completion Date by reference to the facts and circumstances subsisting as at that date; and

         4.1.17 all the Purchaser's Warranties being true and correct in all material respects as at the Completion Date by reference to the facts and circumstances subsisting as at that date.

4.2      Fulfilment

         4.2.1 The Seller shall use all reasonable endeavours to procure the fulfilment of the Conditions Precedent set out in Clauses 4.1.3, 4.1.10 to 4.1.14 and 4.1.16 (in the case of Clauses
                  4.1.11 and 4.1.13, as far as Consents relating to the Seller are concerned);

         4.2.2 the Purchaser shall use all reasonable endeavours to procure the fulfilment of the Conditions Precedent set out in Clauses 4.1.1, 4.1.2, 4.1.4 to 4.1.9, 4.1.11, 4.1.13,


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


                  4.1.15 and 4.1.17 (in the case of Clauses 4.1.11 and 4.1.13, as far as Consents relating to the Purchaser are concerned),

         as soon as reasonably practicable and in any event before 30 June 2004 (or such later date as the Seller and the Purchaser may agree in writing).

4.3 Subject to compliance with relevant laws, rules and regulations, approval from shareholders or independent shareholders of the Purchaser in respect of the matters required to be so approved as referred to in Clauses 4.1.1, 4.1.2, 4.1.4, 4.1.5 and 4.1.7 shall be sought in such number and combination of resolutions as the Seller and the Purchaser may require, so that some or all of those matters shall be contained in the same resolution in the notice of the relevant general meeting or meetings of the Purchaser.

4.4 The Purchaser may at any time waive in writing the Conditions Precedent set out in Clauses 4.1.15 and/or 4.1.16 and such waiver may be made subject to such terms and conditions as are determined by the Purchaser.

4.5 The Seller may at any time waive in writing any of the Conditions Precedent set out in Clauses 4.1.4, 4.1.5, 4.1.12, 4.1.14 and/or
         4.1.17 and such waiver may be made subject to such terms and conditions as are determined by the Seller. The Seller shall not waive the Condition Precedent set out in Clause 4.1.4 unless it shall have demonstrated to the satisfaction of the Executive that it has sufficient financial resources to fulfil its obligations under Rule 26 of the Takeovers Code (unless the Executive has in writing waived such a requirement). The Seller hereby undertakes that it shall make an offer for all the securities of the Purchaser (as required by the Takeovers Code) and shall comply with its obligations thereunder in respect of such an offer, if it waives the Condition Precedent set out in Clause 4.1.4.

4.6 The Seller and the Purchaser may at any time jointly waive in writing the Condition Precedent set out in Clauses 4.1.1 (except the part for the increase of authorised capital), 4.1.11 and/or 4.1.13 if it is agreed that the Consents which have not been obtained are not material to the business of the Purchaser's Group and the Group taken as a whole, and such waiver may be made subject to such terms and conditions determined by the Seller and the Purchaser jointly.

4.7 The Seller and the Purchaser shall each provide such reasonable assistance as requested to procure the fulfilment of those Conditions Precedent set out in Clauses 4.1.1 to 4.1.15 which the other is to procure to fulfil.

4.8 If any of the Conditions Precedent set out in Clause 4.1 has not been fulfilled (or waived by the relevant party) by 30 June 2004 (or such other date as the parties may agree in writing), except the Conditions Precedent set out in Clauses 4.1.16 and 4.1.17 which shall be fulfilled simultaneously upon Completion, this Agreement shall lapse and be terminated and thereafter all rights, obligations and liabilities of all parties hereunder shall cease and determine and no party shall have any claim against the others under this Agreement except for antecedent breach.

4.9 The Purchaser shall, as soon as practicable after the fulfillment of any of the Conditions Precedent set out in Clause 4.2.2 (as far as Consents relating to the Purchaser are concerned), provide to the Seller certified copies of the documents (or such other evidence as is satisfactory to the Seller) which evidence such fulfillment.

4.10 The Seller shall, as soon as practicable after the fulfillment of any of the Conditions Precedent set out in Clause 4.2.1 (as far as Consents relating to the Seller are concerned) provide to the Purchaser certified copies of the documents (or such other evidence as is reasonably satisfactory to the Purchaser) which evidence such fulfillment.

5        Pre-Completion

5.1      The Seller's Obligations in Relation to the Conduct of Business

         The Seller undertakes to use reasonable endeavours to procure that, between the date of this Agreement and Completion (unless the prior consent of the Purchaser has been obtained), each Group Company:

         5.1.1 shall carry on its business as a going concern in the ordinary course as carried on prior to the date of this Agreement, save in so far as agreed in writing by the Purchaser (such consent not to be unreasonably withheld or delayed);

         5.1.2 shall (or shall procure that the relevant members of the Seller's Group shall) maintain in force all existing insurance policies in all material respects on the same terms and similar level of cover prevailing at the date of this Agreement for the benefit of the Group Companies;

         5.1.3 without prejudice to the generality of Clause 5.1.1, shall not except as may be required to give effect to and to comply with this Agreement without the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed):

                  (i) enter into any agreement or incur any commitment involving any capital expenditure in excess of HK$30,000,000 per item and HK$200,000,000 in aggregate;

                  (ii) acquire or dispose of, or agree to acquire or dispose of, any material asset or material stock, or enter into or amend any agreement or incur any commitment to do so, in each case involving consideration, expenditure or liabilities in excess of HK$10,000,000, other than in the ordinary course of business;

                  (iii) incur any additional borrowings or incur any other indebtedness in each case in excess of HK$10,000,000 and otherwise than in the ordinary course of business (except inter-group borrowings or indebtedness within the Group);

                  (iv) create, allot or issue any share capital or loan capital of any Group Company or any option to subscribe for the same;

                  (v) repay, redeem or repurchase any share capital or loan capital of any Group Company;

                  (vi) declare, make or pay any dividend or other distribution to shareholders (other than to a Group Company);

                  (vii)  save as required by law:

                         (a) make any material amendment to the terms and conditions of employment (including, without limitation, remuneration, pension entitlements and other benefits) of any Senior Employee (other than minor increases in the ordinary course of business which the Seller shall notify to the Purchaser as soon as reasonably possible);

                         (b)  dismiss any Senior Employee; or

                         (c)  engage or appoint any additional Senior Employee;

                  (viii) make any change to its accounting practices or
                         policies or amend its memorandum or articles of association or bye-laws.

5.2      The Seller's other Rights and Obligations Prior to Completion

         5.2.1 Without prejudice to the generality of Clause 5.1, prior to Completion, the Seller shall procure that the Group Companies shall collaborate with the Purchaser in relation to all material matters concerning the running of the Group.

         5.2.2    Notwithstanding any other provisions in this Agreement:

                  (i) the Purchaser agrees that the Seller shall implement the Restructuring without any restrictions under this Agreement; and

                  (ii) the Seller shall complete the Restructuring at its own costs and at least five Business Days before Completion.

         5.2.3 The Seller shall deliver at it own costs to the Purchaser as soon as practicable (but in any event not later than five Business Days prior to the date of despatch of the Purchaser's circular to its shareholders in connection with this Agreement) certificates of title in respect of the Hong Kong Properties referred to in Part 1 of Schedule 3 (issued to the Seller or the relevant property holding company) by a firm of Hong Kong lawyers acceptable to the Purchaser, acting reasonably, and a legal opinion as to the matters which are required to be covered under Practice Note 12 of the Listing Rules in respect of the PRC Properties referred to in Part 1 of Schedule 3 (issued to the Seller or the relevant property holding company) by a firm of PRC lawyers acceptable to the Purchaser, acting reasonably.

5.3      The Purchaser's Obligations in relation to the Conduct of Business

         The Purchaser undertakes to use reasonable endeavours to procure that, between the date of this Agreement and Completion (unless the prior consent of the Seller has been obtained), each Purchaser's Group Company:

         5.3.1 shall carry on its business as a going concern in the ordinary course as carried on prior to the date of this Agreement, save in so far as agreed in writing by the Seller (such consent not to be unreasonably withheld or delayed);

         5.3.2 shall (or shall procure that the relevant members of the Purchaser's Group shall) maintain in force all existing insurance policies in all material respects on the same terms and similar level of cover prevailing at the date of this Agreement for the benefit of the Purchaser's Group Companies;

         5.3.3 without prejudice to the generality of Clause 5.3.1, shall not except as may be required to give effect to and to comply with this Agreement without the prior written consent of the Seller (such consent not to be unreasonably withheld or delayed):

                  (i) enter into any agreement or incur any commitment involving any capital expenditure in excess of HK$3,000,000 per item and HK$10,000,000 in aggregate;

                  (ii) acquire or dispose of, or agree to acquire or dispose of, any material asset or material stock, or enter into or amend any agreement or incur any commitment to do so, in each case involving consideration, expenditure or liabilities in excess of HK$3,000,000, other than in the ordinary course of business;

                  (iii) incur any additional borrowings or incur any other indebtedness in each case in excess of HK$3,000,000 and otherwise than in the ordinary course of business (except inter-group borrowings or indebtedness within the Purchaser's Group);

                  (iv) create, allot or issue any share capital or loan capital of any Purchaser's Group Company or any option to subscribe for the same;

                  (v) repay, redeem or repurchase any share capital or loan capital of any Purchaser's Group Company;

                  (vi) declare, make or pay any dividend or other distribution to shareholders (other than to a Purchaser's Group Company);
                  (vii)   save as required by law:

                         (a) make any material amendment to the terms and conditions of employment (including, without limitation, remuneration, pension entitlements and other benefits) of any Senior Purchaser Employee (other than minor increases in the ordinary course of business which the Purchaser shall notify to the Seller as soon as reasonably possible);

                         (b)  dismiss any Senior Purchaser Employee; or

                         (c) engage or appoint any additional Senior Purchaser Employee;

                  (viii) make any change to its accounting practices or
                         policies or amend its memorandum or articles of association or bye-laws.

5.4      The Purchaser's other Obligations Prior to Completion

         Without prejudice to the generality of Clause 5.3, prior to Completion, the Purchaser shall procure that the Purchaser's Group Companies shall collaborate with the Seller in relation to all material matters concerning the running of the Purchaser's Group.

6        Completion

6.1      Date and Place

         Subject to Clause 4, Completion shall take place at 2:00 pm at the Seller's office on the fifth Business Day following fulfilment or waiver of the last of the Conditions Precedent (other than those set out in Clauses 4.1.8, 4.1.11, 4.1.16 and 4.1.17, provided that no notice has been received by either the Purchaser or the Seller that such Conditions Precedent will not be fulfilled at or before Completion) (or at such other location, time or date as may be agreed between the Purchaser and the Seller).

6.2      Completion Events

         On Completion, the Seller and the Purchaser shall comply with their respective obligations specified in Schedule 5.

6.3      Payment on Completion

         On Completion, the Purchaser shall pay the Consideration to the Seller.

7        Specific Undertakings

7.1      Payment of Proceeds

         7.1.1 In respect of the Developer, the Seller represents and warrants in favour of the Purchaser that:

                  (i) the Developer is indebted to the Seller, which indebtedness amounted to HK$4,503 million as at 31 January 2004 and is repayable on demand (but the Seller agrees that no demand can be made unless: (a) the Developer fails to comply with its obligations under Clause 7.1.2(i); (b) there is a material adverse change in the business or financial position or prospects of the Developer; or (c) the Developer is the subject of any of the events described in paragraph 15 of Schedule 6), without interest;

                  (ii) the indebtedness was used solely for the purpose of financing the development by the Developer of its business and its overhead expenses (incurred in the ordinary and usual course of it business);

                  (iii) the principal amount of the indebtedness set out in Clause 7.1.1(i) outstanding as at Completion will not exceed HK$4,860 million;

                  (iv) as at the date of this Agreement and as at Completion, the Developer does not and will not have any indebtedness which is required (whether as a matter of contract or otherwise) to be repaid in priority to the indebtedness to the Seller referred to in sub-paragraph (i) above; and

                  (v) the Developer's business since its incorporation has been and still is the execution of the Project Agreement (and related agreements) and the performance of its obligations thereunder.

         7.1.2 Subject to Completion, the Purchaser undertakes to procure that the Developer:

                  (i) (to the extent that it could lawfully do so) repays its indebtedness to the Seller referred to in Clause
                         7.1.1 in priority to all other debts which may be owed by the Developer as and when the Developer has the funds (and is not prohibited or prevented, whether under applicable laws or the terms of any contract or undertaking entered into or given by the Developer at or prior to Completion, to do so) to repay all or part of such indebtedness to the Seller; and

                  (ii) as soon as practicable after Completion, ascertains the audited accounting profit of the Developer (from the date of its incorporation up to the Completion
                         Date) attributable to the shareholders of the Developer calculated on a basis consistent with the Management Accounts, subject to adjustment, (the "Profit") and the Purchaser shall procure the Developer to pay an amount equivalent to the Profit to the Seller (by way of adjustment to the Consideration) within 14 days of the Profit being ascertained (or, if later, after the indebtedness to the Seller referred to in Clause 7.1.1(i) has been repaid in full and the Developer has the funds to pay the Profit).

         7.1.3 For the purposes of Clause 7.1.2(ii), the Profit shall be adjusted downwards (to the extent so attributable) by the amount of any claim, loss or damage incurred or suffered by the Developer as a result of any act, omission or default on the part of any member of the Seller's Group before Completion which may be ascertained before payment of the Profit. For the purpose of this Clause 7.1.3, if before any payment of the Profit is made by the Developer, the Developer has in writing to the Seller notified it of the amount by which the Profit should be adjusted downwards pursuant to this Clause, giving brief particulars of the basis of such claim, that amount (not exceeding the amount of the Profit payable) shall not be paid over to the Seller until such time the actual amount of adjustment is finally determined by written agreement between the Seller and the Developer or by a court or arbitrator of competent jurisdiction.

         7.1.4    For the avoidance of doubt:

                  (i) notwithstanding anything to the contrary in this Agreement, but without prejudice to the Seller's rights if the Purchaser is in breach of its procurement obligations under Clause 7.1.2, the Purchaser shall have no liability (whether actual or contingent) to pay to the Seller any of the sums payable by the Developer under Clause 7.1; and

                  (ii) any priority payment made by the Developer pursuant to Clause 7.1.2 shall not constitute any variation of the terms of the Project Agreement.

7.2      Development Right

         7.2.1 The Seller and the Purchaser acknowledge that the Exchange Company or another member of the Seller's Group (the "Relevant Company") may obtain rights to redevelop any or all of the Telecom Exchanges in the future, but there is no assurance that any such redevelopment right will be obtained by the Relevant Company.

         7.2.2 Subject to Completion, the Seller undertakes to procure the Relevant Company to grant (with effect from Completion) a right of first refusal in favour of the Exchange Developer to participate in each JV on no less favourable terms which the Relevant Company is prepared to enter into such JV with any bona fide third party. For that purpose, the Relevant Company shall present its proposed terms of joint venture for each JV to the Exchange Developer, and the Exchange Developer shall have 45 days (the "Period") to consider whether to accept the offer and if the Exchange Developer fails to accept such offer within the Period, the Relevant Company may enter into such JV with any bona fide third party on no less favourable terms than those offered to the Exchange Developer within 120 days after the expiry of the Period.

         7.2.3    The key terms of each JV shall be as follows:

                  (i) the Relevant Company shall pay for any new equipments necessitated by vacating the existing premises;

                  (ii) the Exchange Developer shall pay for all the costs of relocating the equipments, demolition, land premium, development, construction and marketing in connection with the redevelopment; and

                  (iii) the Relevant Company will share in 15% of the net profit from the JV,

                  in respect of each relevant Telecom Exchange.

8        Warranties

8.1      Seller's Warranties

         8.1.1 Subject to Clause 8.2, the Seller warrants to the Purchaser that the statements set out in Schedule 6:

                  (i) are true and accurate in all material respects and not misleading in any material respect as at the date of this Agreement (save for those statements which relate to the ownership of the Group Companies or any other matters affected by or in connection with the Restructuring, which will be true and accurate in all material respects and not misleading in any material respect as at the date of completion of the Restructuring); and

                  (ii) will be true and accurate in all material respects and not misleading in any material respect as at the Completion Date.

         8.1.2 The Seller acknowledges that the Purchaser has entered into this Agreement in reliance upon the Seller's Warranties.

         8.1.3 The Seller's Warranties shall be separate and independent and shall not be limited by reference to any other paragraph of
                  Schedule 6 or by anything in this Agreement.

         8.1.4 Any Seller's Warranty qualified by the expression "to the best of the Seller's knowledge, information and belief" or any similar expression shall, unless otherwise stated, be deemed to refer to the knowledge of the executive directors of the Seller.

8.2      Seller's Disclosures

         The Seller's Warranties are subject to the specific matters which are fairly disclosed in or pursuant to this Agreement or the Seller's Disclosure Letter.

8.3      Effect of Completion

         The Seller's Warranties and all other provisions of this Agreement, to the extent that they have not been performed by Completion, shall not be extinguished or affected by Completion or by any other event or matter (including, without limitation, any satisfaction and/or waiver of any Conditions Precedent), except by a specific and duly authorised written waiver or release by the Purchaser.

8.4      The Purchaser's Warranties

         8.4.1 Subject to Clause 8.5, the Purchaser warrants to the Seller that the statements set out in Schedule 7:

                  (i) are true and accurate in all material respects and not misleading in any material respect as at the date of this Agreement; and

                  (ii) will be true and accurate in all material respects and not misleading in any material respect as at the Completion Date.

         8.4.2 The Purchaser acknowledges that the Seller has entered into this Agreement in reliance upon the Purchaser's Warranties.

         8.4.3 The Purchaser's Warranties shall be separate and independent and shall not be limited by reference to any other paragraph of Schedule 7 or by anything in this Agreement.

         8.4.4 Any Purchaser's Warranty qualified by the expression "to the best of the Purchaser's knowledge, information and belief" or any similar expression shall, unless otherwise stated, be deemed to refer to the knowledge of the executive directors of the Purchaser.

8.5      Purchaser's Disclosures

         The Purchaser's Warranties are subject to the specific matters which are fairly disclosed in or pursuant to this Agreement or the Purchaser's Disclosure Letter.

8.6      Effect of Completion

         The Purchaser's Warranties and all other provisions of this Agreement, to the extent that they have not been performed by Completion, shall not be extinguished or affected by Completion or by any other event or matter (including, without limitation, any satisfaction and/or waiver of any Conditions Precedent), except by a specific and duly authorised written waiver or release by the Seller.

9        Limitation of Seller's Liability

9.1      Time Limitation for Claims

         The Seller shall not be liable under this Agreement in respect of any claim unless a notice of the claim is given by the Purchaser to the
         Seller:

         9.1.1 in the case of any claim under paragraph 12 of Schedule 6 (tax warranties), within three years following Completion; and

         9.1.2 in the case of any other claim, within 18 months following Completion,

         except that there shall be no time limitation for giving notice of any claim under paragraphs 1.1 and 14 of Schedule 6.

         Any claim notified by the Purchaser to the Seller pursuant to this Clause shall specify the matters set out in Clause 10.2.

9.2      Minimum Claims

         9.2.1 The Seller shall not be liable under this Agreement in respect of any individual claim (or a series of claims arising from substantially identical facts or circumstances) where the liability agreed or determined (disregarding the provisions of this Clause 9.2) in respect of any such claim or series of claims does not exceed HK$5,000,000.

         9.2.2 Where the liability agreed or determined in respect of any such claim or series of claims exceeds HK$5,000,000, the liability of the Seller shall be for the whole amount of liability and not only the excess.

9.3      Aggregate Minimum Claims

         9.3.1 The Seller shall not be liable under this Agreement in respect of any claim unless the aggregate amount of all claims for which the Seller would otherwise be liable under this Agreement (disregarding the provisions of this Clause 9.3) exceeds HK$100,000,000.

         9.3.2 Where the liability agreed or determined in respect of all claims referred to in Clause 9.3.1 exceeds HK$100,000,000, the liability of the Seller shall be for the whole amount of the liability and not only the excess.

9.4      Maximum Liability

         The aggregate liability of the Seller in respect of all breaches of this Agreement shall not exceed the Consideration.

9.5      Provisions

         The Seller shall not be liable under this Agreement in respect of any claim if and to the extent that proper allowance, provisions or reserve is made in the Accounts or the Management Accounts for the matter giving rise to the claim.

9.6      Matters Arising Subsequent to this Agreement

         The Seller shall not be liable under this Agreement in respect of any matter to the extent that the same would not have occurred but for:

         9.6.1    Agreed matters

                  any matter or thing done or omitted to be done pursuant to and in compliance with this Agreement or otherwise at the request in writing or with the approval in writing of the Purchaser;

         9.6.2    Changes in legislation

                  (i) the passing of, or any change in, after the date of this Agreement, any law, rule, regulation or administrative practice of any government, governmental department, agency or regulatory body including (without prejudice to the generality of the foregoing) any increase in the rates of Taxation or any imposition of Taxation or any withdrawal of relief from Taxation not actually (or prospectively) in effect at the date of this Agreement; or

                  (ii) any change after the date of this Agreement of any generally accepted interpretation or application of any legislation;

         9.6.3    Accounting and Taxation Policies

                  any change in accounting or Taxation policy, advance ruling, standards, bases or practice of the Purchaser or any of the Group Companies introduced or having effect after Completion.

9.7      Recovery from Third Parties following Recovery from the Seller

         If the Seller has paid an amount in discharge of any claim under this Agreement and the Purchaser or any Group Company is entitled to recover (whether by payment, discount, credit, relief, insurance or otherwise) from a third party a sum which indemnifies or compensates the Purchaser or any Group Company (in whole or in part) in respect of the loss or liability which is the subject matter of the claim, the Purchaser or the relevant Group Company shall pay to the Seller as soon as practicable after receipt an amount equal to (i) any sum recovered from the third party less any costs and expenses incurred in obtaining such recovery (less any Taxation attributable to the recovery after taking account of any tax relief available in respect of any matter giving rise to the claim) or, if less (ii) the amount previously paid by the Seller to the Purchaser less any Taxation attributable to it.

9.8      Mitigation of Losses

         The Purchaser shall procure that all reasonable steps are taken and all reasonable assistance is given to avoid or mitigate any Losses which in the absence of mitigation might give rise to a liability in respect of any claim under this Agreement.

9.9      Fraud

         None of the limitations contained in this Clause 9 shall apply to any claim which arises or is increased, or to the extent to which it arises or is increased, as the consequence of, or which is delayed as a result of, fraud by the Seller, any Group Company or any of their respective directors, officers, employees or agents.

10       Claims Against the Seller

10.1     Notification of Potential Claims

         10.1.1 If the Purchaser or any Group Company becomes aware of any fact, matter or circumstance that may give rise to a claim against the Seller under this Agreement, the Purchaser shall as soon as reasonably practicable give a notice in writing to the Seller setting out such information as is available to the Purchaser or Group Company as is reasonably necessary to enable the Seller to assess the merits of the claim, to act to preserve evidence and to make such provision as the Seller may consider necessary.

         10.1.2 In the event of any Tax claim arising, the Purchaser or any Group Company which becomes aware of that event shall give notice (and the Purchaser shall procure that such notice is given by the relevant Group Company) in writing to the Seller as soon as reasonably practicable and, in any event, in the case of the receipt of any written assessment from any Tax Authority which constitutes a Tax claim, within 10 days of the date of issue of such Tax claim.

10.2     Notification of Claims under this Agreement

         Notices of claims under this Agreement shall be given by the Purchaser to the Seller within the time limits specified in Clause 9.1, specifying full information in relation to the legal and factual basis of the claim and the evidence on which the Purchaser relies and, if practicable, an estimate of the amount of Losses which are, or are to be, the subject of the claim (including any Losses which are contingent on the occurrence of any future event).

10.3     Commencement of Proceedings

         Any claim notified pursuant to Clause 10.2 shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be irrevocably withdrawn six months after the notice is given pursuant to Clause 10.2 or in the case of any contingent liability, six months after such contingent liability becomes an actual liability and is due and payable unless legal proceedings in respect of it: (i) have been commenced by being both issued and served; and (ii) are being and continue to be pursued with reasonable diligence.

10.4     Investigation by the Seller

         In connection with any matter or circumstance that may give rise to a claim against the Seller under this Agreement:

         10.4.1 the Purchaser shall allow, and shall procure that the relevant Group Company allows, the Seller and their tax, financial, accounting or legal advisers to investigate the matter or circumstance alleged to give rise to a claim and whether and to what extent any amount is payable in respect of such claim; and

         10.4.2 the Purchaser shall disclose to the Seller all material of which the Purchaser is aware which relates to the claim and shall (and shall procure that any other relevant members of the Purchaser's Group shall) give, subject to their being paid all reasonable costs and expenses, all such information and assistance (including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records) as the Seller or its tax, financial, accounting or legal advisers may reasonably request, subject to the Seller agreeing in such form as the Purchaser may reasonably require to keep all such information confidential and to use it only for the purpose of investigating and defending the claim in question.

10.5     Conduct of Third Party Claims

         If the matter or circumstance that may give rise to a claim against the Seller under this Agreement is a result of or in connection with a claim by or liability to a third party, then the Purchaser or other member of the Purchaser's Group shall be entitled, in its absolute discretion, to take such action as it shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim or liability (including, without limitation, making counterclaims or other claims against third parties) but shall, so far as practicable, consult with the Seller before taking any such action.

11       Limitation of Purchaser's Liability

11.1     Time Limitation for Claims

         The Purchaser shall not be liable under this Agreement in respect of any claim unless a notice of the claim is given by the Seller to the
         Purchaser:

         11.1.1 in the case of any claim under paragraph 12 of Schedule 7 (tax warranties), within three years following Completion; and

         11.1.2 in the case of any other claim, within 18 months following Completion,

         except that there shall be no time limitation for giving notice of any claim under paragraphs 1.1 and 14 of Schedule 7.

         Any claim notified by the Seller to the Purchaser pursuant to this Clause shall specify the matters set out in Clause 12.2.

11.2     Minimum Claims

         11.2.1 The Purchaser shall not be liable under this Agreement in respect of any individual claim (or a series of claims arising from substantially identical facts or circumstances) where the liability agreed or determined (disregarding the provisions of this Clause 11.2) in respect of any such claim or series of claims does not exceed HK$1,000,000.

         11.2.2 Where the liability agreed or determined in respect of any such claim or series of claims exceeds HK$1,000,000, the liability of the Purchaser shall be for the whole amount of the liability and not only the excess.

11.3     Aggregate Minimum Claims

         11.3.1 The Purchaser shall not be liable under this Agreement in respect of any claim unless the aggregate amount of all claims for which the Purchaser would otherwise be liable under this Agreement (disregarding the provisions of this Clause 11.3) exceeds HK$20,000,000.

         11.3.2 Where the liability agreed or determined in respect of all claims referred to in Clause 11.3.1 exceeds HK$20,000,000, the liability of the Purchaser shall be for the whole amount of the liability and not only the excess.

11.4     Maximum Liability

         The aggregate liability of the Purchaser in respect of all breaches of this Agreement shall not exceed the Consideration.

11.5     Provisions

         The Purchaser shall not be liable under this Agreement in respect of any claim if and to the extent that proper allowance, provisions or reserve is made in the Purchaser's Accounts or the Purchaser's Management Accounts for the matter giving rise to the claim.

11.6     Matters Arising Subsequent to this Agreement

         The Purchaser shall not be liable under this Agreement in respect of any matter to the extent that the same would not have occurred but for:

         11.6.1   Agreed matters

                  any matter or thing done or omitted to be done pursuant to and in compliance with this Agreement or otherwise at the request in writing or with the approval in writing of the Seller;

         11.6.2   Changes in legislation

                  (i) the passing of, or any change in, after the date of this Agreement, any law, rule, regulation or administrative practice of any government, governmental department, agency or regulatory body including (without prejudice to the generality of the foregoing) any increase in the rates of Taxation or any imposition of Taxation or any withdrawal of relief from Taxation not actually (or prospectively) in effect at the date of this Agreement; or

                  (ii) any change after the date of this Agreement of any generally accepted interpretation or application of any legislation;

         11.6.3   Accounting and Taxation Policies

                  any change in accounting or Taxation policy, advance ruling, standards, bases or practice of the Seller or any of the Purchaser's Group Companies introduced or having effect after Completion.

11.7     Recovery from Third Parties following Recovery from the Purchaser

         If the Purchaser has paid an amount in discharge of any claim under this Agreement and the Seller is entitled to recover (whether by payment, discount, credit, relief, insurance or otherwise) from a third party a sum which indemnifies or compensates the Seller (in whole or in part) in respect of the loss or liability which is the subject matter of the claim, the Seller shall pay to the Purchaser as soon as practicable after receipt an amount equal to (i) any sum recovered from the third party less any costs and expenses incurred in obtaining such recovery (less any Taxation attributable to the recovery after taking account of any tax relief available in respect of any matter giving rise to the claim) or, if less (ii) the amount previously paid by the Purchaser to the Seller less any Taxation attributable to it.

11.8     Mitigation of Losses

         The Seller shall procure that all reasonable steps are taken and all reasonable assistance is given to avoid or mitigate any Losses which in the absence of mitigation might give rise to a liability in respect of any claim under this Agreement.

11.9     Fraud

         None of the limitations contained in this Clause 11 shall apply to any claim which arises or is increased, or to the extent to which it arises or is increased, as the consequence of, or which is delayed as a result of, fraud by the Purchaser, any Purchaser's Group Company or any of their respective directors, officers, employees or agents.

12       Claims Against the Purchaser

12.1     Notification of Potential Claims

         12.1.1 If the Seller becomes aware of any fact, matter or circumstance that may give rise to a claim against the Purchaser under this Agreement, the Seller shall as soon as reasonably practicable give a notice in writing to the Purchaser setting out such information as is available to the Seller as is reasonably necessary to enable the Purchaser to assess the merits of the claim, to act to preserve evidence and to make such provision as the Purchaser may consider necessary.

         12.1.2 In the event of any Tax claim arising, the Seller on becoming aware of that event shall give notice in writing to the Purchaser as soon as reasonably practicable and, in any event, in the case of the receipt of any written assessment from any Tax Authority which constitutes a Tax claim, within 10 days of the date of issue of such Tax claim.

12.2     Notification of Claims under this Agreement

         Notices of claims under this Agreement shall be given by the Seller to the Purchaser within the time limits specified in Clause 11.1, specifying full information in relation to the legal and factual basis of the claim and the evidence on which the Seller relies and, if practicable, an estimate of the amount of Losses which are, or are to be, the subject of the claim (including any Losses which are contingent on the occurrence of any future event).

12.3     Commencement of Proceedings

         Any claim notified pursuant to Clause 12.2 shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be irrevocably withdrawn six months after the notice is given pursuant to Clause 12.2 or in the case of any contingent liability, six months after such contingent liability becomes an actual liability and is due and payable unless legal proceedings in respect of it: (i) have been commenced by being both issued and served; and (ii) are being and continue to be pursued with reasonable diligence.

12.4     Investigation by the Purchaser

         In connection with any matter or circumstance that may give rise to a claim against the Purchaser under this Agreement:

         12.4.1 the Seller shall allow the Purchaser and its tax, financial, accounting or legal advisers to investigate the matter or circumstance alleged to give rise to a claim and whether and to what extent any amount is payable in respect of such claim; and

         12.4.2 the Seller shall disclose to the Purchaser all material of which the Seller is aware which relates to the claim and shall give, subject to their being paid all reasonable costs and expenses, all such information and assistance (including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records) as the Purchaser or its tax, financial, accounting or legal advisers may reasonably request, subject to the Purchaser agreeing in such form as the Seller may reasonably require to keep all such information confidential and to use it only for the purpose of investigating and defending the claim in question.

12.5     Conduct of Third Party Claims

         If the matter or circumstance that may give rise to a claim against the Purchaser under this Agreement is a result of or in connection with a claim by or liability to a third party, then the Seller shall be entitled, in its absolute discretion, to take such action as it shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim or liability (including, without limitation, making counterclaims or other claims against third parties) but shall, so far as practicable, consult with the Purchaser before taking any such action.

13       Confidentiality

13.1     Announcements

         Pending Completion, no announcement or circular in connection with the existence or the subject matter of this Agreement shall be made or issued by or on behalf of the Seller or the Purchaser without the prior written approval of the Seller and the Purchaser. This shall not affect any announcement or circular required by law or any regulatory body or the rules of any recognised stock exchange but the party with an obligation to make an announcement or issue a circular shall consult with the other party insofar as is reasonably practicable before complying with such an obligation.

13.2     Confidentiality

         13.2.1 The Confidentiality Agreement shall cease to have any force or effect from the date of this Agreement.

         13.2.2   Subject to Clause 13.1 and Clause 13.2.3:

                  (i) the Seller and the Purchaser shall treat as strictly confidential and not disclose or use any information received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to:

                         (a) the provisions of this Agreement and any agreement entered into pursuant to this Agreement; or

                         (b) the negotiations relating to this Agreement (and any such other agreements);

                  (ii) the Seller shall treat as strictly confidential and not disclose or use any information relating to the Group Companies following Completion and any other information relating to the business, financial or other affairs (including future plans and targets) of the Purchaser's Group;

                  (iii) the Purchaser shall treat as strictly confidential and not disclose or use any information relating to the business, financial or other affairs (including future plans and targets) of the Seller's Group including, prior to Completion, the Group Companies.

         13.2.3 Clause 13.2.2 shall not prohibit disclosure or use of any information if and to the extent:

                  (i) the disclosure or use is required by law, any government or regulatory body or any recognised stock exchange;

                  (ii) the disclosure or use is required to vest the full benefit of this Agreement in the Seller or the Purchaser;

                  (iii) the disclosure or use is required for the purpose of any judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement or the disclosure is made to a Tax Authority in connection with the Tax affairs of the disclosing party;

                  (iv) the disclosure is made to professional advisers of the Seller or the Purchaser on terms that such professional advisers undertake to comply with the provisions of Clause 13.2.2 in respect of such information as if they were a party to this Agreement;

                  (v) the information is or becomes publicly available (other than by breach of the Confidentiality Agreement at any time prior to the signing of this Agreement or of this Agreement);

                  (vi) the other party has given prior written approval for the disclosure or use; or

                  (vii) the information is independently developed after Completion,

                 provided that prior to disclosure or use of any information pursuant to Clause 13.2.3(i), (ii) or (iii), the party concerned shall promptly notify the other parties of such requirement with a view to providing the other parties with the opportunity to contest such disclosure or use or otherwise to agree the timing and content of such disclosure or use.

14       Other Provisions

14.1     Further Assurances

         14.1.1 The Seller and the Purchaser shall (and shall use reasonable endeavours to procure that any necessary third party shall) from time to time execute such documents and perform such acts and things, as either of the Seller or the Purchaser may reasonably require, to transfer the Sale Shares and the Sale Assets to the Purchaser and to give each of them the full benefit of this Agreement. Each of the Seller and the Purchaser undertakes to the other promptly to provide all information and assistance which the other may reasonably request from time to time for the purpose of facilitating prompt and full compliance with the public disclosure requirements of the Listing Rules and the Takeovers Code applicable to the requesting party.

         14.1.2 The Purchaser shall (and shall procure that the relevant Group Companies shall) retain for a reasonable period from Completion the books, records and documents of the Group Companies to the extent they relate to the period prior to Completion and shall (and shall procure that the relevant Group Companies shall) allow the Seller reasonable access to such books, records and documents, including the right to take copies.

14.2     Whole Agreement

         14.2.1 This Agreement contains the whole agreement between the Seller and the Purchaser relating to the subject matter of this Agreement at the date of this Agreement, to the exclusion of any terms implied by law which may be excluded by contract, and supersedes any previous written or oral agreement between the Seller and the Purchaser in relation to the matters dealt with in this Agreement.

         14.2.2 The Purchaser acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it.

         14.2.3 The Seller acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it.

         14.2.4 So far as is permitted by law and except in the case of fraud, the Seller and the Purchaser agrees and acknowledges that its only right and remedy in relation to any representation, warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of this Agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute).

         14.2.5 In Clauses 14.2.1 to 14.2.3 and 14.3, "this Agreement" includes the Seller's Disclosure Letter, the Purchaser's Disclosure Letter and all documents entered into pursuant to this Agreement.

14.3     Reasonableness

         The Seller and the Purchaser confirms it has received independent legal advice relating to all the matters provided for in this Agreement, including the terms of Clause 14.2 (Whole Agreement), and agrees that the provisions of this Agreement are fair and reasonable.

14.4     Assignment

         14.4.1 Except as otherwise expressly provided in this Agreement, neither the Seller nor the Purchaser may without the prior written consent of the other parties, assign, grant any security interest over, hold on trust or otherwise transfer the benefit of the whole or any part of this Agreement.

         14.4.2 Except as otherwise expressly provided in this Agreement, the Seller or the Purchaser may, without the consent of the other parties, assign to a connected company the benefit of the whole or any part of this Agreement, provided that:

                  (i) such assignment shall not be absolute but shall be expressed to have effect only for so long as the assignee remains a connected company of the party concerned;

                  (ii) the assignee shall not be entitled to receive under this Clause any greater amount than that to which the assignor would have been entitled; and

                  (iii) it shall be a term of the assignment that the assignee takes the subject matter subject to any prior equities in favour of the Purchaser or the Seller (as the case may be).

                 For the purposes of this Clause, a "connected company" is a company which is a subsidiary of the party concerned or which is a holding company of such party or a subsidiary of such holding company.

         14.4.3 For the avoidance of doubt, this Clause 14.4 shall survive the termination of this Agreement.

14.5     Variation

         No variation of this Agreement shall be effective unless in writing and signed by or on behalf of the Seller and the Purchaser.

14.6     Time of the Essence

         Time shall be of the essence of this Agreement both as regards any dates, times and periods mentioned and as regards any dates, times and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the Seller and the Purchaser.

14.7     Method of Payment

         Wherever in this Agreement provision is made for the payment by one party to the other, such payment shall be effected by crediting for same day value the account specified by the payee to the payer, reasonably in advance and in sufficient detail to enable payment by telegraphic or other electronic means to be effected on or before the due date for payment.

14.8     Costs

         14.8.1 The Seller shall bear all costs incurred by it in connection with the preparation, negotiation and entry into of this Agreement.

         14.8.2 The Purchaser shall bear all such costs incurred by it in connection with the preparation, negotiation and entry into of this Agreement.

14.9     Stamp Duty, Fees and Taxes

         The Purchaser shall bear the cost of all stamp duty and all registration and transfer taxes and duties or their equivalents in all jurisdictions where such fees, taxes and duties are payable as a result of the transactions contemplated by this Agreement. The Purchaser shall be responsible for arranging the payment of such stamp duty and all other such fees, taxes and duties, including fulfilling any administrative or reporting obligation imposed by the jurisdiction in question in connection with the payment of such taxes and duties. The Purchaser shall indemnify the Seller or any other member of the Seller's Group against any Losses suffered by the Seller or member of the Seller's Group as a result of the Purchaser failing to comply with its obligations under this Clause 14.9.

14.10    Interest

         If the Seller or the Purchaser defaults in the payment when due of any sum payable under this Agreement, its liability shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (after as well as before judgment) at a rate per annum of two per cent above the best lending rate for HK$ from time to time of The Hongkong and Shanghai Banking Corporation Limited. Such interest shall accrue from day to day and shall be compounded monthly.

14.11    Grossing-up of Indemnity Payments

         14.11.1 Where any payment is made under this Agreement pursuant to an indemnity, compensation or reimbursement provision and that sum is subject to a charge to Taxation in the hands of the recipient (other than Taxation attributable to a payment being properly treated as an adjustment to the consideration paid by the Purchaser for the Group), the sum payable shall be increased to such sum as will ensure that, after payment of such Taxation (and after giving credit for any tax relief available to the recipient in respect of the matter giving rise to the payment), the recipient shall be left with a sum equal to the sum that it would have received in the absence of such a charge to taxation.

         14.11.2 Where any sum constituting an indemnity, compensation or reimbursement to any party to this Agreement (the "Party") is paid to a person other than the Party, but is treated as taxable in the hands of the Party, the payer shall promptly pay to the Party such sum as shall reimburse the Party for all Taxation suffered by it in respect of the payment (after giving credit for any tax relief available to the Party in respect of the matter giving rise to the payment).

14.12    Notices

         14.12.1 Any notice or other communication in connection with this Agreement (each, a "Notice") shall be:

                  (i)    in writing;

                  (ii) delivered by hand, fax, pre-paid first class post or courier.

         14.12.2 A Notice to the Seller shall be sent to the following address, or such other person or address as the Seller may notify to the Purchaser from time to time:

                  39/F
                  PCCW Tower
                  TaiKoo Place
                  979 King's Road
                  Quarry Bay
                  Hong Kong

                  Fax:                             2962 5725

                  Attention:                       Company Secretary

         14.12.3 A Notice to the Purchaser shall be sent to the following address, or such other person or address as the Purchaser may notify to the Seller from time to time:

                  9th Floor, Paul Y Centre
                  51 Hung To Road
                  Kwun Tong
                  Kowloon
                  Hong Kong

                  Fax:                             2372 0611

                  Attention:                       Company Secretary

         14.12.4 A Notice shall be effective upon receipt and shall be deemed to have been received:

                  (i) two Business Days after posting, if delivered by pre-paid first class post;

                  (ii) at the time of delivery, if delivered by hand or courier;

                  (iii) at the time of transmission in legible form, if delivered by fax.

14.13    Invalidity

         14.13.1 If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the parties.

         14.13.2 To the extent it is not possible to delete or modify the provision, in whole or in part, under Clause 14.13.1, then such provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement shall, subject to any deletion or modification made under Clause 14.13.1, not be affected.

14.14    Counterparts

         This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. The Seller and the Purchaser may enter into this Agreement by signing any such counterpart.

14.15    Governing Law and Submission to Jurisdiction

         14.15.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

         14.15.2 The Seller and the Purchaser irrevocably agrees that the courts of Hong Kong are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and that accordingly any proceedings arising out of or in connection with this Agreement shall be brought in such courts. The Seller and the Purchaser irrevocably submits to the jurisdiction of such courts and waives any objection to proceedings in any such court on the ground of venue or on the ground that proceedings have been brought in an inconvenient forum.

In witness whereof this Agreement has been duly executed.



SIGNED by                     )
on behalf of the Seller       )
in the presence of:           )





SIGNED by                     )
on behalf of the Purchaser    )
in the presence of:           )

                                   Schedule 1

                                   The Group


1      Particulars of the Company

       Name of Company:                                      Ipswich Holdings Limited

       Registered number:                                    370317

       Registered office:                                    P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      18 February 2000, British Virgin Islands

       Issued share capital:                                 USD1.00 divided into 1 share of USD1.00

       Authorised share capital:                             USD50,000.00 divided into 50,000 shares
                                                             of USD1.00

       Registered shareholders and shares held               PCCW Properties Limited (1 share)
       (as at the date of this Agreement):

       Beneficial shareholders and shares held               PCCW Properties Limited (1 share)
       (as at the date of this Agreement):

       Registered shareholders and shares held               PCCW Limited (2 shares)
       (immediately after the Restructuring):

       Beneficial shareholders and shares held               PCCW Limited (2 shares)
       (immediately after the Restructuring):

       Directors:                                            Peter Anthony Allen
                                                             Yuen Tin Fan
                                                             Wayne Michael Verge
                                                             Mak Chi Kin
                                                             Lui Kon Wai
                                                             Alexander Anthony Arena

       Secretary:                                            PCCW Secretaries Limited

2      Particulars of the Subsidiaries

       Name of Company:                                      Extra Lite International Limited

       Registered number:                                    337656

       Registered office:                                    P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      6 August 1999, British Virgin Islands

       Issued share capital:                                 USD1.00 divided into 1 share of USD1.00

       Authorised share capital:                             USD50,000.00 divided into 50,000 shares
                                                             of USD1.00

       Registered shareholders and shares held               Asian Motion Limited (1 share)
       (as at the date of this Agreement):

       Beneficial shareholders and shares held               Asian Motion Limited (1 share)
       (as at the date of this Agreement):

       Registered shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):

       Beneficial shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):

       Directors:                                            Lee Chi Hong, Robert
                                                             Alexander Anthony Arena
                                                             Wayne Michael Verge
                                                             Peter Anthony Allen
                                                             Yuen Tin Fan
                                                             Mak Chi Kin

       Secretary:                                            PCCW Secretaries Limited

       Name of Company:                                      Cyber-Port Management Limited

       Registered number:                                    700578

       Registered office:                                    39th Floor, PCCW Tower, TaiKoo Place, 979
                                                             King's Road, Quarry Bay, Hong Kong

       Date and place of incorporation:                      12 January 2000, Hong Kong

       Issued share capital:                                 HKD2.00 divided into 2 shares of HKD1.00

       Authorised share capital:                             HKD10,000 divided into 10,000 shares of
                                                             HKD1.00

       Registered shareholders and shares held               PCCW Properties Limited (1 share)
       (as at the date of this Agreement):                   PCCW Nominees Limited (1 share)

       Beneficial shareholders and shares held               PCCW Properties Limited (2 shares)
       (as at the date of this Agreement):

       Registered shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):                Excel Bright Properties Limited
                                                             (1 share)

       Beneficial shareholders and shares held               Ipswich Holdings Limited (2 shares)
       (immediately after the Restructuring):

       Directors:                                            Alexander Anthony Arena
                                                             William John Latter
                                                             Wayne Michael Verge
                                                             Peter Anthony Allen
                                                             Yuen Tin Fan
                                                             Lee Chi Hong, Robert

       Secretary:                                            PCCW Secretaries Limited

       Name of Company:                                      PCCW Real Estate Agency Limited

       Registered number:                                    706704

       Registered office:                                    39th Floor, PCCW Tower, TaiKoo Place, 979
                                                             King's Road, Quarry Bay, Hong Kong

       Date and place of incorporation:                      6 March 2000, Hong Kong

       Issued share capital:                                 HKD2.00 divided into 2 shares of HKD1.00

       Authorised share capital:                             HKD10,000 divided into 10,000 shares of
                                                             HKD1.00

       Registered shareholders and shares held               PCCW Properties Limited (1 share)
       (as at the date of this Agreement):                   Pacific Century Regional Services
                                                             Limited (1 share)

       Beneficial shareholders and shares held               PCCW Properties Limited (2 shares)
       (as at the date of this Agreement):

       Registered shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):                Excel Bright Properties Limited
                                                             (1 share)

       Beneficial shareholders and shares held               Ipswich Holdings Limited (2 shares)
       (immediately after the Restructuring):

       Directors:                                            Alexander Anthony Arena
                                                             Gan Kim See, Wendy
                                                             Wayne Michael Verge
                                                             Peter Anthony Allen
                                                             Yuen Tin Fan
                                                             Lee Chi Hong, Robert
       Secretary:                                            PCCW Secretaries Limited

       Name of Company:                                      Pride Pacific Limited

       Registered number:                                    832235

       Registered office:                                    39th Floor, PCCW Tower, TaiKoo Place, 979
                                                             King's Road, Quarry Bay, Hong Kong

       Date and place of incorporation:                      5 February 2003, Hong Kong

       Issued share capital:                                 HKD2.00 divided into 2 shares of HKD1.00

       Authorised share capital:                             HKD10,000 divided into 10,000 shares of
                                                             HKD1.00

       Registered shareholders and shares held               PCCW Properties Limited (1 share)
       (as at the date of this Agreement):                   PCCW Nominees Limited (1 share)

       Beneficial shareholders and shares held               PCCW Properties Limited (2 shares)
       (as at the date of this Agreement):

       Registered shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):                Excel Bright Properties Limited
                                                             (1 share)

       Beneficial shareholders and shares held               Ipswich Holdings Limited (2 shares)
       (immediately after the Restructuring):

       Directors:                                            Alexander Anthony Arena
                                                             Gan Kim See, Wendy
                                                             Wayne Michael Verge
                                                             Yuen Tin Fan
                                                             Lee Chi Hong, Robert

       Secretary:                                            PCCW Secretaries Limited

       Name of Company:                                      Island South Property Management Limited

       Registered number:                                    831223

       Registered office:                                    39th Floor, PCCW Tower, TaiKoo Place, 979
                                                             King's Road, Quarry Bay, Hong Kong

       Date and place of incorporation:                      24 January 2003, Hong Kong

       Issued share capital:                                 HKD2.00 divided into 2 shares of HKD1.00

       Authorised share capital:                             HKD10,000 divided into 10,000 shares of
                                                             HKD1.00

       Registered shareholders and shares held               PCCW Properties Limited (1 share)
       (as at the date of this Agreement):                   PCCW Nominees Limited (1 share)

       Beneficial shareholders and shares held               PCCW Properties Limited (2 shares)
       (as at the date of this Agreement):

       Registered shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):                Excel Bright Properties Limited
                                                             (1 share)

       Beneficial shareholders and shares held               Ipswich Holdings Limited (2 shares)
       (immediately after the Restructuring):

       Directors:                                            Alexander Anthony Arena
                                                             Gan Kim See, Wendy
                                                             Wayne Michael Verge
                                                             Yuen Tin Fan
                                                             Lee Chi Hong, Robert
                                                             Mak Chi Kin

       Secretary:                                            PCCW Secretaries Limited

       Name of Company:                                      Midgre Properties Limited

       Registered number:                                    361474

       Registered office:                                    P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      5 January 2000, British Virgin Islands

       Issued share capital:                                 USD1.00 divided into 1 share of USD1.00

       Authorised share capital:                             USD50,000.00 divided into 50,000 shares
                                                             of USD1.00

       Registered shareholders and shares held               PCCW Properties Limited (1 share)
       (as at the date of this Agreement):

       Beneficial shareholders and shares held               PCCW Properties Limited (1 share)
       (as at the date of this Agreement):

       Registered shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):

       Beneficial shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):

       Directors:                                            Peter Anthony Allen
                                                             Yuen Tin Fan
                                                             Wayne Michael Verge
                                                             Lee Chi Hong, Robert
                                                             Mak Chi Kin
                                                             Martin John Mitchell Coombes
                                                             Lui Kon Wai

       Secretary:                                            PCCW Secretaries Limited

       Name of Company:                                      Partner Link Investments Limited

       Registered number:                                    488877

       Registered office:                                    P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      26 March 2002, British Virgin Islands

       Issued share capital:                                 USD1.00 divided into 1 share of USD1.00

       Authorised share capital:                             USD50,000.00 divided into 50,000 share of
                                                             USD1.00

       Registered shareholders and shares held               Midgre Properties Limited (1 share)
       (as at the date of this Agreement):

       Beneficial shareholders and shares held               Midgre Properties Limited (1 share)
       (as at the date of this Agreement):

       Registered shareholders and shares held               Midgre Properties Limited (1 share)
       (immediately after the Restructuring):

       Beneficial shareholders and shares held               Midgre Properties Limited (1 share)
       (immediately after the Restructuring):

       Directors:                                            Peter Anthony Allen
                                                             Yuen Tin Fan
                                                             Wayne Michael Verge
                                                             Martin John Mitchell Coombes
                                                             Mak Chi Kin
                                                             Lee Chi Hong, Robert
                                                             Lui Kon Wai

       Secretary:                                            PCCW Secretaries Limited

       Name of Company:                                      Excel Bright Properties Limited

       Registered number:                                    469846

       Registered office:                                    P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      16 November 2001, British Virgin Islands

       Issued share capital:                                 USD1.00 divided into 1 share of USD1.00

       Authorised share capital:                             USD50,000.00  divided into 50,000 shares
                                                             of USD1.00

       Registered shareholders and shares held               PCCW Properties Limited (1 share)
       (as at the date of this Agreement):

       Beneficial shareholders and shares held               PCCW Properties Limited (1 share)
       (as at the date of this Agreement):

       Registered shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):

       Beneficial shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):

       Directors:                                            Yuen Tin Fan
                                                             Peter Anthony Allen
                                                             Wayne Michael Verge
                                                             Lee Chi Hong, Robert
                                                             Lui Kon Wai
                                                             Martin John Mitchell Coombes
                                                             Mak Chi Kin

       Secretary:                                            PCCW Secretaries Limited

       Name of Company:                                      Monance Limited

       Registered number:                                    322881

       Registered office:                                    39th Floor, PCCW Tower, TaiKoo Place, 979
                                                             King's Road, Quarry Bay, Hong Kong

       Date and place of incorporation:                      22 August 1991, Hong Kong

       Issued share capital:                                 HKD1,000 divided into 100 shares of
                                                             HKD10.00

       Authorised share capital:                             HKD1,000 divided into 100 shares of
                                                             HKD10.00

       Registered shareholders and shares held               Midgre Properties Limited (98 shares)
       (as at the date of this Agreement):                   PCCW Nominees Limited (1 share)
                                                             PCCW-HKT Limited (1 share)

       Beneficial shareholders and shares held               PCCW-HKT Limited (2 shares)
       (as at the date of this Agreement):                   Midgre Properties Limited (98 shares)

       Registered shareholders and shares held               Midgre Properties Limited (98 shares)
       (immediately after the Restructuring):                PCCW Nominees Limited (1 share)
                                                             PCCW-HKT Limited (1 share)

       Beneficial shareholders and shares held               PCCW-HKT Limited (2 shares)
       (immediately after the Restructuring):                Midgre Properties Limited (98 shares)

       Directors:                                            Yuen Tin Fan
                                                             Alexander Anthony Arena
                                                             Mak Chi Kin

       Secretary:                                            PCCW Secretaries Limited

       Name of Company:                                      Gain Score Limited

       Registered number:                                    217595

       Registered office:                                    P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      5 February 1997, British Virgin Islands

       Issued share capital:                                 USD1.00 divided into 1 share of USD1.00

       Authorised share capital:                             USD50,000.00 divided into 50,000 shares
                                                             of USD1.00

       Registered shareholders and shares held               Excel Bright Properties Limited
       (as at the date of this Agreement):                   (1 share)

       Beneficial shareholders and shares held               Excel Bright Properties Limited
       (as at the date of this Agreement):                   (1 share)

       Registered shareholders and shares held               Excel Bright Properties Limited
       (immediately after the Restructuring):                (1 share)

       Beneficial shareholders and shares held               Excel Bright Properties Limited
       (immediately after the Restructuring):                (1 share)

       Directors:                                            Peter Anthony Allen
                                                             Wayne Michael Verge
                                                             Yuen Tin Fan
                                                             Lee Chi Hong, Robert
                                                             Lui Kon Wai
                                                             Martin John Mitchell Coombes
                                                             Mak Chi Kin

       Secretary:                                            PCCW Secretaries Limited

       Name of Company:                                      Beijing Jing Wei House & Land Estate
                                                             Development Co Limited

       Registered number:                                    006816

       Registered office:                                    Unit 1318, IBM Tower,
                                                             Pacific Century Place,
                                                             2A Gong Ti,
                                                             Bei Lu,
                                                             Chaoyang District,
                                                             Beijing
                                                             PRC 100027

       Date and place of incorporation:                      29 November 1993, The People's Republic
                                                             of China

       Issued share capital:                                 USD50,000,000.00

       Authorised share capital:                             USD100,000,000

       Registered shareholders and shares held               BMEI Co. Ltd.
      (as at the date of this Agreement):                    Gain Score Limited
                                                             Beijing JingGong Real and Estate Development Head Company

       Beneficial shareholders and shares held               BMEI Co. Ltd.
       (as at the date of this Agreement):                   Gain Score Limited
                                                             Beijing JingGong Real and Estate Development Head Company

       Registered shareholders and shares held               BMEI Co. Ltd.
       (immediately after the Restructuring):                Gain Score Limited
                                                             Beijing JingGong Real and Estate Development Head Company

       Beneficial shareholders and shares held               BMEI Co. Ltd.
       (immediately after the Restructuring):                Gain Score Limited
                                                             Beijing JingGong Real and Estate Development Head Company

       Directors:                                            Lee Chi Hong, Robert
                                                             Zhang, Zi Li
                                                             Fu Lian Jun
                                                             Mak Chi Kin
                                                             Lui Kon Wai
                                                             Martin John Mitchell Coombes
                                                             Tan Phiak Chuan, Andrew
                                                             Ma, Guang Xin
                                                             Kang, Shao Peng

       Secretary:                                            n/a

       Name of Company:                                      PCCW Properties (HK) Limited

       Registered number:                                    675179

       Registered office:                                    39th Floor, PCCW Tower, TaiKoo Place, 979
                                                             King's Road, Quarry Bay, Hong Kong

       Date and place of incorporation:                      10 May 1999, Hong Kong

       Issued share capital:                                 HKD2.00 divided into 2 shares of HKD1.00

       Authorised share capital:                             HKD10,000.00 divided into 10,000 shares
                                                             of HKD1.00

       Registered shareholders and shares held               PCCW Properties Limited (1 share)
       (as at the date of this Agreement):                   Pacific Century Regional Services Limited
                                                             (1 share)

       Beneficial shareholders and shares held               PCCW Properties Limited (2 shares)
       (as at the date of this Agreement):

       Registered shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):                Excel Bright Properties Limited
                                                             (1 share)

       Beneficial shareholders and shares held               Ipswich Holdings Limited (2 shares)
       (immediately after the Restructuring):

       Directors:                                            Peter Anthony Allen
                                                             Wayne Michael Verge
                                                             Lee Chi Hong, Robert
                                                             Mak Chi Kin
                                                             Gan Kim See, Wendy

       Secretary:                                            PCCW Secretaries Limited

       Name of Company:                                      PCCW Property Management Limited

       Registered number:                                    290458

       Registered office:                                    P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      10 August 1998, British Virgin Islands

       Issued share capital:                                 USD1.00 divided into 1 share of USD1.00

       Authorised share capital:                             USD50,000.00 divided into 50,000 shares
                                                             of USD1.00

       Registered shareholders and shares held               PCCW Properties Limited (1 share)
       (as at the date of this Agreement):

       Beneficial shareholders and shares held               PCCW Properties Limited (1 share)
       (as at the date of this Agreement):

       Registered shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):

       Beneficial shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):

       Directors:                                            Peter Anthony Allen
                                                             Wayne Michael Verge
                                                             Mak Chi Kin
                                                             Martin John Mitchell Coombes

       Secretary:                                            PCCW Secretaries Limited

       Name of Company:                                      PCCW Facilities Management Limited

       Registered number:                                    724020

       Registered office:                                    39th Floor, PCCW Tower, TaiKoo Place, 979
                                                             King's Road, Quarry Bay, Hong Kong

       Date and place of incorporation:                      14 July 2000, Hong Kong

       Issued share capital:                                 HKD2.00 divided into 2 shares of HKD1.00

       Authorised share capital:                             HKD10,000.00 divided into 10,000 shares
                                                             of HKD1.00

       Registered shareholders and shares held               PCCW Services Limited (1 share)
       (as at the date of this Agreement):                   PCCW Property Management Limited (1 share)

       Beneficial shareholders and shares held               PCCW Property Management Limited (2
       (as at the date of this Agreement):                   shares)

       Registered shareholders and shares held               PCCW Property Management Limited (1 share)
       (immediately after the Restructuring):                Excel Bright Properties Limited
                                                             (1 share)

       Beneficial shareholders and shares held               PCCW Property Management Limited (2
       (immediately after the Restructuring):                shares)

       Directors:                                            Alexander Anthony Arena
                                                             Yuen Tin Fan
                                                             Martin John Mitchell Coombes
                                                             Mak Chi Kin

       Secretary:                                            PCCW Secretaries Limited

       Name of Company:                                      Wise Union Enterprises Limited

       Registered number:                                    491332

       Registered office:                                    P. O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      12 April 2002, British Virgin Islands

       Issued share capital:                                 USD1.00 divided into 1 share of USD1.00

       Authorised share capital:                             USD50,000.00 divided into 50,000 shares
                                                             of USD1.00

       Registered shareholders and shares held               PCCW Property Management Limited (1 share)
       (as at the date of this Agreement):

       Beneficial shareholders and shares held               PCCW Property Management Limited (1 share)
       (as at the date of this Agreement):

       Registered shareholders and shares held               PCCW Property Management Limited (1 share)
       (immediately after the Restructuring):

       Beneficial shareholders and shares held               PCCW Property Management Limited (1 share)
       (immediately after the Restructuring):

       Directors:                                            Alexander Anthony Arena
                                                             Yuen Tin Fan
                                                             Martin John Mitchell Coombes
                                                             Mak Chi Kin

       Secretary:                                            PCCW Secretaries Limited

       Name of Company:                                      Beijing Jingwei Property Management Co
                                                             Limited

       Registered number:                                    014097

       Registered office:                                    A2, Workers' Gymnasium North Road, Chaoyang District, Beijing, PRC

       Date and place of incorporation:                      29 July 1999, The People's Republic of
                                                             China

       Issued share capital:                                 USD150,000

       Authorised share capital:                             USD150,000

       Registered shareholders and shares held               Wise Union Enterprises Limited
       (as at the date of this Agreement):

       Beneficial shareholders and shares held               Wise Union Enterprises Limited
       (as at the date of this Agreement):

       Registered shareholders and shares held               Wise Union Enterprises Limited
       (immediately after the Restructuring):

       Beneficial shareholders and shares held               Wise Union Enterprises Limited
       (immediately after the Restructuring):

       Directors:                                            Lee Chi Hong, Robert
                                                             Martin John Mitchell Coombes
                                                             Mak Chi Kin
                                                             Tan Phiak Chuan, Andrew
                                                             Li Gao Qian

       Secretary:                                            n/a

       Name of Company:                                      Carmay Investment Limited

       Registered number:                                    367862

       Registered office:                                    39th Floor, PCCW Tower, TaiKoo Place, 979
                                                             King's Road, Quarry Bay, Hong Kong

       Date and place of incorporation:                      9 July 1992, Hong Kong

       Issued share capital:                                 HKD2.00 divided into 2 shares of HKD1.00

       Authorised share capital:                             HKD10,000.00 divided into 10,000 shares
                                                             of HKD1.00

       Registered shareholders and shares held               PCCW Properties Limited (1 share)
       (as at the date of this Agreement):                   PCCW Nominees Limited (1 share)

       Beneficial shareholders and shares held               PCCW Properties Limited (2 shares)
       (as at the date of this Agreement):

       Registered shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):                Excel Bright Properties Limited
                                                             (1 share)

       Beneficial shareholders and shares held               Ipswich Holdings Limited (2 shares)
       (immediately after the Restructuring):

       Directors:                                            Alexander Anthony Arena
                                                             Peter Anthony Allen
                                                             Yuen Tin Fan
                                                             Wayne Michael Verge
                                                             Lui Kon Wai
                                                             Mak Chi Kin

       Secretary:                                            PCCW Secretaries Limited

       Name of Company:                                      ACCA Investment Limited

       Registered number:                                    382126

       Registered office:                                    39th Floor, PCCW Tower, TaiKoo Place, 979
                                                             King's Road, Quarry Bay, Hong Kong

       Date and place of incorporation:                      29 September 1992, Hong Kong

       Issued share capital:                                 HKD2.00 divided into 2 shares of HKD1.00

       Authorised share capital:                             HKD10,000.00 divided into 10,000 shares
                                                             of HKD1.00

       Registered shareholders and shares held               PCCW Properties Limited (1 share)
       (as at the date of this Agreement):                   PCCW Nominees Limited (1 share)

       Beneficial shareholders and shares held               PCCW Properties Limited (2 shares)
       (as at the date of this Agreement):

       Registered shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):                Excel Bright Properties Limited
                                                             (1 share)

       Beneficial shareholders and shares held               Ipswich Holdings Limited (2 shares)
       (immediately after the Restructuring):

       Directors:                                            Alexander Anthony Arena
                                                             Peter Anthony Allen
                                                             Yuen Tin Fan
                                                             Wayne Michael Verge
                                                             Lui Kon Wai
                                                             Mak Chi Kin

       Secretary:                                            PCCW Secretaries Limited

       Name of Company:                                      Smart Phoenix Limited

       Registered number:                                    578934

       Registered office:                                    P.O. Box 957
                                                             Offshore Incorporations Centre,
                                                             Road Town,
                                                             Tortola,
                                                             British Virgin Islands

       Date and place of incorporation:                      22 January 2004, British Virgin Islands

       Issued share capital                                  -
       (as at the date of this Agreement):

       Issued share capital                                  USD1.00 divided into 1 share of USD1.00
       (immediately after the Restructuring):

       Authorised share capital:                             USD50,000.00 divided into 50,000 shares
                                                             of USD1.00

       Registered shareholders and shares held               Shelf Company to be transferred to
       (as at the date of this Agreement):                   Ipswich Holdings Limited

       Beneficial shareholders and shares held               Shelf Company to be transferred to
       (as at the date of this Agreement):                   Ipswich Holdings Limited

       Registered shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):

       Beneficial shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):

       Directors                                             -
       (as at the date of this Agreement):

       Secretary                                             -
       (as at the date of this Agreement):

       Name of Company:                                      Talent Master Investments Limited

       Registered number:                                    576896

       Registered office:                                    P.O. Box 957,
                                                             Offshore Incorporations Centre,
                                                             Road Town,
                                                             Tortola,
                                                             British Virgin Islands

       Date and place of incorporation:                      8 January 2004, British Virgin Islands

       Issued share capital                                  -
       (as at the date of this Agreement):

       Issued share capital                                  USD1.00 divided into 1 share of USD1.00
       (immediately after the Restructuring):

       Authorised share capital:                             USD50,000.00 divided into 50,000 shares
                                                             of USD1.00

       Registered shareholders and shares held               Shelf Company to be transferred to
       (as at the date of this Agreement):                   Ipswich Holdings Limited

       Beneficial shareholders and shares held               Shelf Company to be transferred to
       (as at the date of this Agreement):                   Ipswich Holdings Limited

       Registered shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):

       Beneficial shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):

       Directors                                             -
       (as at the date of this Agreement):

       Secretary                                             -
       (as at the date of this Agreement):

       Name of Company:                                      Madeline Investments Limited

       Registered number:                                    703664

       Registered office:                                    39th Floor, PCCW Tower, TaiKoo Place, 979
                                                             King's Road, Quarry Bay, Hong Kong

       Date and place of incorporation:                      9 February 2000, Hong Kong

       Issued share capital:                                 HKD2.00 divided into 2 shares of HKD1.00

       Authorised share capital:                             HKD10,000.00 divided into 10,000 shares
                                                             of HKD1.00

       Registered shareholders and shares held               PCCW Properties Limited (1 share)
       (as at the date of this Agreement):                   Ipswich Holdings Limited (1 share)

       Beneficial shareholders and shares held               Ipswich Holdings Limited (2 shares)
       (as at the date of this Agreement):

       Registered shareholders and shares held               Ipswich Holdings Limited (1 share)
       (immediately after the Restructuring):                Excel Bright Properties Limited
                                                             (1 share)

       Beneficial shareholders and shares held               Ipswich Holdings Limited (2 shares)
       (immediately after the Restructuring):

       Directors:                                            Alexander Anthony Arena
                                                             Peter Anthony Allen
                                                             Yuen Tin Fan
                                                             Wayne Michael Verge
                                                             Lui Kon Wai
                                                             Mak Chi Kin

       Secretary:                                            PCCW Secretaries Limited

       Name of Company:                                      Atkins Developments Limited

       Registered number:                                    336917

       Registered office:                                    P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      30 July 1999, British Virgin Islands

       Issued share capital:                                 USD1.00 divided into 1 share of USD1.00

       Authorised share capital:                             USD50,000.00 divided into 50,000 shares
                                                             of USD1.00

       Registered shareholders and shares held               Extra Lite International Limited
       (as at the date of this Agreement):                   (1 share)

       Beneficial shareholders and shares held               Extra Lite International Limited
       (as at the date of this Agreement):                   (1 share)

       Registered shareholders and shares held               Extra Lite International Limited
       (immediately after the Restructuring):                (1 share)

       Beneficial shareholders and shares held               Extra Lite International Limited
       (immediately after the Restructuring):                (1 share)

       Directors:                                            Lee Chi Hong, Robert
                                                             Alexander Anthony Arena
                                                             Wayne Michael Verge
                                                             Peter Anthony Allen
                                                             Yuen Tin Fan
                                                             Mak Chi Kin

       Secretary:                                            PCCW Secretaries Limited

       Name of Company:                                      Cyber-Port Limited

       Registered number:                                    669442

       Registered office:                                    39th Floor, PCCW Tower, TaiKoo Place, 979
                                                             King's Road, Quarry Bay, Hong Kong

       Date and place of incorporation:                      12 March 1999, Hong Kong

       Issued share capital:                                 HKD2.00 divided into 2 shares of HKD1.00

       Authorised share capital:                             HKD10,000.00 divided into 10,000 shares
                                                             of HKD1.00

       Registered shareholders and shares held               Asian Motion Limited (1 share)
       (as at the date of this Agreement):                   Atkins Developments Limited
                                                             (1 share)

       Beneficial shareholders and shares held               Atkins Developments Limited
       (as at the date of this Agreement):                   (2 shares)

       Registered shareholders and shares held               Atkins Developments Limited
       (immediately after the Restructuring):                (1 share)
                                                             Excel Bright Properties Limited
                                                             (1 share)

       Beneficial shareholders and shares held               Atkins Developments Limited
       (immediately after the Restructuring):                (2 shares)

       Directors:                                            Lee Chi Hong, Robert
                                                             Alexander Anthony Arena
                                                             Wayne Michael Verge
                                                             Peter Anthony Allen
                                                             Yuen Tin Fan
                                                             William John Latter
       Secretary:                                            PCCW Secretaries Limited

       Name of Company:                                      Carlyle International Limited

       Registered number:                                    685589

       Registered office:                                    39th Floor, PCCW Tower, TaiKoo Place, 979
                                                             King's Road, Quarry Bay, Hong Kong

       Date and place of incorporation:                      18 August 1999, Hong Kong

       Issued share capital:                                 HKD2.00 divided into 2 shares of HKD1.00

       Authorised share capital:                             HKD10,000.00 divided into 10,000 shares
                                                             of HKD1.00

       Registered shareholders and shares held               Asian Motion Limited (1 share)
       (as at the date of this Agreement):                   Extra Lite International Limited
                                                             (1 share)

       Beneficial shareholders and shares held               Extra Lite International Limited
       (as at the date of this Agreement):                   (2 shares)

       Registered shareholders and shares held               Extra Lite International Limited
       (immediately after the Restructuring):                (1 share)
                                                             Excel Bright Properties Limited
                                                             (1 share)

       Beneficial shareholders and shares held               Extra Lite International Limited
       (immediately after the Restructuring):                (2 shares)

       Directors:                                            Alexander Anthony Arena
                                                             William John Latter
                                                             Wayne Michael Verge
                                                             Peter Anthony Allen
                                                             Yuen Tin Fan
                                                             Lee Chi Hong, Robert

       Secretary:                                            PCCW Secretaries Limited

                                   Schedule 2
                             The Purchaser's Group


1      Particulars of the Purchaser

       Name of Company:                                      Dong Fang Gas Holdings Limited

       Registered number:                                    25074 (Bermuda) / F9193 (HK)

       Registered office:                                    Clarendon House, 2 Church Street,
                                                             Hamilton HM11, Bermuda

       Date and place of incorporation:                      19-06-1998        Bermuda

       Issued share capital:                                 HK$464,506,162.40 divided into
                                                             1,161,265,406 shares

       Authorised share capital:                             HK$600,000,000 divided into 1,500,000,000
                                                             shares of HK$0.40 each

       Shareholders:                                         China Strategic Holdings Limited

       No. of shares held:                                   500,000,000 shares*

       Executive Directors:                                  Dr. Chan Kwok Keung, Charles
                                                             Dr. Yap, Allan
                                                             Mr. Chan Kwok Hung
                                                             Mr. Zhang Shi Chen

       Independent Non-executive Directors:                  Mr. Zhao Wenfu
                                                             Mr. Tsang Link Carl, Brian

       Secretary:                                            Ng Yuk Yee, Feona



*The 500,000,000 shares are held by Great Joint Profits Limited, a wholly-owned subsidiary of China Strategic (B.V.I.) Limited which is in turn a wholly-owned subsidiary of China Strategic Holdings Limited. Both China Strategic (B.V.I.) Limited and China Strategic Holdings Limited are deemed to be interested in 500,000,000 shares in the Company held by Great Joint Profits Limited.

2      Particulars of the Purchaser's Subsidiaries

       Name of Company:                                      Dong Fang Gas (B.V.I.) Limited

       Registered number:                                    513189

       Registered office:                                    P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      12-09-2002  British Virgin Islands

       Issued share capital:                                 US$1.00 divided into 1 share

       Authorised share capital:                             US$50,000 divided into 50,000 shares of
                                                             US$1.00 each

       Registered and beneficial shareholders:               Dong Fang Gas Holdings Limited

       No. of shares held:                                   1 share

       Directors:                                            Dr. Yap, Allan
                                                             Mr. Chan Kwok Hung

       Secretary:                                            Dong Fang Gas Management Limited

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Digital Delight Limited

       Registered number:                                    502871

       Registered office:                                    P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      02-07-2002  British Virgin Islands

       Issued share capital:                                 US$1.00 divided into 1 share

       Authorised share capital:                             US$50,000 divided into 50,000 shares of
                                                             US$1.00 each

       Registered and beneficial shareholders:               Dong Fang Gas (B.V.I.) Limited
                                                             (formerly known as Growth Choice Limited)

       No. of shares held:                                   1 share

       Directors:                                            Dr. Yap, Allan
                                                             Mr. Chan Kwok Hung

       Secretary:                                            Dong Fang Gas Management Limited

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Success Trinity Limited

       Registered number:                                    501388

       Registered office:                                    P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      02-07-2002  British Virgin Islands

       Issued share capital:                                 US$1.00 divided into 1 share

       Authorised share capital:                             US$50,000 divided into 50,000 shares of
                                                             US$1.00 each

       Registered and beneficial shareholders:               Dong Fang Gas (B.V.I.) Limited
                                                             (formerly known as Growth Choice Limited)

       No. of shares held:                                   1 share

       Directors:                                            Dr. Yap, Allan
                                                             Mr. Chan Kwok Hung

       Secretary:                                            Dong Fang Gas Management Limited

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Emporium Profits Limited

       Registered number:                                    512134

       Registered office:                                    P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      06-09-2002  British Virgin Islands

       Issued share capital:                                 US$1.00 divided into 1 share

       Authorised share capital:                             US$50,000 divided into 50,000 shares of
                                                             US$1.00 each

       Registered and beneficial shareholders:               Dong Fang Gas (B.V.I.) Limited (formerly
                                                             known as Growth Choice Limited)

       No. of shares held:                                   1 share

       Directors:                                            Dr. Yap, Allan
                                                             Mr. Chan Kwok Hung

       Secretary:                                            Dong Fang Gas Management Limited

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Ample Master Resources Limited

       Registered number:                                    513167

       Registered office:                                    P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      12-09-2002  British Virgin Islands

       Issued share capital:                                 US$1.00 divided into 1 share

       Authorised share capital:                             US$50,000 divided into 50,000 shares of
                                                             US$1.00 each

       Registered and beneficial shareholders:               Dong Fang Gas (B.V.I.) Limited (formerly
                                                             known as Growth Choice Limited)

       No. of shares held:                                   1 share

       Directors:                                            Dr. Yap, Allan
                                                             Mr. Chan Kwok Hung

       Secretary:                                            Dong Fang Gas Management Limited

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Chance Gateway Limited

       Registered number:                                    513270

       Registered office:                                    P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      12-09-2002  British Virgin Islands

       Issued share capital:                                 US$1.00 divided into 1 share

       Authorised share capital:                             US$50,000 divided into 50,000 shares of
                                                             US$1.00 each

       Registered and beneficial shareholders:               Dong Fang Gas (B.V.I.) Limited
                                                             (formerly known as Growth Choice Limited)

       No. of shares held:                                   1 share

       Directors:                                            Dr. Yap, Allan
                                                             Mr. Chan Kwok Hung

       Secretary:                                            Dong Fang Gas Management Limited

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Easy Accurate Profits Limited

       Registered number:                                    513206

       Registered office:                                    P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      12-09-2002  British Virgin Islands

       Issued share capital:                                 US$1.00 divided into 1 share

       Authorised share capital:                             US$50,000 divided into 50,000 shares of
                                                             US$1.00 each

       Registered and beneficial shareholders:               Dong Fang Gas (B.V.I.) Limited
                                                             (formerly known as Growth Choice Limited)

       No. of shares held:                                   1 share

       Directors:                                            Dr. Yap, Allan
                                                             Mr. Chan Kwok Hung

       Secretary:                                            Dong Fang Gas Management Limited

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Global High Profits Limited

       Registered number:                                    513307

       Registered office:                                    P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      12-09-2002  British Virgin Islands

       Issued share capital:                                 US$1.00 divided into 1 share

       Authorised share capital:                             US$50,000 divided into 50,000 shares of
                                                             US$1.00 each

       Registered and beneficial shareholders:               Dong Fang Gas (B.V.I.) Limited
                                                             (formerly known as Growth Choice Limited)

       No. of shares held:                                   1 share

       Directors:                                            Dr. Yap, Allan
                                                             Mr. Chan Kwok Hung

       Secretary:                                            Dong Fang Gas Management Limited

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Chief Atlantic Profits Limited

       Registered number:                                    514108

       Registered office:                                    P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      18-09-2002  British Virgin Islands

       Issued share capital:                                 US$1.00 divided into 1 share

       Authorised share capital:                             US$50,000 divided into 50,000 shares of
                                                             US$1.00 each

       Registered and beneficial shareholders:               Dong Fang Gas (B.V.I.) Limited
                                                             (formerly known as Growth Choice Limited)

       No. of shares held:                                   1 share

       Directors:                                            Dr. Yap, Allan
                                                             Mr. Chan Kwok Hung

       Secretary:                                            Dong Fang Gas Management Limited

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Dong Fang Gas Management Limited

       Registered number:                                    789983

       Registered office:                                    9th Floor,  Paul Y. Centre, 51 Hung To
                                                             Road, Kowloon, Hong Kong

       Date and place of incorporation:                      20-03-2002  Hong Kong

       Issued share capital:                                 HK$2.00 divided into 2 shares

       Authorised share capital:                             HK$10,000 divided into 10,000 shares of
                                                             HK$1.00 each

       Shareholders and shares held:                         Dong Fang Gas (B.V.I.) Limited
                                                             (formerly known as Growth Choice Limited)
                                                             1 share
                                                             Dong Fang Gas Limited
                                                             1 share (held for and on behalf of Dong
                                                             Fang Gas (B.V.I.) Limited)

       Directors:                                            Dr. Yap, Allan
                                                             Mr. Chan Kwok Hung

       Secretary:                                            Dong Fang Gas Limited

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      China Crystal Investment Ltd.

       Registered number:                                    512773

       Registered office:                                    Beaufort House, P.O. Box 438, Road Town,
                                                             Tortola, British Virgin Islands

       Date and place of incorporation:                      10-09-2002  British Virgin Islands

       Issued share capital:                                 US$1.00 divided into 1 share

       Authorised share capital:                             US$50,000 divided into 50,000 shares of
                                                             US$1.00 each

       Registered and beneficial shareholders:               Dong Fang Gas (B.V.I.) Limited

       No. of shares held:                                   1 share

       Directors:                                            Dr. Yap, Allan
                                                             Mr. Chan Kwok Hung

       Secretary:

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Dong Fang Gas Limited

       Registered number:                                    815429

       Registered office:                                    9th Floor, Paul Y. Centre, 51 Hung To
                                                             Road, Kwun Tong, Kowloon, Hong Kong

       Date and place of incorporation:                      25-09-2002  Hong Kong

       Issued share capital:                                 HK$2.00 divided into 2 shares

       Authorised share capital:                             HK$10,000 divided into 10,000 shares of
                                                             HK$1.00 each

       Shareholders and shares held:                         Dong Fang Gas (B.V.I.) Limited
                                                             (formerly known as Growth Choice Limited)
                                                             1 share
                                                             Dong Fang Gas Management Limited
                                                             1 share (held on trust for and on behalf
                                                             of Dong Fang Gas (B.V.I.) Limited)

       Directors:                                            Dr. Yap, Allan
                                                             Mr. Chan Kwok Hung

       Secretary:                                            Dong Fang Gas Management Limited

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Dong Fang Gas (China) Limited

       Registered number:                                    545923.

       Registered office:                                    P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      16-05-2003  British Virgin Islands

       Issued share capital:                                 US$1.00 divided into 1 share

       Authorised share capital:                             US$50,000 divided into 50,000 shares of
                                                             US$1.00 each

       Registered and beneficial shareholders:               Dong Fang Gas (B.V.I.) Limited
                                                             (formerly known as Growth Choice Limited)

       No. of shares held:                                   1 share

       Directors:                                            Dr. Yap, Allan
                                                             Mr. Chan Kwok Hung

       Secretary:                                            Dong Fang Gas Management Limited

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:
                                                             Top Power Holdings Limited

       Registered number:                                    465762

       Registered office:                                    3rd Floor, Omar Hodge Building, Wickhams
                                                             Cay I, P.O. Box 362, Road Town, Tortola,
                                                             British Virgin Islands

       Date and place of incorporation:                      08-10-2001  British Virgin Islands

       Issued share capital:                                 US$100 divided into 100 shares

       Authorised share capital:                             US$50,000 divided into 50,000 shares of
                                                             US$1.00 each

       Registered and beneficial shareholders                Dong Fang Gas (China.) Limited
       and shares held:                                      73 shares
                                                             Realux Limited
                                                             27 shares

       Directors:                                            Realux Limited
                                                             Dr. Yap, Allan
                                                             Mr. Chan Kwok Hung

       Secretary:                                            Dong Fang Gas Management Limited

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Beijing Continental Gas Co. Ltd.

       Registered number:                                    N/A

       Registered office:                                    Technology Training Center, 30 Bai Shi Qiao Road, Haidian District,
                                                             Beijing, PRC

       Date and place of incorporation:                      15-07-1997  People's Republic of China

       Issued share capital:                                 RMB 10 million

       Authorised share capital:                             RMB 10 million

       Registered and beneficial shareholders                Top Power Holdings Limited
       and shares held:                                      70%

       Directors:                                            Yeung Dik Man
                                                             Ho Chak Man
                                                             Dr. Yap, Allan
                                                             Chan Kwok Hung

       Secretary:                                            N/A

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Apex Landmark Limited

       Registered number:                                    558122

       Registered office:                                    P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      28-08-2003   British Virgin Islands

       Issued share capital:                                 US$1.00 divided into 1 share

       Authorised share capital:                             US$50,000 divided into 50,000 shares of
                                                             US$1.00 each

       Registered and beneficial shareholders:               Companion Building Material (Holdings)
                                                             Limited

       No. of shares held:                                   1 share

       Directors:                                            Dr. Yap, Allan
                                                             Mr. Chan Kwok Hung

       Secretary:                                            N/A

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Companion-China Limited
                                                             (formerly known as Taico
                                                             Investments Limited) - 27/10/1992)

       Registered number:                                    369349

       Registered office:                                    Suites 1307-8, 13/F., Great Eagle Centre,
                                                             23 Harbour Road, Wanchai, Hong Kong

       Date and place of incorporation:                      16-07-1992       Hong Kong

       Issued share capital:                                 HK$137,839,000 divided into 137,839,000
                                                             shares of HK$1 each

       Authorised share capital:                             HK$137,839,000 divided into 137,839,000
                                                             shares of HK$1 each

       Registered Shareholders:                              Companion Building Material
                                                               (Holdings) Limited
                                                             (137,838,999 Shares)
                                                             Ng Kwun Wan (1 Share)

       Beneficial Shareholder:                               Companion Building Material
                                                               (Holdings) Limited
                                                             137,839,000 Shares

       Directors:                                            Leung Kwok Wa
                                                             Ng Kwun Wan

       Secretary:                                            Leung Ying Mei Florice

       Auditors:                                             Deloitte Touche Tohmatsu

       Business                                              Manufacturing, Building Material Supplies

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Companion-China (Supplies) Limited

       Registered number:                                    607499

       Registered office:                                    Suites 1307-8, 13/F., Great Eagle Centre,
                                                             23 Harbour Road, Wanchai, Hong Kong

       Date and place of incorporation:                      12-05-1997       Hong Kong

       Issued share capital:                                 HK$10,000 divided into 5,000 shares  of
                                                             HK$2 each

       Authorised share capital:                             HK$10,000 divided into 5,000 shares of
                                                             HK$2 each

       Registered Shareholders:                              Companion-China Limited (1 Share)
                                                             Ng Kwun Wan (1 Share)

       Beneficial Shareholder:                               Companion-China Limited (2 Shares)

       Directors:                                            Leung Kwok Wa
                                                             Ng Kwun Wan

       Secretary:                                            Leung Ying Mei, Florice

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      King Unity Investments Limited

       Registered number:                                    405845

       Registered office:                                    Suites 1307-8, 13/F., Great Eagle Centre,
                                                             23 Harbour Road, Wanchai, Hong Kong

       Date and place of incorporation:                      02-03-1993       Hong Kong

       Issued share capital:                                 HK$20,000 divided into 20,000 shares of
                                                             HK$1 each

       Authorised share capital:                             HK$20,000 divided into 20,000 shares of
                                                             HK$1 each

       Registered Shareholders:                              Companion-China Limited
                                                             (5,999 Shares)
                                                             Chen Ming Yin, Tiffany
                                                             (2,600 Shares)
                                                             Chiu Mei Ku
                                                             (1,400 Shares)
                                                             Ng Kwun Wan
                                                             (1 Share)
                                                             Placemakers Limited
                                                             (10,000 Shares)

       Shareholding beneficially held by Companion-China     16,000 Shares
       Limited:

       Directors:                                            Leung Kwok Wa
                                                             Ng Kwun Wan
                                                             Chen Ming Yin, Tiffany

       Secretary:                                            Leung Ying Mei Florice

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Saint Galerie Tiles Limited

       Registered number:                                    92453

       Registered office:                                    Suites 1307-8, 13/F., Great Eagle Centre,
                                                             23 Harbour Road, Wanchai, Hong Kong

       Date and place of incorporation:                      23-01-1981       Hong Kong

       Issued share capital:                                 HK$13,750,000 divided into 13,750,000
                                                             shares

       Authorised share capital:                             HK$80,000,000 divided into 80,000 shares
                                                             of HK$1,000 each

       Registered Shareholders:                              Super Trend Limited
                                                             (13,749 Shares)
                                                             Ng Kwun Wan
                                                             (1 Share)

       Beneficial Shareholders                               Super Trend Limited
                                                             (13,750 Shares)

       Directors:                                            Leung Kwok Wa
                                                             Ng Kwun Wan

       Secretary:                                            Leung Ying Mei Florice

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Saint Galerie Trading Company Limited

       Registered number:                                    30983

       Registered office:                                    Suites 1307-8, 13/F., Great Eagle Centre,
                                                             23 Harbour Road, Wanchai, Hong Kong

       Date and place of incorporation:                      15-12-1972       Hong Kong

       Issued share capital:                                 HK$4,000 divided into 400 shares

       Authorised share capital:                             HK$500,000 divided into 500,000 shares of
                                                             HK$1 each

       Registered Shareholders:                              Super Trend Limited
                                                             (399 Shares)
                                                             Saint Galerie Tiles Limited
                                                             (1 Share)

       Beneficial Shareholders                               Super Trend Limited
                                                             (400 Shares)

       Directors:                                            Leung Kwok Wa
                                                             Ng Kwun Wan

       Secretary:                                            Leung Ying Mei Florice

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Super Trend Limited

       Registered office:                                    80 Broad Street, Morovia, Liberia

       Date and place of incorporation:                      13-05-1987       Republic of Liberia

       Issued share capital:                                 US$4 divided into 4 shares of US$1 each

       Authorised share capital:                             US$500 divided into 500 shares of US$1
                                                             each

       Shareholder:                                          Companion-China Limited (4 shares)

       Directors:                                            Leung Kwok Wa
                                                             Ng Kwan Wan

       Secretary:                                            Ng Kwun Wan

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Asean Fortune Corporation

       Registered number:                                    208190

       Registered office:                                    Offshore Incorporations Limited
                                                             P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      03-12-1996       BVI

       Issued share capital:                                 US$60 divided into 60 shares of US$1 each

       Authorised share capital:                             US$50,000 divided into 50,000 shares  of
                                                             US$1 each of US$1 each

       Shareholders:                                         Eminent Development Limited
                                                             (30 Shares)
                                                             Companion-China Limited
                                                             (30 Shares)

       Directors:                                            Leung Kowk Wa
                                                             Chow Yu Chun, Alexander
                                                             Ki Man Fung, Leonie
                                                             Chan Ching (alternate to Mr Chow Yu Chun
                                                             Alexander)
                                                             Ng Kwun Wan

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Brightsilver Investments Limited

       Registered number:                                    215795

       Registered office:                                    Offshore Incorporations Limited
                                                             P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      23-01-1997       BVI

       Issued share capital:                                 US$2 divided into 2 shares of US$1 each

       Authorised share capital:                             US$50,000 divided into 50,000 shares of
                                                             US$1 each of US$1 Each

       Registered Shareholders:                              Companion-China Limited
                                                             (2 Shares)

       Directors:                                            Leung Kwok Wa
                                                             Ng Kwun Wan

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Wenzhou Xishan United Ceramics Co., Ltd

       Registered number:                                    0063860
                                                             Approved Certificate by
                                                             Zhejiang Bureau of Foreign Trade & Economic Cooperation
                                                             Ref No: 199202316

       Registered office:                                    229 Xishan East Road, Wenzhou City, Zhejiang, PRC

       Date and place of incorporation:                      30-11-1992       PRC

       Registered capital:                                   US$6,800,000

       Total Investment:                                     US$13,600,000

       Shareholders:                                         Wenzhou Xishan Wall Tile Factory
                                                             (US$1,800,000)
                                                             Companion-China Limited
                                                             (US$5,000,000)

       Directors:                                            Leung Kwok Kui
                                                             Tsui Hin Kit
                                                             Ng Tik Hong
                                                             Ng Sai Hung
                                                             Ng Kwun Wan
                                                             Cheung Ben Yee
                                                             Lee Wah Ching
                                                             Ha Ka Lam
                                                             Chiang Ching Fat
                                                             Chu Ding Sun
                                                             Chan King Wai

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Chongqing Golden City Ceramics Co Ltd

       Registered number:                                    0080095
                                                             Approved Certificate by:
                                                             Chongqing Foreign Economic Relations and Trade Commission
                                                             Ref Number: 199202316

       Registered office:                                    No. 49, Gong Kuang Road, Li Jia Tuo, Jiu Long Po District,
                                                             Chongqing City, PRC

       Date and place of incorporation:                      03-08-1993       PRC

       Registered Capital:                                   US$5,500,000

       Total Investment:                                     US$11,000,000

       Shareholders:                                         Chongqing Sixth Cotton Mill Yakka Service Co.
                                                             (US$1,650,000)
                                                             King Unity Investment Limited
                                                             (US$3,850,000)

       Directors:                                            Leung Kwok Wa
                                                             Tang Wei
                                                             Ng Kwun Wan
                                                             Ng Tik Hong
                                                             Chu Ding Sun
                                                             Lee Hiu Ling
                                                             Wong Tak
                                                             Cheung Wing Ching

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      YiXing United Ceramics Co., Ltd

       Registered number:                                    0086239
                                                             Approved Certificate by:
                                                             Department of Foreign Trade and Economic Cooperation, Jiangsu
                                                             Ref Number: 19939958

       Registered office:                                    Industrial Park for Environmental Science and Technology, YiXing, PRC

       Date and place of incorporation:                      06-03-1993       PRC

       Registered Capital:                                   US$11,360,000

       Total Investment:                                     US$27,160,000

       Shareholders:                                         Asean Fortune Corporation
                                                             (US$15,560,000)
                                                             YiXing Economic Development Zone Corporations
                                                             (US$800,000)

       Directors:                                            Leung Kwok Wa
                                                             Chu Ding Sun
                                                             Ng Kwun Wan
                                                             Ng Tik Hong
                                                             Ki Man fung, Leonie
                                                             Wong Wing Shu
                                                             Mok Hak Ming
                                                             Shum Ming Ming

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Companion-China Limited Manufacturer of Ceramics Tiles

       Registered number:                                    19950059
                                                             Approved Certificate by:
                                                             Department of Foreign Trade and Economics Relations of Guangdong
                                                             Province Ref Number: 19950059

       Registered office:                                    Industrial Development Zone, Shuang Shui Town, Xinhui, Guangdong, PRC

       Date and place of incorporation:                      13-07-1998       PRC

       Registered Capital:                                   US$2,600,000

       Total Investment:                                     US$2,700,000

       Shareholders:                                         Companion-China Limited
                                                             (US$2,600,000)

       Directors:                                            Leung Kwok Wa
                                                             Chu Ding Sun
                                                             Tai Kin Fai

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Shanghai Companion Building Material Co., Ltd

       Registered number:                                    19950059
                                                             Approved Certificate by:
                                                             Shanghai Minhang Foreign Economic Relations and Trade Commission
                                                             Ref Number: 1997501

       Registered office:                                    Li An West Road, Minhang District, Shanghai, PRC

       Date and place of incorporation:                      27-12-1997       PRC

       Registered Capital                                    US$3,000,000

       Total Investment                                      US$5,000,000

       Shareholders:                                         Shanghai Xin Wu Group Co., Ltd.
                                                             Companion-China Limited
                                                             90%

       Directors:                                            Leung Kwok Wa
                                                             Chu Ding Sun
                                                             Ng Dai Shan

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Companion Building Material (BVI) Limited

       Registered number:                                    274121

       Registered office:                                    Offshore Incorporations Limited
                                                             P.O. Box 957, Offshore Incorporations
                                                             Centre, Road Town, Tortola, British
                                                             Virgin Islands

       Date and place of incorporation:                      31-03-1998       BVI

       Issued share capital:                                 US$2 divided into 2 shares of US$1 each

       Authorised share capital:                             US$50,000 divided into 50,000 shares of
                                                             US$1 each

       Shareholder:                                          The Purchaser
                                                             (2 Shares)

       Directors:                                            Ng Sai Hung
                                                             Ng Tik Hong

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Companion Building Material (Holdings)
                                                             Limited

       Registered number:                                    33493

       Registered office:                                    Suite 2901, 29/F., Great Eagle Centre, 23
                                                             Harbour Road, Wanchai, Hong Kong

       Date and place of incorporation:                      18-05-1973       Hong Kong

       Issued share capital:                                 HK$490,385,924 divided into 2,451,929,620
                                                             shares of HK$0.20 each

       Authorised share capital:                             HK$600,000,000 divided into 3,000,000,000
                                                             shares of HK$0.20 each

       Registered Shareholders:                              Companion Building Material
                                                               (BVI) Limited
                                                             (2,451,929,619 shares)
                                                             Ng Kwun Wan (1 Share)

       Beneficial Shareholder:                               Companion Building Material (BVI) Limited
                                                             (2,451,929,620 Shares)

       Directors:                                            Leung Kwok Wa
                                                             Ng Kwun Wan
                                                             Ng Sai Hung
                                                             Ng Tik Hong

       Secretary:                                            Wah Pui Shan

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Companion - First Top Limited

       Registered number:                                    492285

       Registered office:                                    Suite 2901, 29/F., Great Eagle Centre, 23
                                                             Harbour Road, Wanchai, Hong Kong

       Date and place of incorporation:                      27-09-1994       Hong Kong

       Issued share capital:                                 HK$1,000,000 divided into 1,000,000
                                                             shares of HK$1 each

       Authorised share capital:                             HK$1,000,000 divided into 1,000,000
                                                             shares of HK$1 each

       Shareholders:                                         Companion Building Material
                                                               (Holdings) Limited
                                                             (750,000 Shares)
                                                             Danta Enterprises (International)
                                                               Corporation
                                                             (250,000 Shares)

       Directors:                                            Ng Tik Hong
                                                             Ng Sai Hung
                                                             Tsoi Chi Yin

       Secretary:                                            Wah Pui Shan

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Companion Finance Limited

       Registered number:                                    138959

       Registered office:                                    P.O Box 71, Craigmuir Chambers, Road
                                                             Town, Tortola,
                                                             British Virgin Islands

       Date and place of incorporation:                      05-01-1995       BVI

       Issued share capital:                                 US$100 divided into 100 shares of US$1
                                                             each

       Authorised share capital:                             US$50,000 divided into 50,000 shares of
                                                             US$1 each

       Registered and Beneficial Shareholder:                Companion Building Material
                                                               (Holdings) Limited
                                                             (100 shares)

       Directors:                                            Siu York Chee
                                                             Shiu Yeuk Yuen
                                                             Leung Kwok Kui
                                                             Ng Tik Hong
                                                             Ng Sai Hung
                                                             Ng Kwun Wan

       Secretary:                                            Leung Kwok Kui

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Companion Transport Limited

       Registered number:                                    488079

       Registered office:                                    Suite 2901, 29/F., Great Eagle Centre, 23
                                                             Harbour Road, Wanchai, Hong Kong

       Date and place of incorporation:                      09-08-1994       Hong Kong

       Issued share capital:                                 HK$1,500,000 divided into 1,500,000
                                                             shares of HK$1 each

       Authorised share capital:                             HK$1,500,000 divided into 1,500,000
                                                             shares of HK$1 each

       Registered Shareholders:                              Companion Building Material
                                                               (Holdings) Limited
                                                             (1,499,999 shares)
                                                             Ng Kwun Wan (1 share)

       Beneficial Shareholder:                               Companion Building Material
                                                               (Holdings) Limited
                                                             (1,500,000 shares)

       Directors:                                            Ng Sai Hung
                                                             Ng Kwun Wan

       Secretary:                                            Wah Pui Shan

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Crown Empire Limited

       Registered number:                                    613748

       Registered office:                                    Suite 2901, 29/F., Great Eagle Centre, 23
                                                             Harbour Road, Wanchai, Hong Kong

       Date and place of incorporation:                      20-06-1997       Hong Kong

       Issued share capital:                                 HK$2 divided into 2 shares of HK$1 each

       Authorised share capital:                             HK$10,000 divided into 10,000 shares of
                                                             HK$1 each

       Registered Shareholders:                              Companion Building Material
                                                               (Holdings) Limited (1 share)
                                                             Ng Kwun Wan (1 share)
       Beneficial Shareholder:                               Companion Building Material
                                                               (Holdings) Limited (2 shares)

       Directors:                                            Ng Tik Hong
                                                             Ng Sai Hung

       Secretary:                                            Wah Pui Shan

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Crown Rise Investments Limited

       Registered number:                                    661824

       Registered office:                                    Suite 2901, 29/F., Great Eagle Centre, 23
                                                             Harbour Road, Wanchai, Hong Kong

       Date and place of incorporation:                      07-12-1998       Hong Kong

       Issued share capital:                                 HK$2 divided into 2 shares of HK$1 each

       Authorised share capital:                             HK$10,000 divided into 10,000 shares of
                                                             HK$1 each

       Registered Shareholders:                              Companion Building Material
                                                               (Holdings) Limited (1 share)
                                                             Ng Kwun Wan (1 share)

       Beneficial Shareholder:                               Companion Building Material
                                                               (Holdings) Limited (2 shares)

       Directors:                                            Ng Tik Hong
                                                             Ng Kwun Wan
                                                             Ng Sai Hung

       Secretary:                                            Wah Pui Shan

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Ellca Company Limited

       Registered number:                                    109767

       Registered office:                                    Suite 2901, 29/F., Great Eagle Centre, 23
                                                             Harbour Road, Wanchai, Hong Kong

       Date and place of incorporation:                      12-03-1982       Hong Kong

       Issued share capital:                                 HK$10,000 divided into 10,000 shares of
                                                             HK$1 each

       Authorised share capital:                             HK$1,000,000 divided into 1,000,000
                                                             shares of HK$1 each

       Registered Shareholders:                              Companion Building Material
                                                               (Holdings) Limited (9,999 shares)
                                                             Ng Kwun Wan (1 share)

       Beneficial Shareholder:                               Companion Building Material
                                                               (Holdings) Limited (10,000 shares)

       Directors:                                            Ng Sai Hung
                                                             Ng Kwun Wan

       Secretary:                                            Wah Pui Shan

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Four Strong Winds Limited

       Registered number:                                    435936

       Registered office:                                    Suite 2901, 29/F., Great Eagle Centre, 23
                                                             Harbour Road, Wanchai, Hong Kong

       Date and place of incorporation:                      15-07-1993       Hong Kong

       Issued share capital:                                 HK$20 divided into 2 shares of HK$10 each

       Authorised share capital:                             HK$1,000 divided into 100 shares of HK$10
                                                             each

       Registered Shareholders:                              Companion Building Material
                                                               (Holdings) Limited (1 share)
                                                             Ng Kwun Wan (1 share)

       Beneficial Shareholder:                               Companion Building Material
                                                               (Holdings) Limited (2 shares)

       Directors:                                            Ng Sai Hung
                                                             Ng Kwun Wan
                                                             Ng Tik Hong

       Secretary:                                            Wah Pui Shan

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      New Oriental Management Limited

       Registered number:                                    611272

       Registered office:                                    Suite 2901, 29/F., Great Eagle Centre, 23
                                                             Harbour Road, Wanchai, Hong Kong

       Date and place of incorporation:                      04-06-1997       Hong Kong

       Issued share capital:                                 HK$2 divided into 2 shares of HK$1 each

       Authorised share capital:                             HK$10,000 divided into 10,000 shares of
                                                             HK$1 each

       Registered Shareholders:                              Companion Building Material
                                                               (Holdings) Limited (1 share)
                                                             Ng Kwun Wan (1 share)

       Beneficial Shareholder:                               Companion Building Material
                                                               (Holdings) Limited (2 shares)

       Directors:                                            Ng Sai Hung
                                                             Ng Kwun Wan

       Secretary:                                            Wah Pui Shan

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Placemakers Limited

       Registered number:                                    133996

       Registered office:                                    P.O Box 71, Craigmuir Chambers, Road
                                                             Town, Tortola,
                                                             British Virgin Islands

       Date and place of incorporation:                      22-11-1994       BVI

       Issued share capital:                                 US$100 divided into 100 shares of US$1
                                                             each

       Authorised share capital:                             US$50,000 divided into 50,000 shares of
                                                             US$1 each

       Registered and Beneficial Shareholder:                Companion Building Material
                                                               (Holdings) Limited (100 shares)

       Directors:                                            Ng Sai Hung
                                                             Ng Tik Hong

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Sino Pearl Limited

       Registered number:                                    662361

       Registered office:                                    Suite 2901, 29/F., Great Eagle Centre, 23
                                                             Harbour Road, Wanchai, Hong Kong

       Date and place of incorporation:                      11-12-1998       Hong Kong

       Issued share capital:                                 HK$2 divided into 2 shares of HK$1 each

       Authorised share capital:                             HK$10,000 divided into 10,000 shares of
                                                             HK$1 each

       Registered Shareholders:                              Companion Building Material
                                                               (Holdings) Limited (1 share)
                                                             Ng Kwun Wan (1 share)

       Beneficial Shareholders:                              Companion Building Material
                                                               (Holding) Limited (2 shares)
       Directors:                                            Ng Tik Hong
                                                             Ng Kwun Wan
                                                             Ng Sai Hung
       Secretary:                                            Wah Pui Shan

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Union Faith Enterprises Limited

       Registered number:                                    646709

       Registered office:                                    Suite 2901, 29/F., Great Eagle Centre, 23
                                                             Harbour Road, Wanchai, Hong Kong

       Date and place of incorporation:                      05-06-1998       Hong Kong

       Issued share capital:                                 HK$2 divided into 2 shares of HK$1 each

       Authorised share capital:                             HK$10,000 divided into 10,000 shares of
                                                             HK$1 each

       Registered Shareholders:                              Companion Building Material
                                                               (Holdings) Limited (1 share)
                                                             Ng Kwun Wan (1 share)

       Beneficial Shareholder                                Companion Building Material
                                                               (Holdings) Limited (2 shares)

       Directors:                                            Ng Tik Hong
                                                             Ng Kwun Wan

       Secretary:                                            Wah Pui Shan

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Weber Trading Company Limited

       Registered number:                                    120007

       Registered office:                                    Suite 2901, 29/F., Great Eagle Centre, 23
                                                             Harbour Road, Wanchai, Hong Kong

       Date and place of incorporation:                      21-12-1982       Hong Kong

       Issued share capital:                                 HK$20 divided into 2 shares of HK$10 each

       Authorised share capital:                             HK$10,000 divided into 1,000 shares of
                                                             HK$10 each

       Registered Shareholders:                              Companion Building Material
                                                               (Holdings) Limited (1 share)
                                                             Ng Kwun Wan (1 share)

       Beneficial Shareholder:                               Companion Building Material
                                                               (Holdings) Limited (2 shares)

       Directors:                                            Ng Tik Hong
                                                             Ng Kwun Wan
                                                             Ng Sai Hung

       Secretary:                                            Wah Pui Shan

       Particulars of the Purchaser's Subsidiaries (cont'd)

       Name of Company:                                      Companion (Malta) Limited

       Registered number:

       Date and place of incorporation:                      25-04-1994       Malta

       Issued share capital:                                 US$6,000 divided into 6,000 shares of
                                                             US$1 each

       Authorised share capital:                             US$6,000 divided into 6,000 shares of
                                                             US$1 each

       Registered Shareholders:

       Beneficial Shareholder:                               Companion Building Material
                                                             (Holdings) Limited
                                                             (6,000 shares)

       Directors:                                            Carniel Buttiging
                                                             John A. Psaile
                                                             John J. Attenrd

                                   Schedule 3
                                 The Properties
                                  (Clause 1.1)


                                     Part 1
                   Particulars of Properties owned by a Group Company


Name of Group Company owning the Property         Address of Property
-----------------------------------------         -------------------------------------------------------
1      Carmay Investment Limited                  (1)    Units 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13,
                                                         14 and 15 on 18th Floor;

                                                  (2)    Female Disable Lavatory; Male Lavatory; and
                                                         Disable Lavatory and Lift Lobby and Corridor on
                                                         18th Floor;

                                                  (3)    Parking Space Nos.5, 6 and L5 on 1st Floor of
                                                         Paramount Building,No.12 Ka Yip Street, Hong Kong

2      ACCA Investment Limited                    (1)    Units 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13,
                                                         14 and 15 on 20th Floor;

                                                  (2)    Roof;

                                                  (3)    Female Disable Lavatory; Male Lavatory; and
                                                         Disable Lavatory and Lift Lobby and Corridor on
                                                         20th Floor;

                                                  (4)    Parking Space Nos.7, 8, L3 and L4 on 1st Floor

                                                  of Paramount Building, No.12 Ka Yip Street, Hong Kong

3      Beijing Jing Wei House and Land Estate     Pacific Century Place, Beijing, 2A Worker's Stadium Road
       Development Company Limited                North, Chaoyang District, Beijing PRC

                                     Part 2
              Particulars of Properties leased by a Group Company


The following details to be completed in respect of each Property leased by a Group Company:

Address of Property:         PCCW Tower, Taikoo Place, 979 King's Road,
                             Quarry Bay, Hong Kong comprising the following portions of the building known as Dorset House
                             (which comprises a 4 level basement car park, a podium and 2 contiguous tower blocks above the podium) (the "Building") erected on Portions of Section S and the Remaining Portion of Quarry
                             Bay Marine Lot No. 1:

                             1  those portions of the Building now
                                known as PCCW Tower (formerly known at
                                the date of the Lease as Hongkong
                                Telecom Tower (Tower A)) as shown
                                coloured Yellow on Plans 2 to 51
                                annexed to the lease; and

                             2  those loading and unloading bays on
                                the Ground Floor of the Building as
                                shown coloured Yellow hatched Black on
                                Plan 6 annexed to the lease; and

                             3  those car parking spaces on Basement
                                Levels 1 to 4 of the Building as shown
                                coloured Yellow hatched Black on Plans
                                2 to 5 annexed to the lease.

Original parties to lease:   Taikoo Place Holdings Limited (1) (as Owner)
                             Monance Limited (2) (as Lessee)
                             Swire Properties Limited (3) (as Owner's Guarantor)
                             PCCW-HKT Limited (4) (as Lessee's Guarantor)

Date of lease:               13 December 2000

Term:                        999 years from and including 2 February 1882
                             (less the last 3 days thereof)

Rent:                        HK$1.00 per annum (if demanded)

Current lessee:              Partner Link Investments Limited by virtue of an
                             assignment of the lease dated 6 September 2002 made between Monance Limited (as assignor), Partner Link Investments Limited (as assignee) and
                             PCCW-HKT Limited (as assignee's guarantor)

                                   Schedule 4
                           The Purchaser's Properties
                                  (Clause 1.1)


LEASED PROPERTIES

Company                           Location of Leased Properties                                               Leased Term

Digital Delight Limited           Units 01-03 & 08-11, 9/F, Paul Y Centre, 51 Hung To Road               21/10/02 to 20/12/04
                                  Kwun Tong, Kowloon, Hong Kong

Beijing Continental Gas           2nd Floor, Technology and Training Centre                              15/01/01 to 14/01/04
Co. Ltd.                          Zhongguancun Science Park, Chinese Academy of Agriculture Sciences,
                                  12 Zhongguancun South Road, Haidian District, Beijing, PRC

Companion China Limited           Units 1307-8, Great Eagle Centre, Wanchai,                             16/06/03 to 15/06/06
                                  Hong Kong

Chongqing Golden Unity            No. 3456, Chongqing Ceramics Market,                                   25/06/03 to 25/06/04
Ceramics Co Ltd                   Da Du Kou District, Chongqing, PRC.

LIST OF LAND AND BUILDINGS

Held by Chongqing Golden Unity Ceramics (56% effectively held by Companion China Ltd)
-------------------------------------------------------------------------------------

Year          Nature                     Location                        Area/description
12/1993       Land Use Right             No. 49, Gong Kuang Road,        720 sq.m
              Certificate                Li Jia Tou, Jiu Long Po
                                         District
12/1993       Land Use Right             No. 49, Gong Kuang Road,        16,569 sq.m
              Certificate                Li Jia Tou, Jiu Long Po
                                         District
12/1993       Land Use Right             No. 49, Gong Kuang Road,        44sq.m
              Certificate                Li Jia Tou, Jiu Long Po
                                         District
10/1996       Building Ownership         No. 49 Gong Kuang Road,         1 machine room , 1 Gas
              Certificate                Li Jia Tou Ma Wang Ping,        station
                                         Banan District.
10/1996       Building Ownership         No. 49 Gong Kuang Road,         1 Ball Mill Machine
              Certificate                Li Jia Tou Ma Wang Ping,
                                         Banan District
10/1996       Building Ownership         No. 49 Gong Kuang Road,         5 Auxiliary Units
              Certificate                Li Jia Tou Ma Wang Ping,        (Southern)
                                         Banan District
10/1996       Building Ownership         Qun Le Village, Hua Xi,         5 Residential Units in 1
              Certificate                Banan District, Chongqing       floor
10/1996       Building Ownership         Qun Le Village, Hua Xi,         5 Residential Units in 1
              Certificate                Banan District, Chongqing       Floor


Held by Wenzhou Xishan United Ceramics Co Ltd (73.5% effectively held by Companion China Ltd)
---------------------------------------------------------------------------------------------

Year          Nature                      Location                      Area/Description      Terms
8/1998        Land Use Right             No. 229, Xishan East Road,      53,216.7 sq.m
              Certificate                Wenzhou City,
                                         ZheJiang
1/2000        Building Ownership         No. 229, Xishan East Road,      6 storeys of Commercial
              Certificate                Wenzhou City,                   Building
                                         ZheJiang
1/2000        Building Ownership         No. 229, Xishan East Road,      2 storeys of Factory
              Certificate                Wenzhou City,                   Building
                                         Zhejiang
1/2000        Building Ownership         No. 229, Xishan East Road,      2 storeys of Factory
              Certificate                Wenzhou City,                   Building
                                         Zhejiang





Held by Xinhui (100% subsidiary of Companion China)
---------------------------------------------------

Year          Nature                      Location                      Area/Description      Terms
              Factory, Godown and        Industrial Development          11,000 m2            25 years
              Office                     Zone, Shuang Shui Town,
                                         Xinhui, Jiangmen City,
                                         Guangdong Province
              Workers' Flat (vacant)     Room 202, 2nd Floor, 4          86.86 m2
                                         Agricultural and Science
                                         New Village Road West,
                                         Xinhui, Jiangmen City,
                                         Guangdong Province


Held by Companion China Limited
-------------------------------

Year          Nature                      Location                      Area/Description      Terms
              Worker's Flat (vacant)     Room 603 (6th Floor) and        127.42 m2 (apartment)
                                         Room 36 (1st Floor),            and 14.6 m2 (car park)
                                         Block 3, Prince
                                         Apartment, 118 Pun Yu
                                         Road, Shanghai

                                   Schedule 5
                             Completion Obligations
                                   (Clause 6)

1        Seller's Obligations

1.1      General Obligations

         On Completion, the Seller shall deliver or make available to the Purchaser the following:

         1.1.1 evidence of the due fulfilment of the Conditions Precedent for which the Seller are responsible;

         1.1.2 transfers of the Sale Shares duly executed by the registered holders in favour of the Purchaser (or as it may direct) accompanied by the relative share certificates (or an express indemnity in a form satisfactory to the Purchaser in the case of any certificate found to be missing);

         1.1.3 the Loan Assignment duly executed by the Seller in favour of the Purchaser (or as it may direct);

         1.1.4 the S&P Agreement duly executed by the Exchange Company in favour of the Purchaser (or as it may direct) and accompanied by the related title documents;

         1.1.5 application by the Seller (or such person as it may direct) to subscribe for the Consideration Shares;

         1.1.6 a certified true copy or certified extracts of the resolutions of the board of directors of the Seller (and, if applicable, resolutions of the shareholders of the Seller) approving this Agreement and the transactions contemplated in this Agreement; and

         1.1.7 all such other documents as may reasonably be required to enable the Purchaser and/or its nominees to be registered as holder(s) of the Sale Shares and the Sale Assets.

2        The Purchaser's Obligations

2.1      Delivery Obligations

         On Completion, the Purchaser shall deliver or make available to the
         Seller:

         2.1.1 evidence of the due fulfilment of the Conditions Precedent for which the Purchaser is responsible;

         2.1.2 the Consideration Shares duly issued and allotted (credited as fully paid) to the Seller (or as it may direct), and procure that the name(s) of the person or persons (including, where appropriate, HKSCC Nominees Limited) so notified by the Seller shall be entered in the register of the members of the Purchaser accordingly (without payment of any registration fee);

         2.1.3 the Certificates in respect of the Convertible Notes duly issued and allotted (credited as fully paid) to the Seller (or as it may direct);


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         2.1.4    a certified true copy of the approval from the Stock Exchange granting listing of and permission to deal in the Consideration Shares and the Conversion Shares upon any exercise of the Conversion Rights (if not already delivered before Completion);

         2.1.5 a certified true copy of the resolutions of the board of directors of the Purchaser approving this Agreement and the issue and allotment of the Consideration Shares to the Seller (or as it may direct), the issue of the Convertible Notes to the Seller (or as it may direct) and the issue of the Conversion Shares upon any exercise of the Conversion Rights;

         2.1.6 in accordance with the written directions of the Seller (issued by the Seller and to the Purchaser at least one Business Day before the expected date of Completion): (1) share certificates for such number of the Consideration Shares as so directed in the name of the Seller (or as it may direct); and (2) share certificates for such number of the Consideration Shares as so directed in the name of HKSCC Nominees Limited to be delivered through the facilities of HKSCC for immediate credit to such CCASS stock accounts pursuant to paragraph 2.2.1 below;

         2.1.7 a copy of the Purchaser's written instruction to its branch share registrar in Hong Kong to update the register of members to reflect the issue of the Consideration Shares, and evidence that the Seller (or the person(s) nominated by it) and/or HKSCC Nominees Limited (if so directed by the Seller pursuant to paragraph 2.1.2 above) has been registered as a shareholder of the Purchaser as to such number of the Consideration Shares as directed by the Seller under paragraph 2.1.2 above;

         2.1.8 certified true copies of resolutions of the board of directors of the Purchaser Group Companies appointing the five nominees of the Seller to be directors of the Purchaser (such appointment to take effect at the earliest time permissible under the Takeovers Code);

         2.1.9 the Loan Assignment duly executed by the Purchaser (or the assignee as it may direct);

         2.1.10 the S&P Agreement duly executed by the Purchaser in favour of the Exchange Company (or as it may direct);

         2.1.11 copies of the instruction letters, placing forms and other documents issued by the Purchaser to its branch share registrar in Hong Kong required for the deposit by the Seller (or any others as the Seller may direct) of the Consideration Shares or any part thereof in CCASS; and

         2.1.12 unless otherwise retained by the Seller, resignations of each director of the Purchaser with an acknowledgement that such director has no claim against the Purchaser for wrongful dismissal or otherwise (such resignation to take effect at the earliest time permissible under the Takeovers Code or such later time as the Seller may require).

2.2      Procurement Obligations

         On Completion, the Purchaser shall:

         2.2.1 (where the directions from the Seller relating to the issue and delivery of the Consideration Shares are such that any part of those shares are to be delivered through the facilities of HKSCC) procure that the relevant Consideration Shares shall be delivered through the facilities of HKSCC for immediate credit to the


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                  relevant CCASS stock accounts as shall be notified by the
                  Seller to the Purchaser for such purpose; and

         2.2.2 promptly execute and deliver to the Seller (or as it may direct) such other forms, instruments or documents, and do such acts as the Seller may require from time to time to facilitate the settlement of any placing of the Consideration Shares which the Seller (or any other persons to whom the Consideration Shares or any part thereof are to be allotted and issued at the direction of the Seller) may have undertaken.


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                                   Schedule 6
                Warranties given by the Seller under Clause 8.1


1        Corporate Information

1.1      The Sale Shares and the Group Companies

         1.1.1 The Seller will be the sole legal and beneficial owner of the Sale Shares after the Restructuring and immediately before Completion and has the right to exercise all voting and other rights over the Sale Shares.

         1.1.2 The Sale Shares comprise the whole of the issued and allotted share capital of the Company, have been properly and validly issued and allotted and are each fully paid or credited as fully paid.

         1.1.3 The shareholders specified in paragraph 2 of Schedule 1 are the sole legal and beneficial owners of the shares in the Subsidiaries and have the right to exercise all voting and other rights over such shares.

         1.1.4 The shares in the Subsidiaries comprise the relevant percentage of the issued and allotted share capital of the Subsidiaries as set out in the Charts, have been properly and validly issued and allotted and each are fully paid or credited as fully paid.

         1.1.5 The particulars contained in Schedule 1 are true, accurate and not misleading.

         1.1.6 No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, registration, sale or transfer, amortisation or repayment of any share or loan capital or any other security giving rise to a right over, or an interest in, the capital of any Group Company under any option, agreement or other arrangement (including conversion rights and rights of pre-emption).

         1.1.7    There are no Encumbrances on the shares in any Group Company.

         1.1.8    No Group Company:

                  (i) has any interest in, or has agreed to acquire, any share capital or other security referred to in paragraph 1.1.6 of any other company (wherever incorporated) other than the Subsidiaries set out in
                         Schedule 1; and

                  (ii) has any branch, division, establishment or operations outside the jurisdiction in which it is incorporated.

         1.1.9 The Charts contain an accurate description of the corporate structure of the Group before and immediately after Restructuring.

1.2      Constitutional Documents, Corporate Registers and Minute Books

         1.2.1 The constitutional documents of the Group Companies contain full details of the rights and restrictions attached to the share capital of the relevant Group Company and (to the best of the Seller's knowledge, information and belief) there have not been and are not any breaches by any Group Company which would have a material adverse effect on the business of the Group.


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         1.2.2    The statutory books, books of account and other records of whatsoever kind of each Group Company are in all material respects up-to-date, maintained in accordance with applicable law on a proper and consistent basis, contain complete and accurate records of all matters required to be dealt with in such books and records and have attached to them copies of all such resolutions and agreements as are required by law to be delivered to the Hong Kong Registrar of Companies or analogous authority in the relevant incorporation jurisdiction of the Group Companies and all other resolutions passed by the relevant Group Company or any class of members or shareholders, other than resolutions relating to ordinary business at any annual general meeting.

         1.2.3 All books and records referred to in paragraph 1.2.2 and all other documents (including documents of title and copies of all subsisting agreements to which any Group Company is a party) which are the property of each Group Company or ought to be in its possession are in the possession (or under the control) of the relevant Group Company.

         1.2.4 All accounts, documents and returns required by law to be delivered or made to the Hong Kong Registrar of Companies or analogous authority in relevant incorporation jurisdiction of the Group Companies have been duly and correctly delivered or made on a timely basis.

         1.2.5 The register of members of the Company is maintained in the British Virgin Islands and transfer of the Sale Shares are only required to be registered in the British Virgin Islands and not elsewhere.

2        Accounts

         The Accounts and the Management Accounts:

         (a) have been prepared in accordance with applicable law and in accordance with the accounting principles, standards and practices generally accepted in Hong Kong, and have been prepared in accordance with accounting policies used in preparing the published accounts of the Seller applied on a consistent basis; and

         (b) having regard to the purpose for which they were drawn up (and except for any audit adjustments in the Accounts and the Management Accounts arising out of the differences between the generally accepted accounting principles in the PRC and those in Hong Kong) do not materially misstate the assets and liabilities of the Group as at the Accounts Date or the Management Accounts Date (as the case may be) nor the profits or losses of the Group for each period concerned.

3        Financial Obligations

3.1      Financial Facilities

         To the best of the Seller's knowledge, information and belief, there are no circumstances whereby the continuation of any financial facilities material to the businesses of the Group as a whole might be prejudiced or affected as a result of a transaction effected by this Agreement.


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3.2      Guarantees

         Other than in the ordinary and usual course of business, there is no outstanding guarantee, indemnity, suretyship or security (whether or not legally binding) given by, or for the benefit of, any Group Company.

3.3      No Undisclosed Liabilities

         There are no liabilities, whether actual or contingent, of the Group Companies other than: (i) liabilities disclosed or provided for in the Management Accounts; (ii) liabilities incurred in the ordinary course of business since the Management Accounts Date, none of which is material to the business of the Group as a whole; or (iii) liabilities disclosed elsewhere in this Agreement.

3.4      No Liabilities

         Save as fully and specifically disclosed in the Seller's Disclosure Letter, the Company has no liabilities at all (whether actual or contingent).

4        Property

4.1      The Property

         The Properties comprise all of the premises and land owned by the Group Companies or in which the Group Companies have any right or interest in the nature of ownership.

4.2      Title

         In relation to each Property referred to in Part 1 of Schedule 3, to the best of the Seller's knowledge, information and belief, the Group Company named in Part 1 of Schedule 3 as owner of the Property has good title to the Property and is beneficially entitled to the whole of the proceeds of sale of the Property.

4.3      Properties Leased to or by a Group Company

         In relation to each tenancy, lease, sub-lease or licence entered into by the Group Companies (whether as landlord, licensor, tenant or licensee), so far as the Seller is aware, there is no material subsisting breach nor any material non-observance of any covenants, condition or agreement contained therein on the part of either the relevant landlord, licensor, tenant or licensee.

4.4      The Developer

         The Developer has in all material respects complied with its obligations under the Project Agreement and all other agreements entered into by it in connection with the Project Agreement. There has not been any material misrepresentation to any purchaser of any part of the property which has been and is being developed by the Developer.

5        Assets

5.1      Ownership of Assets

         All assets which are reasonably necessary for the operations of the Group, other than the Properties, the Intellectual Property and any assets disposed of or realised in the ordinary course of business are legally and beneficially owned by the Group Companies and are


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


         free from Encumbrances (other than lien arising by operation of law in the ordinary course of business).

5.2      Debts

         None of the debts receivable or due to any Group Company of an amount more than HK$5,000,000 and which are included in the Management Accounts or which have subsequently arisen has been outstanding for more than six months from its due date for payment or has been released on terms that the debtor has paid less than the full value of his debt.

5.3      Sufficiency of Assets

         To the best of the Seller's knowledge, information and belief, the property, rights and assets owned or leased by the Group Companies comprise all the property, rights and assets necessary for the carrying on of the business of each Group Company substantially in the manner in, and to the extent to, which it is presently conducted.

5.4      Sale Assets

         5.4.1 The Seller will be the legal and beneficial owner of the Loans and has the power and authority to enter into the Loan Assignment at Completion. The total outstanding principal amount of the Loans as at Completion will not be less than the amount stated in the attached form of the Loan Assignment. Save for the Loans and the indebtedness owing by the Developer referred to in Clause 7.1.1(i), immediately after Completion, the Group does not have any other indebtedness due to the Seller's Group (excluding the Purchaser Group and the Group) save for those which arise in the ordinary course of business.

         5.4.2 The Queen's Road Exchange is owned by a wholly-owned subsidiary of the Seller (free from Encumbrances) and that subsidiary has good title to that property and the power and authority to enter into the S&P Agreement at Completion.

         5.4.3 Once the relevant Development Right has been obtained, the Relevant Company (as defined in Clause 7.2) will have the right to enter into a JV for the purpose of Clause 7.2.

6        Intellectual Property and Information Technology

6.1      Infringement

         So far as the Seller is aware, no claims of infringement of any third party Intellectual Property rights or interests of material importance have been made against the Seller by any third party.

6.2      Information Technology

         In the 12 months prior to the date of this Agreement, there have been no failure or breakdown of any computer systems, communication systems, software and hardware owned or used by the Group which have caused material disruption to the business of the Group.


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7        Contracts

7.1      Contracts

         No Group Company is a party to or subject to any contract, transaction, arrangement, understanding or obligation which is material to the business of the Group as a whole which is outstanding and which:

         7.1.1    is not in the ordinary course of business;

         7.1.2    is not wholly on an arm's length basis;

         7.1.3 restricts its freedom to carry on its business in any part of the world in such manner as it thinks fit so as to have a material adverse effect on the Group.

7.2      Compliance with Agreements

         To the best of the Seller's knowledge, information and belief:

         7.2.1 all the material contracts and all leases, tenancies, licences, concessions and agreements of a material nature to which any of the Group Companies is a party are valid, binding and enforceable obligations of the parties thereto and the terms thereof have been complied with in all material respects by the relevant Group Company;

         7.2.2 no notice of termination or of intention to terminate has been received in respect of any of them.

7.3      Effect of Sale of the Sale Shares and the Sale Assets

         To the best of the knowledge, information and belief of the Seller neither entering into, nor compliance with, nor completion of this Agreement will, or is likely to result in a material breach of, or give any third party a right to terminate or vary, or result in any Encumbrance under, any contract or arrangement to which any Group Company is a party which is material to the business of the Group as a whole.

8        Employees

         All employees engaged in the operation of the business of the Group are employed by the relevant Group Companies.

9        Licences and Consents

9.1 All licences, consents, authorisations, orders, warrants, confirmations, permissions, certificates, approvals, registrations and authorities material to the business of the Group and necessary for the carrying on of the business of the Group ("Licences") have been obtained, are in full force and effect and have been and are being complied with in all material respects.

9.2 To the best of the Seller's knowledge, information and belief, there is no reason why any Licence should be suspended, modified or revoked.


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10       Litigation

10.1     Current Proceedings

         No Group Company is involved whether as claimant or defendant or other party in any claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation or arbitration (other than as claimant in the collection of debts arising in the ordinary and usual course of its business) which is material to the business of the Group as a whole.

10.2     Pending or Threatened Proceedings

         To the best of the Seller's knowledge, information and belief, no such claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation or arbitration of material importance is pending or threatened by or against any Group Company.

11       Insurance

11.1 All assets material to the business of the Group as a whole which are capable of being insured have at all material times been and are insured in amounts reasonably regarded as adequate against fire and other risks normally insured against by companies carrying on similar businesses or owning assets of a similar nature.

11.2 Each Group Company has at all material times been and is adequately covered against accident, physical loss or damage, third party liability and other risks normally covered by insurance by such companies.

12       Tax

12.1 All returns, computations, notices and information which are or have been required to be made or given by each Group Company for any Taxation purpose: (i) have been made or given within the requisite periods and on a proper basis and are up-to-date and correct; and (ii) none of them is the subject of any dispute with the Inland Revenue Department or other Taxation authorities.

12.2 Each Group Company is in possession of sufficient information or has reasonable access to such information to enable it to compute its liability to Taxation insofar as it depends on any transaction occurring on or before Completion.

13       Important Business Issues Since the Management Accounts Date

         Since the Management Accounts Date as regards each Group Company:

         (a) there has been no material adverse change in the financial position (other than a change affecting or likely to affect all companies carrying on business in similar countries in which the Group carries on business);

         (b) the business of the Group has been carried on as a going concern in the ordinary and usual course;

         (c) no Group Company has declared, made or paid any dividend or other distribution to its members;

         (d) no Group Company has issued or allotted or agreed to issue or allot any share capital or any other security giving rise to a right over its capital;


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


         (e) no Group Company has redeemed or purchased or agreed to redeem or purchase any of its share capital.

14       General

14.1 The Seller and each of the Group Companies is validly existing and is a company duly incorporated under the law of its jurisdiction of incorporation.

14.2 The Seller has the legal right and full power and authority to enter into and perform this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement.

14.3 The documents referred to in paragraph 14.2 will, when executed, constitute valid and binding obligations on the Seller, in accordance with their respective terms.

14.4 The Seller has taken all corporate action required by it to authorise it to enter into and to perform this Agreement, and any other documents to be executed by it pursuant to or in connection with this Agreement.

15       Insolvency etc.

15.1 No Group Company is insolvent or unable, whether as defined by Section 178 of the Companies Ordinance or otherwise, to pay its debts, including its future and prospective debts.

15.2 No Group Company has proposed or intends to propose any arrangement of any type with its creditors or any group of creditors whether by court process or otherwise under which such creditors shall receive or be paid less than the amounts contractually or otherwise due to them.

15.3 No Group Company nor any creditor of any Group Company has presented any petition, application or other proceedings for any administration order, creditors' voluntary arrangement or similar relief by which the affairs, business or assets of the company concerned are managed by a person appointed for the purpose by a Court, governmental agency or similar body, or by any creditor or by the company itself nor has any such order or relief been granted or appointment made.


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                                   Schedule 7
               Warranties given by the Purchaser under Clause 8.4


1        Corporate Information

1.1      The Purchaser's Group Companies

         1.1.1 The whole of the issued and allotted share capital of the Purchaser comprise of 1,161,265,406 Existing Issuer's Shares, have been properly and validly issued and allotted and are each fully paid or credited as fully paid.

         1.1.2 The shareholders specified in paragraph 2 of Schedule 2 are the sole legal and beneficial owners of the shares in the Purchaser's Subsidiaries and have the right to exercise all voting and other rights over such shares.

         1.1.3 The shares in the Purchaser's Subsidiaries comprise the whole of the issued and allotted share capital of the Purchaser's Subsidiaries, have been properly and validly issued and allotted and each are fully paid or credited as fully paid.

         1.1.4 The particulars contained in Schedule 2 are true, accurate and not misleading.

         1.1.5 No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, registration, sale or transfer, amortisation or repayment of any share or loan capital or any other security giving rise to a right over, or an interest in, the capital of any Purchaser's Group Company under any option, agreement or other arrangement (including conversion rights and rights of pre-emption).

         1.1.6 There are no Encumbrances on the shares in any Purchaser's Subsidiaries.

         1.1.7    No Purchaser's Group Company:

                  (i) has any interest in, or has agreed to acquire, any share capital or other security referred to in paragraph 1.1.5 of any other company (wherever incorporated) other than the Purchaser's Subsidiaries set out in Schedule 2; and

                  (ii) has any branch, division, establishment or operations outside the jurisdiction in which it is incorporated.

         1.1.8 The Purchaser's Chart contains an accurate description of the corporate structure of the Purchaser's Group.

1.2      Constitutional Documents, Corporate Registers and Minute Books

         1.2.1 The constitutional documents of the Purchaser's Group Companies contain full details of the rights and restrictions attached to the share capital of the relevant Purchaser's Group Company and (to the best of the Purchaser's knowledge, information and belief) there have not been and are not any breaches by any Purchaser's Group Company which would have a material adverse effect on the business of the Purchaser's Group.

         1.2.2 The statutory books, books of account and other records of whatsoever kind of each Purchaser's Group Company are in all material respects up-to-date, maintained in accordance with applicable law on a proper and consistent basis, contain complete and accurate records of all matters required to be dealt with in such books and records and have attached to them copies of all such resolutions and agreements as are required by law to be delivered to the Hong Kong Registrar of Companies or analogous authority in the relevant incorporation jurisdiction of the Purchaser's Group Companies and all other resolutions passed by the relevant Purchaser's Group Company or any class of members or shareholders, other than resolutions relating to ordinary business at any annual general meeting.

         1.2.3 All books and records referred to in paragraph 1.2.2 and all other documents (including documents of title and copies of all subsisting agreements to which any Purchaser's Group Company is a party) which are the property of each Purchaser's Group Company or ought to be in its possession are in the possession (or under the control) of the relevant Purchaser's Group Company.

         1.2.4 All accounts, documents and returns required by law to be delivered or made to the Hong Kong Registrar of Companies or analogous authority in relevant incorporation jurisdiction of the Purchaser's Group Companies have been duly and correctly delivered or made on a timely basis.

2        Purchaser's Accounts

2.1      Latest Purchaser's Accounts

         The Purchaser's Accounts have been prepared in accordance with applicable law and in accordance with the accounting principles, standards and practices generally accepted in Hong Kong and give a true and fair view of the assets, liabilities and state of affairs of the Purchaser's Group at the Purchaser's Accounts Date and of the profits or losses of the Purchaser's Group for the period concerned.

2.2      Purchaser's Management Accounts

         The Purchaser's Management Accounts have been prepared in accordance with accounting policies used in preparing the Purchaser's Accounts applied on a consistent basis and having regard to the purpose for which they were drawn up do not materially misstate the assets and liabilities of the Purchaser's Group as at the Relevant Purchaser's Management Accounts Date nor the profits or losses of the Purchaser's Group for the period concerned.

3        Financial Obligations

3.1      Financial Facilities

         To the best of the Purchaser's knowledge, information and belief, there are no circumstances whereby the continuation of any financial facilities material to the businesses of the Purchaser's Group as a whole might be prejudiced or affected as a result of a transaction effected by this Agreement.

3.2      Guarantees

         Other than in the ordinary and usual course of business, there is no outstanding guarantee, indemnity, suretyship or security (whether or not legally binding) given by, or for the benefit of, any Purchaser's Group Company.


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


3.3      No Undisclosed Liabilities

         There are no liabilities, whether actual or contingent, of the Purchaser's Group Companies other than: (i) liabilities disclosed or provided for in the Purchaser's Management Accounts; (ii) liabilities incurred in the ordinary course of business since the Purchaser's Management Accounts Date, none of which is material to the business of the Purchaser's Group as a whole; or (iii) liabilities disclosed elsewhere in this Agreement.

3.4      No Liabilities

         Save as fully and specifically disclosed in the Purchaser's Disclosure Letter, the Purchaser has no liabilities at all (whether actual or contingent).

4        Property

4.1      The Property

         The Purchaser's Properties comprise all of the premises and land owned by the Purchaser's Group Companies or in which the Purchaser's Group Companies have any right or interest in the nature of ownership.

4.2      Title

         In relation to each Purchaser's Property referred to in Schedule 4, to the best of the Purchaser's knowledge, information and belief, the Purchaser's Group Company named in Schedule 4 as owner of the Purchaser's Property has good title to the Purchaser's Property and is beneficially entitled to the whole of the proceeds of sale of the Purchaser's Property.

4.3      Properties Leased to or by a Purchaser's Group Company

         In relation to each tenancy, lease, sub-lease or licence entered into by the Purchaser's Group Companies (whether as landlord, licensor, tenant or licensee), so far as the Purchaser is aware, there is no material subsisting breach nor any material non-observance of any covenants, condition or agreement contained therein on the part of either the relevant landlord, licensor, tenant or licensee.

5        Assets

5.1      Ownership of Assets

         All assets which are reasonably necessary for the operations of the Purchaser's Group, other than the Purchaser's Properties, the Intellectual Property and any assets disposed of or realised in the ordinary course of business are legally and beneficially owned by the Purchaser's Group Companies and are free from Encumbrances (other than lien arising by operation of law in the ordinary course of business).

5.2      Debts

         None of the debts receivable or due to any Purchaser's Group Company of an amount more than HK$1,000,000 and which are included in the Purchaser's Management Accounts or which have subsequently arisen has been outstanding for more than six months from its due date for payment or has been released on terms that the debtor has paid less than the full value of his debt.


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


5.3      Sufficiency of Assets

         To the best of the Purchaser's knowledge, information and belief, the property, rights and assets owned or leased by the Purchaser's Group Companies comprise all the property, rights and assets necessary for the carrying on of the business of each Purchaser's Group Company substantially in the manner in, and to the extent to, which it is presently conducted.

6        Intellectual Property and Information Technology

6.1      Infringement

         So far as the Purchaser is aware, no claims of infringement of any third party Intellectual Property rights or interests of material importance have been made against the Purchaser by any third party.

6.2      Information Technology

         In the 12 months prior to the date of this Agreement, there have been no failure or breakdown of any computer systems, communication systems, software and hardware owned or used by the Purchaser's Group which have caused material disruption to the business of the Purchaser's Group.

7        Contracts

7.1      Contracts

         No Purchaser's Group Company is a party to or subject to any contract, transaction, arrangement, understanding or obligation which is material to the business of the Purchaser's Group as a whole which is outstanding and which:

         7.1.1    is not in the ordinary course of business;

         7.1.2    is not wholly on an arm's length basis;

         7.1.3 restricts its freedom to carry on its business in any part of the world in such manner as it thinks fit so as to have a material adverse effect on the Purchaser's Group.

7.2      Compliance with Agreements

         To the best of the Purchaser's knowledge, information and belief:

         7.2.1 all the material contracts and all leases, tenancies, licences, concessions and agreements of a material nature to which any of the Purchaser's Group Companies is a party are valid, binding and enforceable obligations of the parties thereto and the terms thereof have been complied with in all material respects by the relevant Purchaser's Group Company;

         7.2.2 no notice of termination or of intention to terminate has been received in respect of any of them.

7.3      Effect of Purchase of the Sale Shares and the Sale Assets

         To the best of the knowledge, information and belief of the Purchaser neither entering into, nor compliance with, nor completion of this Agreement will, or is likely to result in a material breach of, or give any third party a right to terminate or vary, or result in any Encumbrance under, any contract or arrangement to which any Purchaser's Group Company is a party which is material to the business of the Purchaser's Group as a whole.

8        Employees

         All employees engaged in the operation of the business of the Purchaser's Group are employed by the relevant Purchaser's Group Companies.

9        Licences and Consents

9.1 All licences, consents, authorisations, orders, warrants, confirmations, permissions, certificates, approvals, registrations and authorities material to the business of the Purchaser's Group and necessary for the carrying on of the business of the Purchaser's Group ("Licences") have been obtained, are in full force and effect and have been and are being complied with in all material respects.

9.2 To the best of the Purchaser's knowledge, information and belief, there is no reason why any Licence should be suspended, modified or revoked.

10       Litigation

10.1     Current Proceedings

         No Purchaser's Group Company is involved whether as claimant or defendant or other party in any claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation or arbitration (other than as claimant in the collection of debts arising in the ordinary and usual course of its business) which is material to the business of the Purchaser's Group as a whole.

10.2     Pending or Threatened Proceedings

         To the best of the Purchaser's knowledge, information and belief, no such claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation or arbitration of material importance is pending or threatened by or against any Purchaser's Group Company.

11       Insurance

11.1 All assets material to the business of the Purchaser's Group as a whole which are capable of being insured have at all material times been and are insured in amounts reasonably regarded as adequate against fire and other risks normally insured against by companies carrying on similar businesses or owning assets of a similar nature.

11.2 Each Purchaser's Group Company has at all material times been and is adequately covered against accident, physical loss or damage, third party liability and other risks normally covered by insurance by such companies.

12       Tax

12.1 All returns, computations, notices and information which are or have been required to be made or given by each Purchaser's Group Company for any Taxation purpose: (i) have been made or given within the requisite periods and on a proper basis and are up-to-date


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


         and correct; and (ii) none of them is the subject of any dispute with the Inland Revenue Department or other Taxation authorities.

12.2 Each Purchaser's Group Company is in possession of sufficient information or has reasonable access to such information to enable it to compute its liability to Taxation insofar as it depends on any transaction occurring on or before Completion.

13       Important Business Issues Since the Purchaser's Management Accounts
         Date

         Since the Purchaser's Management Accounts Date as regards each Purchaser's Group Company:

         (a) there has been no material adverse change in the financial position (other than a change affecting or likely to affect all companies carrying on business in similar countries in which the Purchaser's Group carries on business);

         (b) the business of the Purchaser's Group has been carried on as a going concern in the ordinary and usual course;

         (c) no Purchaser's Group Company has declared, made or paid any dividend or other distribution to its members;

         (d) no Purchaser's Group Company has issued or allotted or agreed to issue or allot any share capital or any other security giving rise to a right over its capital;

         (e) no Purchaser's Group Company has redeemed or purchased or agreed to redeem or purchase any of its share capital.

14       General

14.1 The Purchaser and each of the Purchaser's Group Companies is validly existing and is a company duly incorporated under the law of its jurisdiction of incorporation.

14.2 The Purchaser has the legal right and full power and authority to enter into and perform this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement.

14.3 The documents referred to in paragraph 14.2 will, when executed, constitute valid and binding obligations on the Purchaser, in accordance with their respective terms.

14.4 The Purchaser has taken all corporate action required by it to authorise it to enter into and to perform this Agreement, and any other documents to be executed by it pursuant to or in connection with this Agreement.

15       Insolvency etc.

15.1 No Purchaser's Group Company is insolvent or unable, whether as defined by Section 178 of the Companies Ordinance or otherwise, to pay its debts, including its future and prospective debts.

15.2 No Purchaser's Group Company has proposed or intends to propose any arrangement of any type with its creditors or any group of creditors whether by court process or otherwise under which such creditors shall receive or be paid less than the amounts contractually or otherwise due to them.


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


15.3 No Purchaser's Group Company nor any creditor of any Purchaser's Group Company has presented any petition, application or other proceedings for any administration order, creditors' voluntary arrangement or similar relief by which the affairs, business or assets of the company concerned are managed by a person appointed for the purpose by a Court, governmental agency or similar body, or by any creditor or by the company itself nor has any such order or relief been granted or appointment made.


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


                                   Schedule 8
                            Form of the Certificate

                         Dong Fang Gas Holdings Limited
           (a company incorporated in Bermuda with limited liability)


                                                           Certificate No.: [o]

                     HK$[o] TRANCHE [A/B] CONVERTIBLE NOTE

Issued pursuant to the memorandum of association and bye-laws of Dong Fang Gas Holdings Limited (the "Issuer"), a resolution of the board of directors of the Issuer passed on [o] 2004 and a resolution of the shareholders of the Issuer passed on [o] 2004.

THIS IS TO CERTIFY that [o] whose registered office is situate at 39/F, PCCW Tower, TaiKoo Place, 979 King's Road, Quarry Bay, Hong Kong is the registered holder (the "Noteholder") of the above-mentioned Convertible Note (the "Note"). The Noteholder is entitled to require the Issuer to convert the whole or any part(s) of the principal amount outstanding under this Note into ordinary shares in the capital of the Issuer subject to and in accordance with the terms and conditions attached hereto which shall form an integral part of this Certificate (the "Conditions").

Subject to the foregoing, the Issuer, for value received, promises to redeem the Note and pay the principal sum of HK$[o] to the Noteholder in accordance with the Conditions.

The Issuer shall pay interest on the principal amount of the Note in accordance with the Conditions.

GIVEN under the seal of the Issuer on [o] 2004.





-----------------------
Director



-----------------------
Secretary/Director



Notes:

The Note cannot be transferred to bearer on delivery and is only transferable to the extent permitted by Condition 2. This Certificate must be delivered to the company secretary of the Issuer for cancellation and reissue of an appropriate certificate in the event of any such transfer.


(For endorsement in the event of partial conversion or redemption)

Date               Amount Converted/Redeemed                 Amount Outstanding
                   (please specify)

                        TERMS AND CONDITIONS OF THE NOTE

The Note shall be held subject to and with the benefit of the terms and conditions set out below and such terms and conditions shall be binding on Dong Fang Gas Holdings Limited (the "Issuer") and the Noteholder. Expressions defined in the agreement between PCCW Limited and the Issuer dated 5 March 2004 relating to, inter alia, the acquisition of the entire issued share capital of Ipswich Holdings Limited and the issue of the Note (the "Agreement") shall bear the same meaning in this Certificate. In addition, "Issue Date" means the date of issue of the Note. The definitions and rules of construction set out in the Agreement shall apply in the interpretation of the Conditions.

1        PERIOD

         Subject as provided herein, the Issuer shall repay the outstanding principal amount of the Note (together with all unpaid interest accrued thereon up to and including the date of actual repayment) subject to and in accordance with the Conditions on the Business Day immediately preceding the [seventh/tenth] {for the Tranche A Note and Tranche B Note respectively} anniversary of the Issue Date ("Maturity Date").

2        STATUS AND TRANSFER

2.1 The obligations of the Issuer arising under the Note constitute general unsubordinated, direct, unconditional, unsecured obligations of the Issuer and shall at all times rank equally among themselves and pari passu with all other present and future unsecured and unsubordinated obligations of the Issuer except for obligations accorded preference by mandatory provisions of applicable law. No application will be made for a listing of the Note on any stock exchange.

2.2 Subject to the conditions, approvals, requirements and any other provisions of or under: (a) the Stock Exchange (and any other stock exchange on which the Issuer's Shares may be listed at the relevant time) or their rules and regulations; (b) the approval for listing in respect of the Conversion Shares; and (c) all applicable laws and regulations, the Note may (subject further to Condition 2.4) be transferred to any person.

2.3 Any assignment or transfer of the Note shall be of the whole or any part of the outstanding principal amount of the Note in whole multiples of HK$1,000,000 and the Issuer shall use all reasonable endeavours to facilitate any such assignment or transfer of the Note, including making any necessary applications to the Stock Exchange for approval. As a condition precedent to any such assignment or transfer (other than an assignment or transfer of the entire Note), the Noteholder and the Issuer shall execute such deed or other document as may be necessary or desirable in the reasonable opinion of the Issuer:
         (i) to provide for a new form of the Conditions by excluding cross-references to the Agreement; (ii) to provide for meetings of holders of Notes of the same series (being Notes derived from this Note); and (iii) to amend the terms of this Note so that (where the consent, agreement or approval of the Noteholder is required under these Conditions) the approval by a simple majority of the Noteholders notified to the Issuer shall suffice and the right of the Noteholder under Condition 10 may not be exercisable unless a simple majority of the Noteholders approving the exercise of such right shall have been obtained. For this purpose, "simple majority" of the Noteholders shall be a resolution passed by not less than holders of 50% of the principal amount of the Notes then outstanding and attending the meeting of Noteholders (or by way of a written confirmation signed by the relevant majority of Noteholders).


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


2.4 In relation to any assignment or transfer of the Note permitted under or otherwise pursuant to this Condition 2:

         (a) The Note may only be transferred by execution of a form of transfer ("Transfer Form") which shall be in a form previously agreed between the Issuer and the Noteholder by the transferor and the transferee (or their duly authorised representatives). In this Condition, "transferor" shall, where the context permits or requires, include joint transferors or can be construed accordingly.

         (b) The Certificate of the Note must be delivered to the Issuer accompanied by: (i) a duly executed (and if required, duly stamped) Transfer Form; and (ii) in the case of the execution of the Transfer Form on behalf of a corporation by its officers, the authority of that person or those persons to do so and a copy of the constitutional document of such corporation. The Issuer shall, within three (3) Business Days of receipt of such documents from the Noteholder, cancel the existing Certificate and issue a new certificate under the seal of the Issuer, in favour of the transferee or assignee in respect of the Note (or the transferred or assigned part of the Note) as applicable and, if the Note is assigned or transferred in part only, issue a new certificate under the seal of the Issuer, in favour of the transferor in relation to the part of the Note not assigned or transferred.

3        INTEREST

         [The Note will bear no interest.]/

3.1 [Subject to Condition 3.2, the Note will bear interest from the Issue Date at a rate of one per cent. (1%) per annum on the principal amount of the Note outstanding from time to time. The interest will, subject as provided herein, be payable by the Issuer once every six (6) months in arrear on 30 June and 31 December of each year after the Issue Date and before the Maturity Date (pro-rata for the actual number of days in case the relevant period is less than six months).

3.2 If the Noteholder has converted any part or the whole of the principal amount of the Note and upon delivery to the Issuer of the Certificate for the Note, the Noteholder shall be entitled to interest in respect of such part or the whole of the principal amount being converted for the period from the immediately preceding interest payment date (or the Issue Date, as the case may be) up to and including the Conversion Date concerned.

3.3 Interest shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 365-day year, including the first day of the period during which it accrues and including the last.]

         {for the Tranche A Note and Tranche B Note respectively}

4        PAYMENTS

4.1 Payment of the interest and principal (if any) in respect of the Note shall be made for value on the due dates into such bank account in Hong Kong as the Noteholder may notify the Issuer in writing from time to time. All payments by the Issuer shall be made in Hong Kong dollars in immediately available funds free and clear of any withholding or deduction for any present or future taxes, imposts, levies, duties or other charge payable by the Issuer. If the Issuer is required by law to make any such deduction or withholding from any amount paid (except where such deduction or withholding represents tax on the overall income of


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


         the Noteholder), the Issuer shall pay to the Noteholder such additional amount as shall be necessary so that the Noteholder receives an amount equal to the amount which it would have received if such withholding or deduction had not been made.

4.2 All payments by the Issuer hereunder shall be made, not later than 11:00 a.m. (Hong Kong time) on the due date.

4.3 If the due date for payment of any amount in respect of the Note is not a Business Day, the Noteholder will be entitled to payment on the next following Business Day in the same manner together with interest accrued in respect of any such delay.

4.4 The Issuer shall not be liable to make any payment in respect of the outstanding principal amount of the Note unless and until the original of the Certificate is presented to the Issuer at its address specified in Condition 16. The Issuer shall retain the original of the Certificate upon the redemption or conversion thereof in full.

4.5 Save as provided under the Conditions, the outstanding principal amount of the Note or any part thereof shall not be repaid or prepaid by the Issuer.

4.6 If the Issuer defaults in the payment of any sum due and payable under this Note, the Issuer shall pay interest on such sum to the Noteholder from the due date to the date of actual payment in full (both before and after judgment) calculated at the rate of three per cent. (3%) per annum.

5        REDEMPTION

         Unless previously converted in accordance with these Conditions, upon presentation on the Maturity Date of the original of the Certificate to the Issuer at its address specified in Condition 16, the Issuer shall redeem the Note at [its principal amount outstanding together with accrued interest thereon up to and including the Maturity Date]/[120% of its principal amount outstanding] {for the Tranche A Note and Tranche B Note respectively} in Hong Kong dollars as provided in Condition 4.

6        CONVERSION

         The Noteholder may at any time on or after the Issue Date and on or prior to the Maturity Date, in compliance with the provisions of Condition 8, require the Issuer to convert the whole or any part of the principal amount outstanding (in whole multiples of HK$100,000 or, if less, the then outstanding principal amount of the Note) under this
         Note into Shares at the Conversion Price. The New Shares shall be allotted and issued in the name of the Noteholder or if it so directs any other persons pursuant to such conversion and shall be delivered to the Noteholder within three (3) Business Days after the date of presentation of the relevant original Certificate. No fraction of a Share will be issued on conversion but (except in cases where any such cash payment would amount to less than HK$10) a cash payment will be made to the Noteholder in respect of such fraction. Such Shares shall rank pari passu in all respects with all other Shares in issue on the date of the conversion notice and shall be entitled to all dividends, bonuses and other distributions the record date of which falls on a date on or after the date of the conversion notice.

7        ADJUSTMENTS

7.1 Subject as hereinafter provided, the Conversion Price shall from time to time be adjusted in accordance with the following relevant provisions and so that if the event giving rise to any such adjustment shall be such as would be capable of falling within more than one of sub-paragraphs (a) to (g) inclusive of this Condition 7.1, it shall fall within the first of the applicable paragraphs to the exclusion of the remaining paragraphs provided that if such event would be capable of falling within sub-paragraph (h) as well, sub-paragraph (h) shall apply:

         (c) If and whenever the Issuer's Shares by reason of any consolidation or sub-division become of a different nominal amount, the Conversion Price in force immediately prior thereto shall be adjusted by multiplying it by the following fraction:

                                       A
                                    --------
                                       B
                  where:

                  A = the revised nominal amount; and

                  B = the former nominal amount.

                  Each such adjustment shall be effective from the close of business in Hong Kong on the day immediately preceding the date on which the consolidation or sub-division becomes effective.

         (d) If and whenever the Issuer shall issue (other than in lieu of a cash dividend) any Shares credited as fully paid by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve fund), the Conversion Price in force immediately prior to such issue shall be adjusted by multiplying it by the following fraction:

                                       C
                                    --------
                                       D
                  in each case, where:

                  C = the aggregate nominal amount of the issued Shares
                      immediately before such issue; and

                  D = the aggregate nominal amount of the issued Shares
                      immediately after such issue.

                  Each such adjustment shall be effective (if appropriate, retroactively) from the commencement of the day next following the record date for such issue.

         (e) If and whenever the Issuer shall make any Capital Distribution (as defined in Condition 7.2) to holders (in their capacity as such) of Shares (whether on a reduction of capital or otherwise) or shall grant to such holders rights to acquire for cash assets of the Issuer or any of its subsidiaries, the Conversion Price in force immediately prior to such distribution or grant shall be adjusted by multiplying it by the following fraction:

                                     A - B
                                  ------------
                                       A
                  where:

                  A = the market price (as defined in Condition 7.2) on
                      the date on which the Capital Distribution or, as the case may be, the grant is publicly announced


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


                      or (failing any such announcement) the date immediately preceding the date of the Capital Distribution or, as the case may be, of the grant; and

                  B = the fair market value on the day of such
                      announcement or (as the case may require) the immediately preceding day, as determined in good faith by an approved merchant bank of the portion of the Capital Distribution or of such rights which is attributable to one Share,

                  Provided that:

                  (i) if in the opinion of the relevant approved merchant bank, the use of the fair market value as aforesaid produces a result which is significantly inequitable, it may instead determine (and in such event the above formula shall be construed as if B meant) the amount of the said market price which should properly be attributed to the value of the Capital Distribution or rights; and

                  (ii) the provisions of this sub paragraph (c) shall not apply in relation to the issue of Shares paid out of profits or reserves and issued in lieu of a cash dividend.

                  Each such adjustment shall be effective (if appropriate, retroactively) from the commencement of the day next following the record date for the Capital Distribution or grant.

         (f) If and whenever the Issuer shall offer to holders of Shares new Shares for subscription by way of rights, or shall grant to holders of Shares any options or warrants to subscribe for new Shares, at a price which is less than ninety five per cent. (95%) of the market price (as defined in Condition 7.2) at the date of the announcement of the terms of the offer or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the date of the announcement of such offer or grant by the following fraction:

                                      Q x R
                                 P + -------
                                        S
                                 -----------
                                    P + Q

         where:

                  P = the number of Shares in issue immediately before the date of such announcement;

                  Q = the aggregate number of Shares so offered for subscription;

                  R = the amount (if any) payable for the right, option or warrant to subscribe for each new Share, plus the subscription price payable for each new Share;

                  S = the market price of one Share on the trading day immediately prior to such announcement.

                  Such adjustment shall become effective (if appropriate retroactively) from the commencement of the day next following the record date for the offer or grant.

         (g)      (i)    If and whenever the Issuer shall issue wholly for cash
                         any securities which by their terms are convertible into or exchangeable for or carry rights of subscription for new Shares, and the total Effective
                         Consideration per


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


                         Share (as defined below) initially receivable for such securities is less than ninety five per cent. (95%) of the market price (as defined in Condition 7.2) at the date of the announcement of the terms of issue of such securities, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the issue by a fraction of which the numerator is the number of Shares in issue immediately before the date of the issue plus the number of Shares which the total Effective Consideration for the securities issued would purchase at such market price and the denominator is the number of Shares in issue immediately before the date of the issue plus the number of Shares to be issued upon conversion or exchange of, or the exercise of the subscription rights conferred by, such securities at the initial conversion or exchange rate or subscription price. Such adjustment shall become effective (if appropriate retrospectively) from the close of business in Hong Kong on the Business Day next preceding whichever is the earlier of the date on which the issue is announced and the date on which the issuer determines the conversion or exchange rate or subscription price

                  (ii) If and whenever the rights of conversion or exchange or subscription attached to any such securities as are mentioned in section (i) of this sub-paragraph (e) are modified so that the total Effective Consideration per Share (as defined below) initially receivable for such securities shall be less than ninety five per cent. (95%) of the market price (as defined in Condition 7.2) at the date of announcement of the proposal to modify such rights of conversion or exchange or subscription, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such modification by a fraction of which the numerator is the number of Shares in issue immediately before the date of such modification plus the number of Shares which the total Effective Consideration receivable for the securities issued at the modified conversion or exchange price would purchase at such market price and of which the denominator is the number of Shares in issue immediately before such date of modification plus the number of Shares to be issued upon conversion or exchange of or the exercise of the subscription rights conferred by such securities at the modified conversion or exchange rate or subscription price. Such adjustment shall become effective (if appropriate, retrospectively) as at the date upon which such modification shall take effect. A right of conversion or exchange or subscription shall not be treated as modified for the foregoing purpose where it is adjusted to take account of rights or capitalisation issues and other events which have given rise to adjustment of the Conversion Price under this Condition 7.

                  For the purpose of this sub-paragraph (e), the "total Effective Consideration" receivable for the securities issued shall be deemed to be the consideration receivable by the Issuer for any such securities plus the additional minimum consideration (if any) to be received by the Issuer upon (and assuming) the conversion or exchange thereof or the exercise of such subscription rights, and the "total Effective Consideration per Share" initially receivable for such securities shall be such aggregate consideration divided by the number of Shares to be issued upon (and assuming) such conversion or exchange at the initial conversion


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


                  or exchange rate or the exercise of such subscription rights at the initial subscription price, in each case without any deduction for any commissions, discounts or expenses paid, allowed or incurred in connection with the issue.

         (h) If and whenever the Issuer shall issue wholly for cash any Shares at a price per Share which is less than ninety five per cent. (95%) of the market price (as defined in Condition 7.2) at the date of the announcement of the terms of such issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the date of such announcement by a fraction of which the numerator is the number of Shares in issue immediately before the date of such announcement plus the number of Shares which the aggregate amount payable for the issue would purchase at such market price and the denominator is the number of Shares in issue immediately before the date of such announcement plus the number of Shares so issued. Such adjustment shall become effective on the date of the issue.

         (i) If and whenever the Issuer shall issue Shares for the acquisition of any asset at a total Effective Consideration per Share (as defined in this sub-paragraph (g) below) which is less than ninety five per cent. (95%) of the market price (as defined in Condition 7.2) at the date of the announcement of the terms of such issue, the Conversion Price shall be adjusted in such manner as may be determined by an approved merchant bank (as defined in Condition 7.2). Such adjustment shall become effective on the date of issue. For the purpose of this sub-paragraph (g) "total Effective Consideration" shall be the aggregate consideration credited as being paid for such Shares by the Issuer on acquisition of the relevant asset without any deduction of any commissions, discounts or expenses paid, allowed or incurred in connection with the issue thereof, and the "total Effective Consideration per Share" shall be the total Effective Consideration divided by the number of Shares issued as aforesaid.

         (j) If the Issuer or the Noteholder determines that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances (whether or not referred to in sub-paragraphs (a) to (g) above) (even if the relevant event or circumstance is specifically excluded in the Conditions from the operation of sub-paragraphs (a) to (g) above), or that an adjustment should be made in a manner other than in accordance with sub-paragraphs (a) to (g) above, or that an adjustment should not be made (even if the relevant event or circumstance is specifically provided for in sub-paragraphs
                  (a) to (g) above), or that the effective date for the relevant adjustment should be a date other than that mentioned in sub-paragraphs (a) to (g) above, the Issuer or the Noteholder may, at its own expense, request an approved merchant bank, acting as expert, to determine as soon as practicable (i) what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereto and is appropriate to give the result which the approved merchant bank considers in good faith to reflect the intentions of the provisions of this Condition 7; and (ii) the date on which such adjustment should take effect; and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this sub-paragraph (i) if the approved merchant bank is so requested to make such a determination.

7.2      For the purposes of this Condition 7:


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         "announcement" shall include the release of an announcement to the press or the delivery or transmission by telephone, telex or otherwise of an announcement to the Stock Exchange and "date of announcement" shall mean the date on which the announcement is first so released, delivered or transmitted and "announced" shall have a corresponding meaning;

         "approved merchant bank" means a merchant bank of repute in Hong Kong selected by the Issuer and agreed by the Noteholder for the purpose of providing a specific opinion or calculation or determination hereunder or, in the absence of such appointment, such merchant bank as may be appointed by the President for the time being of The Hong Kong Society of Accountants upon the request of either the Issuer or the Noteholder;

         "Capital Distribution" shall mean any cash dividend or a distribution in specie and any dividend charged or provided for in the accounts for any financial period shall (whenever paid and however described) be deemed to be a Capital Distribution provided that any such dividend shall not be so deemed if

         (a) it is paid out of the aggregate of the net profits (less losses) attributable to the holders of Shares for all financial periods after that ended 31 December, 2003 as shown in the audited consolidated profit and loss account of the Issuer and its subsidiaries for each such financial period; or

         (b) to the extent that (a) above does not apply, the rate of that dividend, together with all other dividends on the class of capital in question charged or provided for in the accounts for the financial period in question, does not exceed the aggregate rate of dividend on such class of capital charged or provided for in the accounts for the last preceding financial period. In computing such rates, such adjustments may be made as are in the opinion of an approved merchant bank appropriate to the circumstances and shall be made if the lengths of such periods differ materially;

         "issue" shall include allot;

         "market price" means the average closing price of Shares on the Stock Exchange for each of the last twenty (20) Stock Exchange dealing days on which dealings in the Issuer's Shares on the Stock Exchange took place ending on the last such dealing day immediately preceding the day on or as of which the market price is to be determined;

         "reserves" includes unappropriated profits;

         "rights" includes rights in whatsoever form issued; and

         "Shares" includes, for the purpose of Shares comprised in any offer pursuant to paragraphs (c), (d), (e) or (f) of Condition 7.1, any such ordinary shares of the Issuer as, when fully paid, will be Shares.

7.3 The provisions of sub-paragraphs (b), (c), (d), (e) and (f) of Condition 7.1 shall not apply to:

         (a) an issue of fully paid Shares upon the exercise of any conversion rights attached to securities convertible into Shares or upon exercise of any rights (including any conversion of part or the whole of the Note) to acquire Shares (except a rights issue) provided that an adjustment (if required) has been made under this Condition 7 in respect of the issue of such securities or granting of such rights (as the case may be);


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         (b)      an issue of Shares or other securities of the Issuer or any subsidiary of the Issuer wholly or partly convertible into, or rights to acquire, Shares pursuant to any share option scheme of the Issuer adopted in accordance with the Listing Rules;

         (c) an issue of fully paid Shares by way of capitalisation of all or part of any subscription right reserve, or any similar reserve which has been or may be established pursuant to the terms of any securities wholly or partly convertible into or rights to acquire Shares; or

         (d) an issue of Shares pursuant to a scrip dividend scheme where an amount not less than the nominal amount of the Issuer's Shares so issued is capitalised and the market value of such Shares is not more than 110 per cent. of the amount of dividend which holders of the Issuer's Shares could elect to or would otherwise receive in cash, for which purpose the "market value" of a Share shall mean the average of the closing prices for such Stock Exchange dealing days on which dealings in the Issuer's Shares took place (being not less than twenty (20) such days) as are selected by the directors of the Issuer in connection with determining the basis of allotment in respect of the relevant scrip dividend and which fall within the period of one month ending on the last day on which holders of Shares may elect to receive or (as the case may be) not to receive the relevant dividend in cash.

7.4 Any adjustment to the Conversion Price shall be made to the nearest one tenth of a cent so that any amount under one twentieth of a cent shall be rounded down and any amount of one twentieth of a cent or more shall be rounded up and in no event shall any adjustment (otherwise than upon the consolidation of Shares into Shares of a larger nominal amount) involve an increase in the Conversion Price. In addition to any determination which may be made by the directors of the Issuer, every adjustment to the Conversion Price shall be certified by an approved merchant bank.

7.5 Notwithstanding anything contained herein, no adjustment shall be made to the Conversion Price in any case in which the amount by which the same would be reduced in accordance with the foregoing provisions of this Condition would be less than one-tenth of a cent and any adjustment that would otherwise be required then to be made shall be carried forward.

7.6 If the Issuer or any subsidiary of the Issuer shall modify the rights attached to any share or loan capital so as wholly or partly to convert or make convertible such share or loan capital into, or attach thereto any rights to acquire, Shares, the Issuer shall appoint an approved merchant bank to consider whether any adjustment to the Conversion Price is appropriate (and if such approved merchant bank shall certify that any such adjustment is appropriate, the Conversion Price shall be adjusted accordingly and the provisions of Conditions 7.4, 7.5, 7.7, 7.8 and 7.9 shall apply).

7.7 Whenever the Conversion Price is adjusted as herein provided, the Issuer shall as soon as possible but not later than seven (7) Business Days after the relevant adjustment has been determined give notice to the Noteholder that the Conversion Price has been adjusted (setting out brief particulars of the event giving rise to the adjustment, the Conversion Price in effect prior to such adjustment, the adjusted Conversion Price and the effective date thereof) and shall at all times thereafter so long as the Note remains outstanding make available for inspection at its principal place of business in Hong Kong a signed copy of the said certificate of the approved merchant bank.


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


7.8 Notwithstanding any other provision of this Condition 7, no adjustment shall be made which would (but for this Condition 7.8) result in the Conversion Price being reduced so that on conversion, Shares shall fall to be issued at a discount to their nominal value, and in such case an adjustment shall be made to the effect that the Conversion Price will be reduced to the nominal value of a Share.

8        PROCEDURE FOR CONVERSION

8.1 The Conversion Rights may, subject as provided herein and in Condition 6.1, be exercised on any Business Day on or prior to the Maturity Date by the Noteholder delivering to the Issuer in accordance with Condition 16 a written notice stating the intention of the Noteholder to convert and the address in Hong Kong for the delivery of the share certificates of the Conversion Shares pursuant to Condition 8.2 together with the original of the Certificate. The conversion notice shall be in the form annexed to these Conditions. The Issuer shall be responsible for payment of all taxes and stamp, issue and registration duties (if any), and Stock Exchange levies and charges (if any) arising on any such conversion.

8.2 The Conversion Shares shall be allotted and issued by the Issuer, credited as fully paid, to the Noteholder or as it may direct within three (3) Business Days after, and with effect from, the date the conversion notice is served by the Noteholder against delivery of the original Certificate (which the Noteholder is obliged to deliver to the Issuer following such conversion), and the Issuer shall issue certificates for the Conversion Shares to which the Noteholder or such person as it may direct shall become entitled in consequence of exercising its Conversion Rights in board lots with one certificate for any odd lot of Shares arising from conversion and shall deliver the share certificates to the Noteholder in Hong Kong at its address set out in Condition 16, (if appropriate) together with the original Certificate with an endorsement on it by a director of the Issuer for any balance of the Note not converted within the three (3) Business Day period referred to above.

9        PROTECTION OF THE NOTEHOLDER

9.1 So long as the Note is outstanding, unless with the prior written approval of the Noteholder:

         (a) the Issuer shall not amend and/or repeal any provision of its memorandum of association or bye-laws (save for any amendment required by the Listing Rules);

         (b) the Issuer shall not issue or authorise the issue of any securities of any class having any right, preference or priority superior to or on a parity with the Note;

         (c) the Issuer shall not declare or pay any dividend on any securities other than the Issuer's Shares;

         (d) the Issuer shall not authorise or effect a merger, sale or lease of all or substantially all the assets of the Issuer or a voluntary liquidation, recapitalisation or reorganisation of the Issuer;

         (e)      the Issuer shall not change the nature of its business;

         (f) the Issuer shall keep available for issue, free from pre-emptive rights, out of its authorised but unissued capital, sufficient Shares to satisfy in full the Conversion Rights at the Conversion Price from time to time and all other rights for the time being outstanding of subscription for and conversion into Shares;


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         (g)      the Issuer shall not in any way modify the rights attached to the Issuer's Shares (except as contemplated under Condition
                  7) as a class or attach any special restrictions thereto;

         (h) the Issuer shall procure that at no time shall there be in issue Shares of different nominal values;

         (i) other than as a result of, or in circumstances where, an offer made to holders of Shares to acquire all or any proportion of the Issuer's Shares becoming unconditional, the Issuer shall use all reasonable endeavours: (i) to maintain a listing for all the issued Shares on the Stock Exchange; (ii) to obtain and maintain a listing on the Stock Exchange for all the Conversion Shares issued on the exercise of the Conversion Rights attaching to the Note; and (iii) to obtain a listing for all the Issuer's Shares issued on the exercise of the Conversion Rights attaching to the Note on any other stock exchange on which any of the Issuer's Shares are for the time being listed and will forthwith give notice to the holder of the Note in accordance with Condition 16 of the listing or delisting of the Issuer's Shares by any such stock exchange;

         (j) the Issuer shall provide the Noteholder with (i) a copy of its annual reports, annual financial statements, interim reports and all other statements and circulars sent by the Issuer to its shareholders within three (3) Business Days after the Issuer sends the same to its shareholders, and (ii) a copy of each press announcement and press release, teletext announcement released or made by the Issuer in accordance with the Listing Rules within three (3) Business Days after date of release;

         (k) the Issuer shall ensure that all the Conversion Shares will be duly and validly issued fully paid and registered;

         (l) the Issuer shall comply with and procure the compliance of all conditions imposed by the Stock Exchange or by any other competent authority (in Hong Kong or elsewhere) for approval of the issue of the Note or for the listing of and permission to deal in the Conversion Shares issued or to be issued on the exercise of the Conversion Rights and to ensure the continued compliance thereof (provided in each case that the Noteholder complies with and satisfies all such conditions applicable to it);

         (m) the Issuer shall not issue or pay up any securities by way of capitalisation of profits or reserves other than (i) by the issue of fully paid Shares to holders of its Shares; or (ii) as mentioned in Condition 7.3(c); or (iii) by the issue of Shares in lieu of a cash dividend in the manner referred to in Condition 7.3(d);

         (n) the Issuer shall not create or permit to be in issue any Equity Share Capital other than Shares, provided that nothing in this Condition 9.1(o) shall prevent (i) any consolidation or sub-division of the Issuer's Shares; or (ii) the issue of Equity Share Capital which does not participate in dividends in respect of a certain financial period but is pari passu in all other respects with the Issuer's Shares;

         (o) the Issuer shall procure that (i) no securities issued by the Issuer shall be converted into Shares or exchanged for Shares except in accordance with the terms of issue thereof, and
                  (ii) no securities issued by the Issuer without rights to


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


                  convert into Shares or to be exchanged for Shares shall subsequently be granted such rights;

         (p) the Issuer shall not make any issue, grant or distribution or take any other action if the effect thereof would be that on the exercise of the Conversion Rights, it would but for Condition 7.8 be required to issue Shares at a discount to their nominal value or to adjust the Conversion Price to a level below the nominal value of the Issuer's Shares;

         (q) if an offer is made to holders of Shares to acquire all or any proportion of the Issuer's Shares, the Issuer shall forthwith give notice of such offer to the Noteholder and shall use all reasonable endeavours to procure that a similar offer is extended in respect of the Note or in respect of any Shares issued on conversion of the Note during the period of the offer;

         (r) the Issuer shall not make any distribution in specie to holders of Shares unless the Noteholder is entitled to the Specie Distribution Right in accordance with Condition 11;

         (s) the Issuer shall not, subject as hereinafter provided, make any reduction or redemption of share capital, share premium account or capital redemption reserve involving the repayment of money to shareholders of the Issuer (other than to shareholders of the Issuer having the right on a winding up to a return of capital in priority to the holders of Shares) or reduce any uncalled liability in respect thereof unless, in any such case, the same gives rise (or would, but for the provisions of Conditions 7.5 or 7.8 give rise) to an adjustment of the Conversion Price in accordance with Condition 7; and

         (t) the Issuer shall not enter into any deed, agreement, assignment, instrument or documents whatsoever binding on it which may result in any breach of any of the terms and conditions of the Note.

10       EVENTS OF DEFAULT

         If any of the following events ("Events of Default") occurs, the Noteholder may give notice to the Issuer that the Note has, on the giving of such notice, become immediately due and payable at its principal amount then outstanding together with any accrued and unpaid interest under Condition 3.1 calculated up to and including the date of payment:

         (a) other than as a result of, or in circumstances where, an offer made to holders of Shares to acquire all or any proportion of the Issuer's Shares becoming unconditional, the listing of the Issuer's Shares (as a class) on the Stock
                  Exchange:

                  (i)    ceases; or

                  (ii) is suspended for a continuous period of fifteen (15) days on each of which the Stock Exchange is generally open for trading due to the default of the Issuer or any of its directors, officers, employees or agents; or

         (b)      (i)    the breach of any of the Purchaser's Warranties which
                         will have a material adverse effect on the Purchaser's
                         Group or on the Issuer's ability to perform any of its obligations contemplated hereunder; or

                  (ii) the Issuer defaults in performance or observance or compliance with any of its material obligations contained in the terms and conditions of the Note,


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


                         and such event continues to subsist for a continuous period of fifteen (15) Business Days after notice of such event is sent from the Noteholder to the Issuer; or

         (c) the Issuer fails to pay the principal when due or the Issuer fails to pay interest on the Note when due unless non payment of such interest is due solely to administrative or technical error and payment is made within three (3) Business Days of the due date thereof; or

         (d)      (i)    any amounts of principal repayment or interest payment
                         in relation to bank borrowings of the Issuer or any of its subsidiaries are not paid when due, or as the case may be, within any applicable grace period and the relevant bank notifies the Issuer or the relevant subsidiary that such non-payment constitutes an event of default under the terms of relevant loan; or

                  (ii) the Issuer or any of its material subsidiaries fails to pay when due or expressed to be due any amounts payable or expressed to be payable by it under any present or future guarantee for any moneys borrowed from or raised through a financial institution and the relevant financial institution notifies the Issuer or the relevant subsidiary that such failure to pay constitutes an event of default under the terms of the guarantee or the loan in relation to which the guarantee was given; or

         (e) an encumbrancer takes possession or a receiver, manager or other similar officer is appointed of the whole or any material part of the undertaking, property, assets or revenues of the Issuer or any of its subsidiaries; or

         (f) the Issuer or any of its material subsidiaries becomes insolvent or is unable to pay its debts as they mature or applies for or consents to or suffers the appointment of any administrator, liquidator or receiver of the Issuer or any of its material subsidiaries or the whole or any material part of the undertaking, property, assets or revenues of the Issuer or any of its material subsidiaries or takes any proceeding under any law for a readjustment or deferment of its obligations or any part of them or makes or enters into a general assignment or compromise with or for the benefit of its creditors; or

         (g) an order is made or an effective resolution passed for winding-up of the Issuer or any of its material subsidiaries, except in the case of winding up of subsidiaries in the course of internal reorganisation; or

         (h) a moratorium is agreed or declared in respect of any indebtedness of the Issuer or any of its subsidiaries or any governmental authority or agency condemns, seizes, compulsorily purchases or expropriates all or any material part of the assets of the Issuer or any of its subsidiaries; or

         (i) the Issuer or any of its material subsidiaries consolidates or amalgamates with or merge into any other corporation (other than a consolidation, amalgamation or merger in which the Issuer or such material subsidiary is the continuing corporation), or the Issuer or any of its material subsidiaries sells or transfers all or substantially all of its assets, or

         (j) at any time any indebtedness, including any obligation (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise) for the payment or repayment of money, of any member of the Purchaser's Group


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


                  becomes due and payable prior to its stated maturity by reason of default, or event of default (howsoever described) by any member of the Purchaser's Group.

         Provided that notwithstanding the foregoing, if the Issuer shall fail to issue the Conversion Shares in accordance with the Conditions, the Noteholder shall be entitled to bring an action against the Issuer for either specific performance or damages. The Issuer will forthwith on becoming aware of any such event as is mentioned in this Condition give notice in writing thereof to the Noteholder. At any time after any interest amount or the principal amount of the Note has become payable and payment of which has not been made, the Noteholder may without further notice institute such proceedings as it may think fit to enforce payment of the monies due.

         [In the event that the Noteholder gives notice to the Issuer that the Note has become immediately due and payable on the occurrence of any Event of Default, the Issuer shall immediately repay the principal amount then outstanding together with any accrued and unpaid interest under Condition 3.1 and a proportionate part of the 20% redemption premium under Condition 5, calculated up to and including the date of payment.] {for the Tranche B Note only}

11       DISTRIBUTION IN SPECIE

         If the Issuer declares a distribution in specie other than an issue of Shares in lieu of a cash dividend falling under Condition 7.3(d) (a "Specie Distribution") to shareholders at any time during the period in which the Noteholder can exercise its Conversion Rights, the Noteholder will, unless an adjustment to the Conversion Price has been made under Condition 7 in respect of the Specie Distribution in full, be entitled to an amount (the "Specie Distribution Right") which shall be determined as follows:

         (a) the Issuer and the Noteholder will on the date of announcement of the Specie Distribution instruct an approved merchant bank (as defined in Condition 7.2) to value the Specie Distribution which would have been payable to the Noteholder on the Issuer's Shares falling to be issued if the Noteholder had exercised its Conversion Rights immediately prior to the record date for the Specie Distribution in respect of the whole of the principal amount of the Note then outstanding (the "Notional Specie Distribution"); and

         (b) upon the determination of the approved merchant bank's valuation of the Notional Specie Distribution (which valuation shall be final and binding on both the Issuer and the Noteholder) the Issuer will pay a cash amount equal to the value of the Notional Specie Distribution to the Noteholder.

12       VOTING

         The Noteholder will not be entitled to receive notices of, attend or vote at any meetings of the Issuer by reason only of it being the Noteholder.

13       SELLING RESTRICTIONS
         The Noteholder agrees not to offer the Note or Shares issued and allotted to it upon any exercise of the Conversion Rights for sale or subscription to the public pursuant to a prospectus within the meaning of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) except such as, and under circumstances that are, permitted under the Companies Ordinance.


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



14       EXPERTS

         In giving any certificate or making any adjustment hereunder, any approved merchant bank appointed by the Issuer shall be deemed to be acting as experts and not as arbitrators and, in the absence of manifest error, their decision shall be conclusive and binding on the Issuer and the Noteholder and all persons claiming through or under them respectively.

15       REPLACEMENT NOTE

         If the Certificate is lost or mutilated, the Noteholder shall notify the Issuer as soon as practicable and a replacement Certificate shall be issued if the Noteholder provides the Issuer with: (a) the mutilated Certificate or a declaration by the Noteholder or its officer that the Certificate had been lost or mutilated (as the case may be) or other evidence that the Certificate had been lost or mutilated; and (b) an appropriate indemnity in such form and content as the Issuer may reasonably require. Any Certificate replaced in accordance with this Condition shall forthwith be cancelled.

16       NOTICES

         Each notice, demand or other communication to be given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its respective address or facsimile number set out below (or such other address or facsimile number as the addressee has by five (5) days' prior written notice specified to the other party):

         To the Issuer:

                              Facsimile:         2372 0611
                              Attention:         Company Secretary

         To the Noteholder:

                              Facsimile:         2962 5725
                              Attention:         Company Secretary

         Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered: (a) if given or made by letter and delivered by hand or courier when actually delivered to the relevant address; (b) if given or sent by registered mail, on the date which is two (2) Business Days (in the case of mail sent to a local address) or five (5) Business Days (in the case of mail sent to an overseas address) after the posting thereof; and (c) if given or made by facsimile, when despatched with confirmation of successful transmission (and if the deemed date of delivery is not a Business Day, on the immediately following Business Day).

17       AMENDMENT

         The terms and conditions of the Note may be varied, expanded or amended by agreement in writing between the Issuer and the Noteholder.

18       GOVERNING LAW AND JURISDICTION

         The Note and the Conditions are governed by and shall be construed in accordance with the laws of Hong Kong and the Parties agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.


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


                               CONVERSION NOTICE

Terms defined in the agreement between PCCW Limited and Dong Fang Gas Holdings Limited (the "Issuer") dated 5 March 2004 relating to, inter alia, the acquisition of the entire issued share capital of Ipswich Holdings Limited and the issue of the Note and in the Certificate relating to the Note (as may be amended) shall bear the same meaning in this Conversion Notice.

The undersigned hereby irrevocably elects to convert the following amount of the Note into shares of the Issuer in accordance with the Conditions, as of the date specified below, such shares to be issued in the name of the Shareholder set out below.

Name of Noteholder:

Certificate Number(s):

Amount to be converted:

Conversion Date:
(being the date of this notice and on which the original Certificate is presented to the Issuer)

Applicable Conversion Price:

Name in which shares are to be issued:

Address of Shareholder:

Signature of Noteholder:



Dated [o] 200[o]

                                   Annexure A
                                Loan Assignment

                                   Annexure B
                                 S&P Agreement

                               Table of Contents

Contents                                                                   Page

1        Interpretation.......................................................1

2        Agreement to Sell and Purchase.......................................7

3        Consideration........................................................7

4        Conditions...........................................................8

5        Pre-Completion......................................................12

6        Completion..........................................................14

7        Specific Undertakings...............................................15

8        Warranties..........................................................16

9        Limitation of Seller's Liability....................................18

10       Claims Against the Seller...........................................20

11       Limitation of Purchaser's Liability.................................21

12       Claims Against the Purchaser........................................23

13       Confidentiality.....................................................24

14       Other Provisions....................................................25

Schedule 1 The Group.........................................................31

Schedule 2 The Purchaser's Group.............................................56

Schedule 3 The Properties (Clause 1.1)......................................101

Schedule 4 The Purchaser's Properties (Clause 1.1)..........................103

Schedule 5 Completion Obligations (Clause 6)................................105

Schedule 6 Warranties given by the Seller under Clause 8.1..................108

Schedule 7 Warranties given by the Purchaser under Clause 8.4...............108

Schedule 8 Form of the Certificate..........................................122

Annexure A Loan Assignment..................................................139


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Annexure B S&P Agreement....................................................140



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